UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

NEVRO CORP.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—

NEVRO CORP.

1800 Bridge Parkway

Redwood City, California 94065

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

    , 2025

Dear Stockholders of Nevro Corp.:

You are cordially invited to attend a special meeting of the stockholders of Nevro Corp., a Delaware corporation (“Nevro,” the “Company,” “we,” “us” or “our”), to be held virtually via live webcast on    , 2025, at    (the special meeting and any adjournments or postponements thereof, the “Special Meeting”). To attend the Special Meeting, go to www.virtualshareholdermeeting.com/NVRO2025SM and provide the control number located on the voting instruction form or proxy card. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.

We have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of February 6, 2025, with Globus Medical, Inc., a Delaware corporation (“Globus”), and Palmer Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Globus (“Merger Sub”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Nevro, with Nevro surviving the merger as a wholly owned subsidiary of Globus (the “Merger”).

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). The affirmative vote of the holders of a majority of the outstanding shares of Nevro common stock, par value $0.001 per share (the “Company Shares”), issued and outstanding and entitled to vote thereon as of the close of business on    , 2025 (the “Record Date”) is required to approve the Merger Proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Nevro’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”). Approval of the Merger Compensation Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). Approval of the Adjournment Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal.

If the Merger is consummated, you will be entitled to receive $5.85 in cash, without interest, for each Company Share that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Proposal). Such merger consideration represents (i) a premium of approximately 13.8% to the $5.13 closing price per Company Share on the NYSE on February 4, 2025, the last full trading day prior to the approval by the board of directors of Nevro of the Merger on February 5, 2025 and (ii) a premium of approximately 39.0% to the trailing volume-weighted average price per share of $4.20 for the thirty (30) calendar day period ended February 4, 2025.

The Board of Directors of Nevro (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nevro and its stockholders, and declared it advisable for Nevro to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Nevro of the Merger Agreement, the performance by Nevro of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of stockholders of Nevro and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the stockholders of Nevro adopt the Merger Agreement. The Board unanimously recommends that Nevro stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that Nevro stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement and is incorporated herein by reference. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Nevro from documents we file with the Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.

Your vote is very important, regardless of the number of Company Shares that you own. We cannot consummate the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of at least a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date.

If you have questions or need assistance voting your shares of Nevro common stock, please contact:

MacKenzie Partners, Inc.

7 Penn Plaza

New York, NY 10001

proxy@mackenziepartners.com

Call Collect: (212) 929-5500 or

Toll-Free: (800) 322-2885

On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,

D. Keith Grossman Chairperson of the Board	Kevin Thornal Chief Executive Officer and President

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. This proxy statement is dated    , 2025 and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about    , 2025.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—    , 2025

NEVRO CORP.

1800 Bridge Parkway

Redwood City, California 94065

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON     , 2025

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Nevro Corp., a Delaware corporation (“Nevro,” the “Company,” “we,” “us” or “our”), will be held virtually via live webcast on    , 2025, at    , or at any adjournment or postponement thereof (the “Special Meeting”). For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of February 6, 2025, by and among Globus Medical, Inc., a Delaware corporation (“Globus”), Palmer Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Globus (“Merger Sub”), and Nevro, pursuant to which Merger Sub will be merged with and into Nevro, with Nevro surviving as a wholly owned subsidiary of Globus (the “Merger”);

2. To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Nevro’s named executive officers that is based on or otherwise relates to the Merger; and

3. To consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting.

Only stockholders of record as of the close of business on    , 2025 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof.

The Board recommends that you vote:

1. “FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”);

2. “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Nevro’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”); and

3. “FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Your vote is very important, regardless of the number of shares of Nevro common stock, par value $0.001 per share (“Company Shares”), that you own. Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.

Under Delaware law, stockholders and beneficial owners who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their issued and outstanding Company Shares as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal to Nevro before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,

Peter Socarras, J.D.

Vice President, General Counsel and Corporate Secretary

Redwood City, California

    , 2025

YOUR VOTE IS VERY IMPORTANT!

If your Company Shares are registered directly in your name: If you are a stockholder of record, you may grant a proxy to vote your Company Shares through the Internet, by telephone or by mail as described below. Please help us save time and postage costs by granting a proxy through the Internet or by telephone. Each such method is generally available 24 hours a day and will ensure that your proxy to vote your Company Shares is confirmed and posted immediately. To grant a proxy to vote your Company Shares:

1.	BY INTERNET

(a) Go to the website at www.proxyvote.com, 24 hours a day, 7 days a week, until the start of the Special Meeting.

(b) Please have your proxy card available to verify your identity and create an electronic proxy.

(c) Follow the simple instructions provided.

2.	BY TELEPHONE

(a) On a touch-tone telephone, call toll-free 1-800-690-6903, 24 hours a day, 7 days a week, until the start of the Special Meeting.

(b) Please have your proxy card available to verify your identity.

(c) Follow the simple instructions provided.

3.	BY MAIL

(a) Mark, sign and date your proxy card and mail your proxy card in the enclosed, postage-paid envelope.

(b) If you return your signed proxy card before the Special Meeting, your shares will be voted as you direct.

If your Company Shares are held in the name of a bank, broker or other nominee: You will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your Company Shares to be voted. Telephone and Internet voting instructions also may be offered to stockholders owning Company Shares through certain banks and brokers. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the Company Shares in your account. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting, including the Merger Proposal, without your instructions.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via www.proxyvote.com. If you hold your Company Shares through a bank, broker or other nominee, you must obtain from such nominee a valid “legal proxy” issued in your name in order to vote at the Special Meeting.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor or us by using the contact information provided below:

MacKenzie Partners, Inc.

7 Penn Plaza

New York, NY 10001

proxy@mackenziepartners.com

Call Collect: (212) 929-5500 or

Toll-Free: (800) 322-2885

or

Nevro Corp.

1800 Bridge Parkway

Redwood City, California 94065

Attention: Corporate Secretary

Call: (650) 251-0005

i

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the special meeting (together with any adjournments or postponements thereof, the “Special Meeting”), the Merger Agreement (as defined below) and the transactions contemplated by the Merger Agreement, pursuant to which Merger Sub (as defined below) will be merged with and into Nevro (as defined below), with Nevro surviving as a wholly owned subsidiary of Globus (as defined below) (the “Merger”). Please refer to the “Summary” beginning on page 13 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

Except as otherwise specifically noted in this proxy statement or as context otherwise requires, “Nevro,” “we,” “our,” “us,” the “Company” and similar words in this proxy statement refer to Nevro Corp. Throughout this proxy statement we refer to Globus Medical, Inc. as “Globus” and Palmer Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of February 6, 2025, as it may be amended from time to time, by and among Globus, Merger Sub and Nevro, as the “Merger Agreement.”

Q.	Why am I receiving these materials?

A.

On February 6, 2025, Nevro entered into the Merger Agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Globus, with and into Nevro, with Nevro surviving the Merger as a wholly owned subsidiary of Globus. The board of directors of Nevro (the “Board”) is furnishing this proxy statement and form of proxy card to the holders of the issued and outstanding shares of Nevro common stock, par value $0.001 per share (the “Company Shares”), in connection with the solicitation of proxies to be voted at the Special Meeting.

Q.	What is the proposed transaction?

A.

The proposed transaction is the acquisition of Nevro by Globus pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement (the “Merger Proposal”) is approved by the holders of a majority of the Company Shares issued and outstanding and entitled to vote thereon as of the Record Date (as defined below) and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will be merged with and into Nevro, with Nevro surviving the Merger as a wholly owned subsidiary of Globus. As a result of the Merger, Company Shares will no longer be publicly traded and will be delisted from the New York Stock Exchange (the “NYSE”). In addition, Company Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nevro will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q.	What will I receive if the Merger is consummated?

A.

Upon consummation of the Merger, you will be entitled to receive $5.85 in cash, without interest (the “Merger Consideration”), for each Company Share that you own as of the Effective Time (as defined below), unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). For example, if you own 100 Company Shares as of the Effective Time, you will receive $585.00 in cash in exchange for your Company Shares (less any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Globus as a result of the Merger.

Q.

How does the Merger Consideration compare to the market price of Company Shares prior to the public announcement that Nevro entered into the Merger Agreement? How does the Merger Consideration compare to the market price of Company Shares as of a recent trading date?

A.

The Merger Consideration represents (i) a premium of approximately 13.8% to the Company Share closing price of $5.13 on February 4, 2025, the last full trading day prior to the Board’s approval of the Merger on February 5, 2025 and (ii) a premium of approximately 39.0% to the trailing volume-weighted average price per share of $4.20 for the thirty (30) calendar day period ended February 4, 2025. On    , 2025, the last practicable day before the printing of this proxy statement, the closing price of the Company Shares on the NYSE was $    per share. You are encouraged to obtain current market quotations for Company Shares.

Q.	When and where is the Special Meeting?

A.

The Special Meeting will take place virtually via live webcast on    , 2025, at     , or at any adjournment or postponement thereof. There will not be a physical meeting location. Nevro stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/NVRO2025SM.

Q.	What am I being asked to vote on at the Special Meeting?

A.	You are being asked to consider and vote on the following proposals:

•	The Merger Proposal;

•

To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Nevro’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”); and

•

To approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Q.	Who is entitled to vote at the Special Meeting?

A.

Only holders of record of Company Shares as of the close of business on    , 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were    Company Shares issued and outstanding. Each issued and outstanding Company Share on that date will entitle its holder to one vote, in person or by proxy, on all matters to be voted on at the Special Meeting.

Q.	What vote is required to approve the proposal to adopt the Merger Agreement?

A.	The affirmative vote of the holders of a majority of the Company Shares issued and outstanding and entitled to vote thereon as of the Record Date is required to approve the Merger Proposal.

The failure to grant a proxy to vote your Company Shares by submitting a signed proxy card, granting a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will result in a broker non-vote and will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions by you or your bank, broker or other nominee will have the same effect as a vote “AGAINST” the Merger Proposal.

Q.	What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the approval of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal?

A.

In reaching its decision to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend that our stockholders approve the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal, the Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement.

Q.	What is a quorum and how many Company Shares are needed to constitute a quorum?

A.

A quorum of stockholders is the presence of stockholders holding the minimum number of shares necessary to transact business at the Special Meeting. The holders of a majority of the voting power of Company Shares entitled to vote at the Special Meeting, either present in person or represented by proxy, will constitute a quorum at the Special Meeting. If a quorum is not present, then under our amended and restated bylaws, either (i) the holders of voting stock representing a majority of the voting power present at the meeting, or (ii) the chairperson of the Special Meeting, may each adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment is taken of the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

If you submit a signed proxy card, grant a proxy electronically over the Internet or by telephone, or vote at the Special Meeting (regardless of whether you indicate how you wish to vote), your Company Shares will be counted for purposes of determining the presence of a quorum. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote and such Company Shares will not be counted for purposes of determining the presence of a quorum. However, if you hold Company Shares in “street name” and give voting instructions to your broker, bank or other nominee with respect to at least one of the proposals, but give no instruction as to one or more of the other proposals, then those Company Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Abstentions by you or your bank, broker or other nominee will be counted for purposes of determining the presence of a quorum.

Q.

What vote is required to approve the proposal to approve certain compensation that will or may be paid or become payable to Nevro’s named executive officers that is based on or otherwise relates to the Merger?

A.	Approval of the Merger Compensation Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will not have any effect on the Merger Compensation Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote and will not have any effect on the Merger Compensation Proposal. Abstentions by you or your bank, broker or other nominee are not considered to be votes cast and will have no effect on the Merger Compensation Proposal.

Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either Nevro or Globus. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Nevro’s stockholders on the Merger Compensation Proposal.

Q.	What vote is required to approve the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies?

A.	Approval of the Adjournment Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will not have any effect on the Adjournment Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote and will not have any effect on the Adjournment Proposal. Abstentions by you or your bank, broker or other nominee are not considered to be votes cast and will have no effect on the Adjournment Proposal.

Q.	How does the Board recommend that I vote?

A.

The Board, after considering the various factors described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nevro and its stockholders, and declared it advisable for Nevro to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Nevro of the Merger Agreement, the performance by Nevro of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the stockholders of Nevro and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the stockholders of Nevro adopt the Merger Agreement.

The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Q.	Have any of the Company’s stockholders already agreed to approve the proposal to adopt the Merger Agreement?

A.

Contemporaneously with the execution of the Merger Agreement, Globus, Nevro and the directors and executive officers of Nevro (the “Supporting Stockholders ”), entered into a voting and support agreement (the “Voting Agreement”), pursuant to which the Supporting Stockholders agreed to, among other things and subject to the terms thereof, vote their Company Shares (i) “FOR” adoption of the Merger Agreement, (ii) “FOR” approval of the Adjournment Proposal, (iii) against any Acquisition Proposal or Acquisition Transaction (each, as defined below in the section titled “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement) and (iv) against any action, proposal, transaction or agreement that could reasonably be expected to prevent, materially delay or materially adversely affect the consummation of the transactions contemplated by the Agreement, including the Merger. As of February 5, 2025, the Supporting Stockholders held voting power over 1,027,289 Company Shares (approximately 2.71% of the outstanding Company Shares). The Voting Agreement will terminate upon the earliest of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the receipt of the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon (“Nevro Stockholder Approval”), (d) any modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Nevro stockholders pursuant to the Merger Agreement and (e) the mutual agreement of the parties to the Voting Agreement.

Q.	What do I need to do now?

A.

We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we incorporate by reference and refer to in this proxy statement carefully and consider how the Merger affects you, and then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically on the Internet or by telephone, so that your Company Shares can be voted at the Special Meeting. If you hold your Company Shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your Company Shares.

Q.	How do I vote?

A.

If you are a stockholder of record (that is, if your Company Shares are registered in your name with our transfer agent, Equiniti Trust Company, LLC (“Equiniti”)), there are four ways to cause your Company Shares to be voted at the Special Meeting:

•	by visiting the Internet at the address on your proxy card and granting your proxy;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card and granting your proxy;

•	by completing, dating, signing and mailing the enclosed proxy card in the accompanying prepaid reply envelope; or

•

by voting virtually at the Special Meeting. Company Shares held directly in your name as a stockholder of record may be voted at www.proxyvote.com. Company Shares held in “street name” may be voted at www.proxyvote.com only if you obtain a legal proxy from your bank, broker or other nominee.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal.

A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your Company Shares, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your Company Shares, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting, you are strongly encouraged to grant a proxy to vote your Company Shares.

If your Company Shares are held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your Company Shares. Without those instructions, your Company Shares will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.

Q.	What is the difference between holding Company Shares as a stockholder of record and as a beneficial owner?

A.

If your Company Shares are registered directly in your name with our transfer agent, Equiniti, you are considered, with respect to those Company Shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Nevro.

If your Company Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of such Company Shares and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those Company Shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your Company Shares at the Special Meeting unless you request and obtain a valid “legal proxy” from your bank, broker or other nominee.

Q.	Will my Company Shares held in “street name” or another form of record ownership be combined for voting purposes with Company Shares I hold as the stockholder of record?

A.

No. Because any Company Shares you may hold in “street name” will be deemed to be held by a different stockholder than any Company Shares you hold as the stockholder of record, any Company Shares held in “street name” will not be combined for voting purposes with the Company Shares you hold as the stockholder of record. Similarly, if you own Company Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those Company Shares because they are held in a different form of record ownership. Company Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Company Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	If I hold my Company Shares in “street name,” will my bank, broker or other nominee vote my Company Shares for me on the proposals to be considered at the Special Meeting?

A.

Not without your direction. Your bank, broker or other nominee will only be permitted to vote your Company Shares on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your Company Shares.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your Company Shares. Without such instructions, a broker non-vote will result, and your Company Shares will not be voted at the Special Meeting. A broker non-vote will have the same effect as if you voted “AGAINST” the Merger Proposal.

Q.	What happens if I do not vote?

A.

The required vote to approve the Merger Proposal is based on the total number of Company Shares issued and outstanding as of the close of business on the Record Date, not just the Company Shares that are voted at the Special Meeting. If you do not vote in person or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Q.	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A.	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time by:

•

delivering a written notice of revocation of your proxy to our General Counsel and Corporate Secretary at Nevro Corp., Attention: Corporate Secretary, 1800 Bridge Parkway, Redwood City, California 94065 prior to the start of the Special Meeting;

•

signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail prior to the start of the Special Meeting;

•	submitting a new proxy by telephone prior to the start of the Special Meeting;

•	submitting a new proxy by Internet prior to the start of the Special Meeting; or

•	attending the Special Meeting and voting at the meeting (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note that if you hold your Company Shares in “street name,” and you have instructed a broker, bank or other nominee to vote your Company Shares, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote. You may also vote at the Special Meeting via the Special Meeting website.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person (a “proxy”) to vote your Company Shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your Company Shares is called a “proxy card.” The Board has designated each of Kevin Thornal, Roderick H. MacLeod and Kashif Rashid, with full power of substitution, as proxies for the Special Meeting.

Q.	If a stockholder gives a proxy, how are the Company Shares voted?

A.

Regardless of the method you choose to grant a proxy to vote your Company Shares, the individuals named on the enclosed proxy card, or your proxies, will vote your Company Shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your Company Shares should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your Company Shares should be voted on a matter, the Company Shares represented by your properly signed proxy will be voted (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Q.	May I attend the Special Meeting and vote in person?

A.	All stockholders of Nevro as of the Record Date may attend and vote at the virtual Special Meeting. You will not be able to attend the Special Meeting physically in person.

Company Shares held directly in your name as a stockholder of record may be voted at www.proxyvote.com. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee.

Even if you plan to attend the Special Meeting, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your Company Shares will be represented at the Special Meeting. If you hold your Company Shares in “street name,” because you are not the stockholder of record, you may not vote your Company Shares at the Special Meeting unless you request and obtain a valid “legal proxy” from your bank, broker or other nominee.

Q.	What happens if I sell or otherwise transfer my Company Shares before consummation of the Merger?

A.

If you sell or transfer your Company Shares before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your Company Shares through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your Company Shares after the

Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Company Shares and each of you notifies Nevro in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your Company Shares, but you will have retained your right to vote these Company Shares at the Special Meeting. Even if you sell or otherwise transfer your Company Shares after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.

Q.	How will I receive the Merger Consideration to which I am entitled?

A.

If you hold your Company Shares in book-entry form but not through the Depository Trust Company (“DTC”), you will receive instructions regarding delivery of an “agent’s message” with respect to such Book-Entry Shares (as defined below). If your Company Shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” Company Shares in exchange for the Merger Consideration.

Q.	When do you expect the Merger to be consummated?

A.

Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement and approval of the Merger by the holders of a majority of the Company Shares issued and outstanding and entitled to vote thereon as of the Record Date, the expiration or termination of the required waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and certain other conditions.

We currently anticipate that the Merger will be consummated in the second quarter of 2025, assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of Nevro and Globus, that the Merger will be consummated at an earlier time, a later time or not at all.

Q.	What effects will the Merger have on Nevro?

A.

The Company Shares are currently registered under the Exchange Act, and are listed on the NYSE under the symbol “NVRO.” As a result of the Merger, Nevro will cease to be a publicly traded company and will become a wholly owned subsidiary of Globus. As soon as reasonably practicable following the consummation of the Merger, the Company Shares will cease trading on and be delisted from the NYSE and will be deregistered under the Exchange Act, and Nevro will no longer be required to file periodic reports with the SEC.

Q.	Why am I being asked to vote on the Merger Compensation Proposal?

A.

In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

Q.	What will happen if the stockholders do not approve the Merger Compensation Proposal at the Special Meeting?

A.

Approval of the Merger Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Merger Compensation Proposal is on an advisory basis and will not be binding on Nevro or Globus. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Nevro’s stockholders on the Merger Compensation Proposal.

Q.	What happens if the Merger is not consummated?

A.

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Nevro stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Nevro will remain a public company, the Company Shares will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Globus a termination fee of $10,000,000 or $15,000,000 depending upon the circumstances in which the Merger Agreement is terminated (the “Nevro Termination Fee”) as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 95 of this proxy statement.

Under specified circumstances, Globus may be required to pay us a termination fee of $15,000,000 upon the termination of the Merger Agreement (the “Globus Termination Fee”) as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 95 of this proxy statement.

Q.	Do any directors or executive officers have interests in the Merger that may differ from those of Nevro stockholders generally?

A.

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by our stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Nevro in the Merger” beginning on page 61 of this proxy statement.

Q.	Who will count the votes obtained at the Special Meeting?

A.	The votes will be counted by the inspector of election appointed for the Special Meeting.

Q.	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?

A.

We will bear the cost of the solicitation of proxies. We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $17,500 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Q.	Where can I find the voting results of the Special Meeting?

A.

We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 110 of this proxy statement.

Q.	What are the material U.S. federal income tax consequences to Nevro stockholders of the exchange of Company Shares for cash pursuant to the Merger?

A.

The exchange of the Company Shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A “U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 68 of this proxy statement) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A “Non-U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 68 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of the Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. You should consult your tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of your particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the U.S. federal income tax consequences of the Merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 68 of this proxy statement.

Q.	What will the holders of Nevro equity awards receive in the Merger?

A.	Effective as of immediately prior to the Effective Time,

•

each option to purchase Company Shares (each, a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and terminated without consideration;

•

each award of restricted stock units with respect to Company Shares that is subject to vesting or forfeiture conditions (excluding Company PSU Awards, as defined below) (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes; and

•

each award of restricted stock units with respect to Company Shares that is, at the time of determination, subject to performance-based vesting or forfeiture conditions (each, a “Company PSU Award”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as determined by the compensation committee of the Board (the “Compensation Committee”) in its discretion, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

For additional information regarding the treatment of Nevro equity awards, see “The Merger Agreement—Treatment of Equity Awards and the Company ESPP” beginning on page 75 of this proxy statement.

Q.	What will happen to Nevro’s 2014 Employee Stock Purchase Plan?

A.

Nevro’s 2014 Employee Stock Purchase Plan, as amended (the “Company ESPP”) was terminated on February 7, 2025 and the funds in each Company ESPP participant’s plan account were refunded to participants in the ESPP.

Q.	Am I entitled to appraisal rights instead of receiving the Merger Consideration for my Company Shares under the DGCL?

A.

Yes. As a holder of record or beneficial owner of Company Shares, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, stockholders and beneficial owners of Company Shares who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their Company Shares as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they comply fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Nevro before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See “The Merger—Appraisal Rights” beginning on page 64 of this proxy statement.

Q.	What should I do if I receive more than one set of voting materials?

A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your Company Shares are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your Company Shares are voted.

Q.	What is householding and how does it affect me?

A.

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Company Shares held through brokerage firms. If your family has multiple accounts holding Company Shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q.	Who can help answer my questions?

A.

If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor or us at the contact information provided below:

MacKenzie Partners, Inc.

7 Penn Plaza

New York, NY 10001

proxy@mackenziepartners.com

Call Collect: (212) 929-5500 or

Toll-Free: (800) 322-2885

or

Nevro Corp.

1800 Bridge Parkway

Redwood City, California 94065

Attention: Corporate Secretary

Call: (650) 251-0005

If your broker, bank or other nominee holds your Company Shares, you should also call your broker, bank or other nominee for additional information.

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes, including the Merger Agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 110 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.

The Companies (page 26)

Nevro Corp.

Nevro is a Delaware corporation with principal executive offices located at 1800 Bridge Parkway, Redwood City, California 94065, telephone number (650) 251-0005. Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. Nevro has developed and commercialized our HFX™ spinal cord stimulation (SCS) platform, which includes the Senza® SCS system, an evidence-based neuromodulation system for the treatment of chronic pain, with the Senza® HFX iQ™ platform being our latest addition to the Senza family of products. The Company Shares are listed on the NYSE under the symbol “NVRO.” See “The Companies—Nevro Corp.” beginning on page 26 of this proxy statement.

Additional information about Nevro is contained in certain of its public filings that are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 110 of this proxy statement.

Globus Medical, Inc.

Globus, headquartered in Audubon, Pennsylvania, is a medical device company that develops and commercializes healthcare solutions whose mission is to improve the quality of life of patients with musculoskeletal disorders. Founded in 2003, Globus is committed to medical device innovation and delivering exceptional service to hospitals, ambulatory surgery centers and physicians to advance patient care and improve efficiency. Since inception, Globus has listened to the voice of the surgeon to develop practical solutions and products to help surgeons effectively treat patients and improve lives. Globus’s principal executive offices are located at Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, Pennsylvania and its telephone number is (610) 930-1800. Globus’s common stock is listed and traded on the NYSE under the symbol “GMED.” See “The Companies—Globus Medical, Inc.” beginning on page 26 of this proxy statement.

Palmer Merger Sub, Inc.

Merger Sub is a Delaware corporation and direct wholly owned subsidiary of Globus, with its registered office located at 251 Little Falls Drive, Wilmington, Delaware 19808. Merger Sub was formed solely for the purpose of effecting the Merger and the other transactions contemplated by the Merger Agreement and has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into Nevro, with Nevro surviving as a wholly owned subsidiary of Globus. See “The Companies—Palmer Merger Sub, Inc.” beginning on page 26 of this proxy statement.

The Special Meeting (page 27)

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually via live webcast on    , 2025, at   , or at any

adjournment or postponement thereof. Nevro stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/NVRO2025SM and www.proxyvote.com, respectively.

Company Shares held directly in your name as a stockholder of record may be voted at www.proxyvote.com. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee.

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Merger Compensation Proposal and (iii) the Adjournment Proposal.

The Merger Proposal (page 100)

You will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into Nevro, with Nevro surviving the Merger as a wholly owned subsidiary of Globus and that, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares held by Nevro, Globus, any wholly-owned subsidiary of Nevro or of Globus, or any stockholder or beneficial owner who has properly exercised his, her or its appraisal rights) will be automatically cancelled and converted into the right to receive the Merger Consideration.

Following the Merger, the Company Shares will no longer be publicly listed and traded on the NYSE, and existing Nevro stockholders will cease to have any ownership interest in Nevro.

Record Date; Shares Entitled to Vote; Quorum (page 27)

You are entitled to receive notice and to vote at the Special Meeting if you owned Company Shares as of the close of business on the Record Date for the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. Our amended and restated bylaws provide that the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding Company Shares entitled to vote at the Special Meeting, will constitute a quorum for Nevro to transact business at the Special Meeting.

Vote Required; Abstentions and Broker Non-Votes (page 28)

Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the Company Shares that are issued and outstanding as of the Record Date and entitled to vote thereon. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote, and each broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

As of the Record Date, there were   Company Shares issued and outstanding and entitled to vote at the Special Meeting.

Recommendation of the Board and Reasons for the Merger (page 46)

The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement, unanimously has:

(i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nevro and its stockholders, and declared it advisable for Nevro to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Nevro of the Merger Agreement, the performance by Nevro of its covenants and agreements therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a special meeting of the holders of Company Shares and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement. The Board unanimously recommends that Nevro stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that Nevro stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal be adopted by Nevro stockholders.

Opinion of BofA Securities, Inc. (page 51)

Nevro retained BofA Securities, Inc. (“BofA Securities”) to act as its financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Nevro selected BofA Securities to act as its financial advisor in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with Nevro and its business.

On February 5, 2025, at a meeting of the Board held to evaluate the Merger, representatives of BofA Securities delivered to the Board the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated February 5, 2025, to the effect that, as of the date of the opinion and based on and subject to the factors and assumptions set forth in the written opinion, the Merger Consideration to be received in the Merger by holders of Nevro common stock was fair, from a financial point of view, to such holders.

The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger. BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Nevro or in which Nevro might engage or as to the underlying business decision of Nevro to proceed with or effect the Merger. BofA Securities’ opinion does not constitute a recommendation as to how any holder of Nevro common stock should vote or act in connection with the Merger or any other matter.

Certain Effects of the Merger on Nevro (page 36)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Nevro, with Nevro surviving as a wholly owned subsidiary of Globus. Throughout this proxy statement, we use the term “surviving corporation” to refer to Nevro as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation. The Effective Time will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Globus may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the closing of the Merger occurs.

Effect on Nevro if the Merger Is Not Consummated (page 36)

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Nevro stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Nevro will remain a public company, the Company Shares will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Nevro may be required to pay Globus a termination fee, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 95 of this proxy statement. Additionally, a reverse termination fee may be payable by Globus to Nevro in the event that the Merger Agreement is terminated under specified circumstances, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 95 of this proxy statement.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which it trades as of the date of this proxy statement.

Merger Consideration (page 37)

In the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than as described herein) will be cancelled and extinguished and be converted into the right to receive the Merger Consideration, and each holder of a share represented by a certificate (“Certificates”) or non-certificated and represented by book-entry (“Book-Entry Shares”), which immediately prior to the Effective Time represented Company Shares, will cease to have any rights with respect to such Company Shares other than the right to receive the Merger Consideration. As described further under “The Merger Agreement—Payment for Company Shares” beginning on page 76 of this proxy statement, prior to the Closing Date, Globus will deposit or cause to be deposited cash in an amount necessary to pay the aggregate Merger Consideration with an exchange agent designated by Globus that is reasonably acceptable to Nevro (the “paying agent”) (which amount will not include any amounts payable to the holders of Nevro equity awards). As soon as practicable after the Effective Time, holders of Certificates will receive a letter of transmittal instructing them to send their Certificates to the exchange agent in order to receive the Merger Consideration for each Company Share represented by such Certificates.

Each Company Share issued and outstanding immediately prior to the Effective Time that is held by Nevro, Globus, Merger Sub, or by any direct or indirect wholly owned subsidiary of Nevro, Globus or Merger Sub shall (“Cancelled Company Shares”) be cancelled and extinguished without any conversion thereof or consideration paid therefor at the Effective Time.

Further, any Company Shares that are issued and outstanding as of immediately prior to the Effective Time and held by a stockholder of Nevro who is entitled to demand and who has properly and validly demanded their statutory rights of appraisal in respect of such Company Shares in compliance in all respects with Section 262 of the DGCL (“Section 262”) (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration, as described under “The Merger—Appraisal Rights” beginning on page 64 of this proxy statement for more information.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Nevro stockholder as a result of the Merger (except that any holder of Dissenting Company Shares will have those rights granted under Section 262), nor will you be entitled to receive any shares in Globus or the surviving corporation.

Treatment of Equity Awards and the Company ESPP (page 75)

Under the Merger Agreement, effective as of immediately prior to the Effective Time:

•	Each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and terminated without consideration.

•

Each Company RSU Award that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

•

Each Company PSU Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as determined by the Compensation Committee of the Board in its discretion, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

The Company ESPP was terminated on February 7, 2025 and the funds in each Company ESPP participant’s plan account were refunded to the applicable participant.

Interests of the Directors and Executive Officers of Nevro in the Merger (page 61)

Members of the Board and Nevro’s executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of Nevro’s stockholders generally. The members of the Board were aware of these potential interests and considered them, among other matters, at the time they approved the Merger Agreement and in making their recommendation that Nevro’s stockholders adopt the Merger Agreement. These potential interests include, but may not be limited to the following:

•

each member of the Board and each of Nevro’s executive officers holds outstanding Nevro equity awards. All such equity awards will be afforded the treatment described above under “The Merger Agreement—Treatment of Equity Awards and the Company ESPP”;

•

each of Nevro’s executive officers is party to an employment agreement and/or a change in control severance agreement that provides for severance payments and benefits upon a qualifying termination in connection with a change in control, which includes the Merger; and

•

certain executive officers may receive a tax gross up payment in order to offset the potential impact of Sections 280G and 4999 of the United States Internal Revenue Code of 1986, as amended (the “Code”), in connection with the Merger.

For additional information on the potential interests of members of the Board and Nevro’s executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Nevro in the Merger” beginning on page 61 of this proxy statement.

Financing of the Merger (page 64)

The consummation of the Merger is not conditioned upon receipt of financing by Globus. Globus and Merger Sub have represented in the Merger Agreement that they have available or, with respect to Merger Sub, will have available as of the Effective Time, sufficient funds for the satisfaction of all of their obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by Globus or Merger Sub pursuant to the terms of the Merger Agreement.

The Voting Agreement (page 98)

Concurrently with the execution and delivery of the Merger Agreement, Nevro’s directors and executive officers (the “Supporting Stockholders”), entered into a voting and support agreement with Nevro, Globus and Merger Sub (the “Voting Agreement”), pursuant to which, the Supporting Stockholders have agreed to vote all of their Company Shares (i) in favor of the adoption and approval of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby, (ii) in favor of any adjournment or postponement of any stockholders meeting proposed in accordance with the Merger Agreement, (iii) against any Acquisition Transaction or Acquisition Proposal (as such terms are defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement) and (iv) against any other action that is intended or could reasonably be expected to prevent, materially delay or materially adversely affect the consummation of the Merger. As of February 5, 2025, the Supporting Stockholders held voting power over 1,027,289 Company Shares (approximately 2.71% of the outstanding Company Shares).

The Voting Agreement will terminate upon the earliest of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the receipt of the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon (“Nevro Stockholder Approval”), (iv) any modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Nevro stockholder pursuant to the Merger Agreement and (v) the mutual agreement of the parties to the Voting Agreement.

Appraisal Rights (page 64)

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Company Shares under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Company Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Shares determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of Company Shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such Company Shares through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such Company Shares and (v) in the case of a beneficial owner, a person who

(A) reasonably identifies in his, her or its demand the holder of record of the Company Shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Nevro and to be set forth on the Chancery List (as defined in the section titled “The Merger—Appraisal Rights” beginning on page 64 of this proxy statement), will be entitled to receive the fair value of his, her or its Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section titled “The Merger—Appraisal Rights” beginning on page 64 of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares (page 68)

The receipt of cash by a U.S. Holder in exchange for Company Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize a gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Company shares surrendered pursuant to the Merger. Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax with respect to the exchange of Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 68 of this proxy statement and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

Regulatory Approvals Required for the Merger (page 71)

Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be consummated until Nevro and Globus each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. Nevro and Globus filed their respective HSR Act notifications on February 6, 2025. We currently do not expect that any other clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change (page 85)

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Nevro and its subsidiaries will not, nor will they authorize or permit any of its other representatives to directly or indirectly:

•

solicit, initiate or knowingly encourage, the submission of any Acquisition Proposal or any inquiry, proposal, discussions or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement);

•

furnish to any person (other than Globus, Merger Sub or any designees or representatives of Globus or Merger Sub), any material non-public information relating to Nevro or any of its subsidiaries, or afford to any person (other than Globus, Merger Sub or any designees or representatives of Globus or Merger Sub) access to the business, properties, assets, books, records or other material non-public information, or to any personnel, of Nevro or any of its subsidiaries, in any such case in any manner that would be reasonably likely to facilitate the making, submission or announcement of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in any discussions or negotiations with any person with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any person of Nevro’s obligations relating to the non-solicitation terms set forth in the Merger Agreement);

•

enter into any merger agreement, purchase agreement, letter of intent, agreement in principle, memorandum of understanding or similar agreement with respect to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement) entered into in accordance with the terms of the Merger Agreement); or

•

take any other action that would be reasonably expected to promote, directly or indirectly, any inquiries or the making or submission of any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal.

Notwithstanding the foregoing or any other provision in the Merger Agreement, if at any time after the date of the Merger Agreement and prior to the receipt of the Nevro Stockholder Approval, Nevro or any of its representatives receives a written Acquisition Proposal from any person or group of persons that does not result from a breach of Nevro’s obligations, covenants and agreements related to non-solicitation as set forth in the Merger Agreement, and the Board (or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement) and that the failure to take action would be inconsistent with its fiduciary duties under applicable law, then Nevro and any of its representatives may:

•

enter into an Acceptable Confidentiality Agreement (as defined under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement) with such person or group of persons;

•	furnish information with respect to Nevro and its subsidiaries to the person or group of persons making such Acquisition Proposal; and

•	participate and engage in discussions or negotiations with the person or group of persons making such Acquisition Proposal regarding such Acquisition Proposal.

At any time prior to the receipt of the Nevro Stockholder Approval, the Board (or a committee thereof) may (i) in response to (x) the receipt of an Acquisition Proposal received after the date of the Merger Agreement that did not result from a breach of Nevro’s obligations, covenants and agreements related to non-solicitation as set forth in the Merger Agreement, or (y) the occurrence of an Intervening Event (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement), may effect a Company Board Recommendation Change (as defined under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement), or (ii) in response to an Acquisition Proposal received after the date of the Merger Agreement that did not result in a breach of Nevro’s obligations relating to non-solicitation as set forth in the Merger Agreement, enter into a definitive agreement with respect to such applicable Acquisition

Proposal and terminate the Merger Agreement, provided that (a) the Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (b) in the case of receipt of an Acquisition Proposal, the Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement), (c) Nevro provides written notice to Globus (along with the definitive or other agreements including schedules and exhibits thereto relating to such Acquisition Proposal) at least five business days prior to effecting a Company Board Recommendation Change or terminating the Merger Agreement pursuant to its terms, of its intent to take such action, specifying the reasons therefor, (d) prior to effecting such Company Board Recommendation Change or terminating the Merger Agreement pursuant to its terms, Nevro must, and must cause its representatives to, be reasonably available to negotiate with Globus in good faith (to the extent Globus desires to negotiate) during such five business day period to make such adjustments in the terms and conditions of the Merger Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of the Merger Agreement and (e) no earlier than the end of such five business day period, the Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel), after considering any amendments to the terms and conditions of the Merger Agreement proposed by Globus in a binding written offer irrevocably made by Globus during such five business day period, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal, taking into account all of the terms and conditions of the Acquisition Proposal that the Board deems relevant in furtherance of its fiduciary duties). Following the delivery of a notice for a Company Board Recommendation Change in the case of a Superior Proposal, in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other material terms or conditions of such Acquisition Proposal, Nevro must provide a new Change of Recommendation Notice (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement) to Globus, and any Company Board Recommendation Change or termination of the Merger Agreement pursuant to its terms following delivery of such new Change of Recommendation Notice, must again be subject to clause (c) of the immediately preceding sentence but for a period of four business days.

For a further discussion of the limitations on solicitation of Acquisition Proposals from third parties, the limitations on making a Company Board Recommendation Change, approving or recommending a Superior Proposal, or terminating the Merger Agreement to enter into a definitive agreement for a Superior Proposal, see “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement.

Conditions to the Merger (page 93)

The respective obligations of Nevro, Globus and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Globus, Merger Sub and Nevro, to the extent permitted by applicable law:

•	the Nevro Stockholder Approval shall have been obtained;

•	the expiration or termination of all applicable waiting periods (and any extensions thereof) under the HSR Act; and

•

the absence of any law that is in effect as of immediately prior to the Effective Time that has the effect of making the Merger illegal and the absence of any injunction, order or decree that is in effect as of immediately prior to the Effective Time that has the effect of making the Merger illegal in the United States, that prohibits or otherwise prevents the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The obligations of Globus and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Globus and Merger Sub, to the extent permitted by applicable law:

•

the representations and warranties made by Nevro in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect (as defined below) being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

except for any inaccuracies that are, individually or in the aggregate, de minimis, certain specified representations and warranties made by Nevro in the Merger Agreement with respect to the capitalization of Nevro being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

the representations and warranties made by Nevro in the Merger Agreement with respect to corporate organization and qualification of Nevro, corporate power and enforceability, stockholder approval and brokers’ and certain expenses (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

except where any failures of any such representations and warranties to be true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect, the other representations and warranties made by Nevro in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•	Nevro having performed in all material respects the agreements or covenants required to be performed, or complied with, by Nevro under the Merger Agreement at or prior to the Effective Time;

•	the non-occurrence since the date of the Merger Agreement of a Company Material Adverse Effect that is continuing; and

•

the delivery by Nevro of a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Nevro certifying that the conditions described in the preceding six bullets have been satisfied.

The obligations of Nevro to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law:

•

the representations and warranties of Globus and Merger Sub made in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would or would reasonably be expected to prevent, materially impede or materially delay Globus or Merger Sub from consummating the Merger on a timely basis and in any event on or before the Termination Date (as defined below);

•

Globus and Merger Sub having performed in all material respects the agreements or covenants required to be performed by Globus or Merger Sub under the Merger Agreement at or prior to the Effective Time; and

•	the delivery by Globus of a certificate signed on behalf of Globus by an officer certifying that the conditions described in the preceding two bullets have been satisfied.

Termination (page 102)

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned, at any time prior to the Effective Time, as follows:

•	by mutual written agreement of Nevro and Globus;

•	by either Nevro or Globus, if:

•

the Effective Time shall not have occurred on or before August 6, 2025 (as such date may be extended by mutual written consent of Nevro, Globus and Merger Sub for any reason, “Termination Date”); provided, however, that the terminating party’s breach of its obligations under the Merger Agreement may not have been the principal cause of the failure of the Effective Time to occur on or before the Termination Date;

•

a court of competent jurisdiction or any other governmental authority of competent jurisdiction has issued any order or enacted any law, in each case, permanently restraining, enjoining, preventing, or otherwise prohibiting or making illegal, the transactions contemplated by the Merger Agreement that has become final and non-appealable prior to the Effective Time (except that the party seeking to terminate the Merger Agreement as described in this bullet must not be the party whose failure to perform any of its covenants under the Merger Agreement has been the principal cause of, or resulted in, such law or order being enacted or issued or becoming final and non-appealable); or

•	the Special Meeting has been held and the Nevro Stockholder Approval was not obtained (including at any adjournment or postponement thereof);

•	by Globus, if:

•

Nevro breaches or fails to perform any of its covenants, agreements or other obligations set forth in the Merger Agreement, such that the closing condition with respect to Nevro’s performance of its covenants and agreements would not be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations and warranties of Nevro set forth in the Merger Agreement become inaccurate, such that the closing conditions with respect to Nevro’s representations and warranties are not capable of being satisfied by the Termination Date, and such breach, failure to perform or inaccuracy of Nevro is not capable of being cured by the Termination Date or is not cured by Nevro within 20 business days following Globus’s delivery of written notice to Nevro of such breach, failure to perform or inaccuracy, except that Globus will not have the right to terminate the Merger Agreement as described in this bullet if Globus or Merger Sub is in breach of the Merger Agreement such that Nevro has the right to terminate the Merger Agreement pursuant to the terms thereof;

•

a Company Board Recommendation Change occurs, the Board or any committee thereof shall have committed a breach of the non-solicitation related provisions in the Merger Agreement, or the Board shall have failed to include the Company Board Recommendation in the proxy statement; or

•	the Merger Consideration together with the RSU consideration and PSU consideration would result in the total amount payable at closing to be in excess of $250 million in the aggregate;

•	by Nevro, if:

•

Globus or Merger Sub breaches or fails to perform any of their respective covenants, agreements, or other obligations under the Merger Agreement such that the closing condition with respect to Globus’s and Merger Sub’s covenants and agreements would not be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations or warranties of Globus and/or Merger Sub become inaccurate, which breach, failure to perform or inaccuracy, individually or in the aggregate with other such breaches, failures to perform or inaccuracies, would reasonably be expected to prevent, materially impede or materially delay the ability of Globus and Merger Sub to consummate the transactions contemplated by the Merger Agreement, and such breach, failure to perform or inaccuracy of Globus and/or Merger Sub is not capable of being cured by the Termination Date or is not cured within 20 business days following Nevro’s delivery of written notice to Globus of such breach, failure to perform or inaccuracy, except that Nevro will not have the right to terminate the Merger Agreement as described in this bullet if Nevro is in breach of the Merger Agreement, such that Globus has the right to terminate the Merger Agreement pursuant to the terms thereof; or

•

at any time prior to obtaining the Nevro Stockholder Approval, the Board (or a committee thereof) has determined to terminate the Merger Agreement and enters into, substantially concurrently with such termination, a definitive agreement with respect to such Superior Proposal, and Nevro pays Globus the Nevro Termination Fee.

Termination Fee; Certain Expenses (page 94)

Nevro must pay to Globus the Nevro Termination Fee in an amount equal to $15,000,000 by wire transfer of immediately available funds to an account or accounts designated in writing by Globus in the event that the Merger Agreement is terminated:

•

by either Nevro or Globus because (i) the Merger has not been consummated by the Termination Date or (ii) the Nevro Stockholder Approval has not been obtained upon a vote taken at the Special Meeting (including any adjournment or postponement thereof), and in each case:

•

following the execution and delivery of the Merger Agreement and prior to such termination, a bona fide Acquisition Proposal had been publicly announced or had otherwise become publicly disclosed, and, in either case, shall not have been withdrawn or otherwise abandon; and

•

within 12 months after such termination, Nevro enters into a definitive agreement with any third party with respect to any Acquisition Proposal that is later consummated or consummates an Acquisition Proposal;

•

by Nevro, at any time prior to obtaining the Nevro Stockholder Approval, if the Board (or a committee thereof) has determined to terminate the Merger Agreement in order to substantially concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal; or

•

by Globus if a Company Board Recommendation Change occurred, (ii) the Board or any committee thereof shall have committed a breach of the non-solicitation provisions in the Merger Agreement or (iii) Nevro failed to include the Company Board Recommendation in the proxy statement.

Nevro must pay to Globus the Nevro Termination Fee in an amount equal to $10,000,000 by wire transfer of immediately available funds to an account designated in writing by Globus in the event that the Merger Agreement is terminated by Globus because the Nevro Stockholder Approval has not been obtained upon a vote taken at the Special Meeting (including any adjournment or postponement thereof).

Globus must pay to Nevro the Globus Termination Fee in an amount equal to $15,000,000 by wire transfer of immediately available funds (within two business days of any such termination) in the event that the Merger Agreement is terminated by Nevro because (A) (i) Globus and/or Merger Sub has breached or otherwise failed to perform any of their respective covenants or agreements, or other obligations under the Merger Agreement, or any of the representations and warranties of Globus and Merger Sub set forth in the Merger Agreement has become inaccurate, which breach, failure to perform or inaccuracy, individually or in the aggregate with other such breaches, failures to perform or inaccuracies, would reasonably be expected to prevent, materially impede or materially delay the ability of Globus or Merger Sub to consummate the transactions contemplated by the Merger

Agreement (including the Merger), (ii) such breach, failure to perform or inaccuracy of Globus and/or Merger Sub is not capable of being cured by the Termination Date or is not cured within 20 business days following Nevro’s delivery of written notice to Globus of such breach, failure to perform or inaccuracy and (iii) Nevro is not in breach of the Merger Agreement such that Globus has the right (or would have the right following notice and opportunity to cure, if applicable) to terminate the Merger Agreement pursuant; and (B) at the time of such termination, all other closing conditions set forth in the Merger Agreement have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the closing; provided that such conditions would have been so satisfied if the closing would have occurred on the date of such termination).

In no event shall either party be required to pay the Nevro Termination Fee or the Globus Termination Fee, as applicable, on more than one occasion, whether or not the applicable termination fee would be payable under more than one provision of the Merger Agreement at the same or at different times.

The Merger Agreement further provides that in the event Nevro or Globus fails to pay any termination fee that becomes due pursuant to, and within the time frame provided in, the Merger Agreement, and Nevro or Globus commences a legal proceeding resulting in a judgment against Nevro or Globus, as applicable, for any portion of the fees or expenses due, Nevro or Globus, as applicable, will be required to pay to Nevro or Globus, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in prosecuting such legal proceeding, together with interest on the amount of the applicable termination fee for the date such payment was required to be made until the date that payment was actually received.

Other than in the case or fraud or a willful breach of the Merger Agreement, any termination fee payable by Nevro or Globus will be the sole and exclusive remedy of Nevro, Globus, and Merger Sub, and their related parties, as applicable. In the event Globus receives the Nevro Termination Fee in circumstances in which it is payable by Nevro, Nevro will have no further liability to Globus or Merger Sub under the Merger Agreement except in certain limited circumstances. Similarly, if Nevro receives the Globus Termination Fee in circumstances in which it is payable by Globus, Globus will have no further liability to Nevro under the Merger Agreement except in certain limited circumstances.

Expenses Generally (page 97)

Except as otherwise described in this proxy statement, including under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 97 of this proxy statement, whether or not the Merger is consummated, Nevro, Globus and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

Market Prices and Dividend Data (page 106)

The Company Shares have been listed on the NYSE under the symbol “NVRO.” On February 4, 2025, the last full trading day prior to the Board approving the Merger, the closing price of the Company Shares on the NYSE was $5.13 per share. On   , the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Shares on the NYSE was $   per share. You are encouraged to obtain current market quotations for Company Shares.

Nevro has never declared or paid any cash dividends on its capital stock, and Nevro does not currently intend to pay, nor under the Merger Agreement may Nevro pay without the prior written consent of Globus, any cash dividends on its capital stock in the foreseeable future.

Delisting and Deregistration of Company Shares (page 73)

If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on the NYSE and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE COMPANIES

Nevro Corp.

Nevro is a Delaware corporation with principal executive offices located at 1800 Bridge Parkway, Redwood City, California 94065, telephone number (650) 251-0005. Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. Nevro has developed and commercialized our HFX™ spinal cord stimulation (SCS) platform, which includes the Senza® SCS system, an evidence-based neuromodulation system for the treatment of chronic pain, with the Senza® HFX iQ™ platform being our latest addition to the Senza family of products. The Company Shares are listed on the NYSE under the symbol “NVRO.” Additional information about Nevro is contained in certain of its public filings that are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 101 of this proxy statement.

Globus Medical, Inc.

Globus, headquartered in Audubon, Pennsylvania, is a medical device company that develops and commercializes healthcare solutions whose mission is to improve the quality of life of patients with musculoskeletal disorders. Founded in 2003, Globus is committed to medical device innovation and delivering exceptional service to hospitals, ambulatory surgery centers and physicians to advance patient care and improve efficiency. Since inception, Globus has listened to the voice of the surgeon to develop practical solutions and products to help surgeons effectively treat patients and improve lives. Globus’s principal executive offices are located at Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, Pennsylvania and its telephone number is (610) 930-1800. Globus’s common stock is listed and traded on the NYSE under the symbol “GMED.”

Palmer Merger Sub Inc.

Merger Sub is a Delaware corporation and a direct wholly owned subsidiary of Globus, with its registered office located at 251 Little Falls Drive, Wilmington, Delaware 19808. Merger Sub was formed solely for the purpose of effecting the Merger and the other transactions contemplated by the Merger Agreement and has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into Nevro, with Nevro surviving as a wholly owned subsidiary of Globus.

THE SPECIAL MEETING

We are furnishing this proxy statement to Nevro stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually via live webcast on    , 2025, at    , or at any adjournment or postponement thereof. Nevro stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/NVRO2025SM and www.proxyvote.com, respectively.

Company Shares held directly in your name as a stockholder of record may be voted at www.proxyvote.com. Shares held in “street name” may be voted at the Special Meeting via www.proxyvote.com, only if you obtain a legal proxy from your bank, broker or other nominee.

Purpose of the Special Meeting

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Merger Compensation Proposal and (iii) the Adjournment Proposal. If holders of Company Shares fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 74 of this proxy statement.

This proxy statement and the enclosed form of proxy card are first being mailed to our stockholders on or about    , 2025.

Attending the Special Meeting

In order to attend the Special Meeting, visit www.virtualshareholdermeeting.com/NVRO2025SM and provide the control number located on your voting instruction form or proxy card.

Nevro Stockholders of Record

Nevro stockholders of record as of the Record Date may attend the Special Meeting remotely by visiting www.virtualshareholdermeeting.com/NVRO2025SM. Please have your proxy card, or notice, containing your control number available and follow the instructions.

Beneficial (Street Name) Stockholders

Nevro stockholders whose Company Shares are held through a bank, broker or other nominee as of the Record Date may attend the Special Meeting remotely by visiting www.virtualshareholdermeeting.com/NVRO2025SM. Please have your voting instruction form, notice, or other communication containing your control number available and follow the instructions to attend.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on    , the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our offices located at 1800 Bridge Parkway, Redwood City, California 94065, during regular business hours for a period of at least ten days before the Special Meeting.

As of the Record Date, there were    Company Shares issued and outstanding and entitled to be voted at the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. Our amended and restated bylaws provide that the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding Company Shares entitled to vote at the Special Meeting will constitute a quorum for Nevro to transact business at the Special Meeting. In general, Company Shares that were issued and outstanding as of the Record Date and are represented by a properly signed and returned proxy card will be counted as Company Shares present and entitled to vote at the Special Meeting for purposes of determining a quorum. Company Shares represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of Company Shares considered to be present at the Special Meeting for purposes of determining a quorum. Broker non-votes will not be included in the calculation of the number of Company Shares considered to be present at the Special Meeting for purposes of determining a quorum. However, if a beneficial owner of Company Shares held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Company Shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

In the event that a quorum is not present at the Special Meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes

Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the Company Shares that are issued and outstanding as of the Record Date and entitled to vote thereon. Adoption of the Merger Agreement by our stockholders is a condition to the closing of the Merger.

Approval of the Merger Compensation Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal.

Approval of the Adjournment Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal.

If a Nevro stockholder fails to vote, it will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, but it will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

If a Nevro stockholder abstains from voting, it will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, but will not be considered to be a vote cast on, and will have no effect on, the Merger Compensation Proposal or the Adjournment Proposal.

If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote, and each broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

Company Shares Held by Directors and Executive Officers

As of the close of business on the Record Date, directors and executive officers of Nevro and their affiliates beneficially owned and were entitled to vote, in the aggregate,   Company Shares, which represented

approximately   % of the Company Shares issued and outstanding on that date. Our directors and executive officers have informed us that they currently intend to vote all of their Company Shares (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Voting; Proxies

Voting at the Special Meeting

You can vote at the virtual Special Meeting, which will be held on    , 2025, at    , at www.proxyvote.com (unless the Special Meeting is adjourned or postponed).

You may also authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although Nevro offers four different voting methods, Nevro encourages you to vote over the Internet or by phone as Nevro believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed.

Providing Voting Instructions by Proxy

To ensure that your Company Shares are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your Company Shares held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting.

Company Shares Held by Record Holders

If you are a stockholder of record and your Company Shares are registered in your name with our transfer agent, Equiniti, you may submit your proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number 1-800-690-6903, or via the Internet, until the start of the Special Meeting, by accessing the Internet address as specified on the enclosed proxy card. Your Company Shares will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

Submit a Proxy Card. If you return your signed proxy card before the Special Meeting, your shares will be voted as you direct.

Voting instructions are included on your proxy card. All Company Shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such Company Shares represented by your properly signed proxy will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card and you are a holder of record as of the close of business on the record Date, unless you attend the Special Meeting, your Company Shares will not be considered present at the Special Meeting for purposes of determining whether a quorum is present, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal and will have no effect on the vote regarding the Merger Compensation Proposal or the Adjournment Proposal.

Company Shares Held in “Street Name”

If your Company Shares are held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your Company Shares. You may cause your Company Shares to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available, or by attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number so that you may vote.

Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. The Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal described in this proxy statement are “non-routine” matters, and your bank, broker or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, such actions will result in a “broker non-vote.” Broker non-votes, if any, will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as if you voted “AGAINST” the Merger Proposal and will have no effect on the Merger Compensation Proposal or the Adjournment Proposal. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. For Company Shares held in “street name,” only Company Shares affirmatively voted “FOR” the Merger Proposal, the Merger Compensation Proposal or the Adjournment Proposal will be counted as a vote in favor of such proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•

delivering a written notice of revocation of your proxy to our General Counsel and Corporate Secretary at Nevro Corp., Attention: Corporate Secretary, 1800 Bridge Parkway, Redwood City, California 94065 prior to the start of the Special Meeting;

•

signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail prior to the start of the Special Meeting;

•	submitting a new proxy by telephone prior to the start of the Special Meeting;

•	submitting a new proxy by Internet prior to the start of the Special Meeting; or

•	attending the Special Meeting and voting at the meeting (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Nevro or by sending a written notice of revocation to Nevro, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Nevro before the Special Meeting. Please note that to be effective, your new proxy card, telephonic voting instructions or written notice of revocation must be received by our Corporate Secretary prior to the start of the Special Meeting.

If you hold your Company Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote in person at the Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Nevro stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of Company Shares represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. If a quorum is not present, then under our amended and restated bylaws, (i) the chairperson of the Special Meeting or (ii) a majority in voting power of the stockholders entitled to vote thereon, present at the Special Meeting in person or represented by proxy, shall have power to adjourn the Special Meeting until a quorum is present or represented, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, our amended and restated bylaws provide that if any such adjournment is for more than thirty (30) days, or if after an adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

In the event that there is present at the Special Meeting, in person or by proxy, sufficient favorable voting power to secure the vote of our stockholders necessary to adopt the Merger Agreement by approving the Merger Proposal, we do not currently anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation

The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nevro and its stockholders, and declared it advisable for Nevro to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Nevro of the Merger Agreement, the performance by Nevro of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the stockholders of Nevro and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the stockholders of Nevro adopt the Merger Agreement (the matters described in clauses (i) through (iv), the “Company Board Recommendation”).

The Board unanimously recommends that you vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that you vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Solicitation of Proxies

The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.

We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $17,500 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

We currently anticipate that the Merger will be consummated in the second quarter of 2025, assuming satisfaction or waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of Nevro and Globus, that the Merger will be consummated at an earlier time, a later time or not at all.

Appraisal Rights

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Company Shares under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Company Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Shares determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of Company Shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such Company Shares through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such Company Shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the Company Shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Nevro and to be set forth on the Chancery List (as defined in the section titled “The Merger—Appraisal Rights” beginning on page 64 of this proxy statement), will be entitled to receive the fair value of his, her or its Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section titled “The Merger—Appraisal Rights” beginning on page 64 of this proxy statement.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon a written request or verbal request to Nevro Corp., 1800 Bridge Parkway, Redwood City, California 94065, Attention: Corporate Secretary, telephone number (650) 251-0005. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their broker, bank or other intermediary or sending a written request to Nevro Corp. at the address above.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor or us:

MacKenzie Partners, Inc.

7 Penn Plaza

New York, NY 10001

proxy@mackenziepartners.com

Call Collect: (212) 929-5500 or

Toll-Free: (800) 322-2885

or

Nevro Corp.

1800 Bridge Parkway

Redwood City, California 94065

Attention: Corporate Secretary

Call: (650) 251-0005

If your broker, bank or other nominee holds your Company Shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “project,” “may,” “might,” “opinion,” “plan,” “possible,” “potential,” “should,” “will,” “would” and similar words or expressions. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•

the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain the Nevro Stockholder Approval or the failure to satisfy the other conditions to the consummation of the Merger, including the termination or expiration of the waiting period applicable to the Merger under the HSR Act;

•

the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including the risk that the Merger Agreement may be terminated in circumstances requiring us to pay Globus the Nevro Termination Fee;

•	risks that the proposed Merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

•

the effect of the announcement, pendency or consummation of the Merger on our business relationships (including, without limitation, vendors, suppliers and other business partners), operating results and business generally;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect Nevro’s financial performance;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

•	risks related to diverting the attention of our management and employees from ongoing business operations;

•	the inability to obtain the Nevro Stockholder Approval with respect to the Merger;

•	the risk that our stock price may decline significantly if the Merger is not consummated;

•

the effect of the restrictions placed on our business activities and the limitations on our ability to pursue alternatives to the Merger during the pendency of the Merger, pursuant to the Merger Agreement;

•	the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against us and others;

•	the fact that under the terms of the Merger Agreement, we are unable to solicit other Acquisition Proposals during the pendency of the Merger;

•	the fact that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes;

•

Nevro’s ability to implement its business strategy, including the fact that our stockholders would forego the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company; and

•	the risks related to the potential impact of general economic, political and market factors on the parties to the proposed Merger.

Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Nevro or its businesses or operations. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. The foregoing review of risks and uncertainties that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Nevro’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement and other reports filed with the SEC.

Any forward-looking statement made in this proxy statement speaks only as of the date on which it is made. Nevro can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. Nevro undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If Nevro does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE MERGER

This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Certain Effects of the Merger on Nevro

If the Merger Agreement is adopted by Nevro stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Nevro, with Nevro continuing as the surviving corporation and a wholly owned subsidiary of Globus.

At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Cancelled Company Shares and Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive the Merger Consideration.

The Company Shares are listed and trade on the NYSE under the symbol “NVRO.” As a result of the Merger, Nevro will cease to be a publicly traded company and will become a wholly owned subsidiary of Globus. Prior to the Effective Time, we will reasonably cooperate with Globus to delist the Company Shares from the NYSE and deregister the Company Shares under the Exchange Act, provided that such delisting and termination will not be effective until after the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation or Globus.

Effect on Nevro if the Merger Is Not Consummated

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Nevro stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Nevro will remain a public company, the Company Shares will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Company Shares. If the Merger is not consummated, the Board will continue to evaluate and review our business operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Nevro will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, upon termination of the Merger Agreement, under specified circumstances, Nevro may be required to pay Globus a termination fee, and under other specified circumstances, Globus may be required to pay Nevro a termination fee, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 95 of this proxy statement.

Merger Consideration

In the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than as described herein) will be cancelled and extinguished and automatically converted into the right to receive the Merger Consideration.

Each Company Share issued and outstanding immediately prior to the Effective Time that is held by Globus, Merger Sub or Nevro, or by any direct or indirect wholly owned subsidiary of Nevro, Globus or Merger Sub shall be cancelled and extinguished without any consideration paid therefor at the Effective Time.

“Dissenting Company Shares” refers to each Company Share issued and outstanding as of immediately prior to the Effective Time and held by a stockholder of Nevro who is entitled to demand and who has properly and validly demanded his, her or its statutory rights of appraisal in respect of such Dissenting Company Share in compliance in all respects with Section 262 of the DGCL. Dissenting Company Shares shall not be converted into, or represent the right to receive the Merger Consideration. Please see “The Merger—Appraisal Rights” beginning on page 64 of this proxy statement for more information.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Nevro stockholder as a result of the Merger (except that any holder of Dissenting Company Shares will have those rights granted under Section 262 of the DGCL), nor will you be entitled to receive any shares in Globus or the surviving corporation.

Each of the paying agent, the surviving corporation, Merger Sub and Globus will be entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld therefrom under applicable tax laws. If the paying agent, the surviving corporation, Merger Sub, or Globus, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable governmental authority, such amounts shall be treated for all purposes under the Merger Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation or correspondence by and among members of the Board, Nevro, Globus, or their respective advisors, or any other person.

Nevro is a commercial-stage global medical device company which was formed in March 2006 and which commercially launched its HFX™ spinal cord stimulation (SCS) platform, which includes the Senza® SCS system, in May 2015 following the receipt of a label from the U.S. Food and Drug Administration. The Board, together with members of senior management of Nevro, regularly reviews and assesses the performance, competitive position, future growth prospects, business plans and the overall strategic direction of Nevro, as well as developments in the industries in which Nevro operates and the opportunities and challenges facing participants in those industries.

In connection with this review, the Board, together with members of senior management of Nevro, considers a variety of strategic alternatives that may be available to Nevro, including continuing to pursue its strategy as a standalone company or pursuing potential strategic alternatives, including change of control transactions, business combinations, acquisitions, assets sales and other similar transactions, business development opportunities, or third party financings, in each case, with the goal of maximizing stockholder value. Consistent with the Board and management’s efforts to maximize stockholder value, the Board authorized management to take preliminary steps to gather information to explore potential strategic transactions.

In January 2024 Nevro announced a restructuring, including layoffs of 5% of its workforce in an effort to position Nevro for long-term growth and profitability, and in February 2024, pursuant to a Cooperation Agreement with Engaged Capital, Nevro appointed an additional director to the Board.

Throughout the second quarter of 2024, representatives of Nevro met with representatives of BofA Securities as financial advisor, and Latham & Watkins LLP (“Latham”), the Company’s outside legal advisor, periodically to discuss the market and strategic alternatives. In May 2024, Nevro commenced a second restructuring in support of its long-term positioning efforts.

On June 5 and 6, 2024, the Board met, with representatives of management and BofA Securities in attendance. During the course of the meeting, members of management presented to the Board regarding industry trends and Nevro’s opportunities and strategic focus moving forward. On June 5, 2024, representatives of BofA Securities presented to the Board a preliminary financial analysis of the Company as well as a review of possible strategic alternatives. At the conclusion of the discussion, the Board directed Nevro management to work with BofA Securities to evaluate strategic alternatives, including a potential sale of the company, a business combination with other medical device companies, acquisitions by the Company of third party assets or technologies and the securing of capital infusions to fund strategic shifts. Nevro’s common stock closed at $9.25 the day prior to the Board meeting, down over 50% from the start of the year.

On July 17, 2024, the Board met, with representatives of BofA Securities and management in attendance. Representatives of BofA Securities provided an overview of a proposed outreach plan to various third parties who may be interested in a strategic transaction involving the Company, including both strategic parties and financial sponsors. Following discussion, the Board directed BofA Securities and representatives of management to begin outreach to such third parties, including Globus.

Beginning on July 22, 2024 and through the execution of the Letter of Intent (as defined below) with Globus on December 20, 2024, representatives of BofA Securities and management reached out to such third parties, ultimately contacting throughout that process 40 potential counterparties, including strategic parties and financial sponsors. In total, nine potential counterparties indicated interest in further discussions following initial outreach, and eight potential counterparties participated in Nevro management presentations, as described further herein. All nine of the potential counterparties executed a confidentiality agreement with Nevro, each containing a customary standstill provision and standard fall-away rights except as otherwise identified below, and did not include “don’t ask, don’t waive” provisions prohibiting the counterparty from confidentially requesting that Nevro release such party from its standstill restrictions.

Throughout July and into early August 2024, in connection with Nevro’s review of second quarter financial results, the Board and members of Nevro management regularly discussed the need to initiate a strategic process in order to maximize stockholder value and ultimately determined that it was necessary to publicly announce that Nevro would be initiating such a process. In connection therewith and in consultation with its advisors, on August 6, 2024, Nevro reported earnings for the second quarter of 2024, revised its full-year 2024 guidance and held its quarterly earnings call to discuss its financial results, at which time Nevro publicly announced that it was initiating a strategic process aimed at accelerating its growth, diversifying its product portfolio and maximizing stockholder value. On August 7, 2024, the day following the announcement of Nevro’s strategic process, Nevro’s common stock closed at $4.83 per share.

Following the earnings call on August 6, 2024, at the direction of the Board, representatives of BofA Securities continued to contact third parties as described above to discuss their interest in a potential strategic transaction involving the Company. Representatives of Nevro management and representatives of BofA Securities participated in a number of management presentations in August 2024 in support of that process.

On each of August 7, 2024 and August 15, 2024, representatives of BofA Securities contacted a potential merger-of-equals counterparty, which we refer to as “Party B”, to discuss a strategic transaction. Party B indicated interest in learning more at a later date, and a management presentation was scheduled for August 27, 2024.

On August 21, 2024, representatives of Nevro management and representatives of BofA Securities held a management presentation for representatives of a large medical device company that we refer to as “Party A” and discussed Party A’s potential interest in a strategic transaction involving the Company. Party A expressed interest in exploring the opportunity further at a later date.

On each of August 22 and September 4 and 5, 2024, the Board met, with representatives of Nevro management and BofA Securities in attendance. At each meeting, members of Nevro management and representatives of BofA Securities updated the Board regarding the status of outreach to various third parties, including scheduling of management presentations and key topics to be discussed during such meetings. Following these discussions, the Board instructed representatives of Nevro management and BofA Securities to continue their outreach to certain third parties, including continuing to engage with Party A and initiating discussions with Globus.

On August 23, 2024 and August 30, 2024, Nevro entered into respective confidentiality agreements with potential financial sponsor counterparties, which we refer to as “Party C” and “Party D”, respectively. On September 3, 2024, Nevro entered into respective confidentiality agreements with two additional potential financial sponsor counterparties, which we refer to as “Party E” and “Party F.” Each of these four confidentiality agreements included a customary standstill provision and standard fall-away rights and which did not include “don’t ask, don’t waive” provisions prohibiting either counterparty from confidentially requesting that Nevro release such party from its standstill restrictions.

During the week of September 9, 2024, representatives of Nevro management and representatives of BofA Securities held management presentations with each of Party C, Party D, Party E and Party F. Following the management presentations, representatives of Nevro management and BofA Securities met regularly with representatives of each of Party C and Party D to discuss the diligence process and the possibility of entering into a strategic transaction with Nevro. Each party also received various confidential materials regarding Nevro to support their strategic review.

On September 16, 2024, Party E, following its participation in a management presentation on September 11, 2024, informed representatives of BofA Securities that such party would not be making an offer to acquire Nevro at such time.

On September 23, 2024, at the direction of the Board, representatives of BofA Securities held an initial meeting with representatives of Globus to discuss a potential transaction.

On September 26, 2024, Nevro entered into a confidentiality agreement with Party A, which included a customary standstill provision and standard fall-away rights and which did not include “don’t ask, don’t waive” provisions prohibiting the counterparty from confidentially requesting that Nevro release such party from its standstill restrictions. Following the execution of the confidentiality agreement, representatives of Nevro management and BofA Securities met regularly with representatives of Party A, to discuss various diligence matters and the possibility of a strategic transaction between Party A and Nevro. Party A was also provided various confidential materials regarding Nevro to aid in its strategic review.

Also on September 26, 2024, Nevro entered into a confidentiality agreement with a counterparty which expressed an interest solely in financing any business combination transaction between Nevro and a third party. Such confidentiality agreement did not include a standstill. No viable third-party was ultimately identified that was interested in partnering with such third-party in connection with a transaction.

On October 2, 2024, Party F, which had participated in a management presentation on September 9, 2024, informed representatives of BofA Securities that such party would not be making an offer to acquire Nevro at such time.

On October 4, 2024, following a management presentation held on August 27, 2024, Party B indicated to representatives of BofA Securities that it would not be making an offer to enter into a strategic transaction with Nevro.

On October 5, 2024, Nevro entered into a confidentiality agreement with Globus, which included a customary standstill provision containing standard fall-away rights and which did not include “don’t ask, don’t waive” provisions prohibiting Globus from confidentially requesting that Nevro release Globus from its standstill restrictions. On October 7, 2024, representatives of Nevro management along with representatives of BofA Securities held a management presentation for representatives of Globus, and provided an opportunity for representatives of Globus to discuss diligence matters, including Nevro’s technology, competitive landscape, intellectual property, salesforce, and financial performance.

On October 9, 2024, each of Party C and Party D separately informed representatives of BofA Securities that they would not be making an offer to acquire Nevro.

On October 10, 2024, the Board met, with representatives of management and BofA Securities in attendance. Representatives of BofA Securities provided an update on the outreach process at such time, including ongoing engagement with Globus, Party A and one additional party, and feedback from Party B, Party C, Party D, Party E and Party F that they would not be submitting a bid to acquire Nevro. Following such discussion, the Board directed representatives of BofA Securities to provide a process letter to Party A requesting an indication of interest from Party A.

On October 21, 2024, a third party that had participated in a management presentation on October 9, 2024, informed representatives of BofA Securities that such party would not be making an offer to acquire Nevro at such time.

On October 25, 2024, Party A informed representatives of BofA Securities that it would not be moving forward with a bid to acquire Nevro.

Between October 25, 2025 and November 8, 2024, members of Nevro management considered strategic alternatives following Party A’s confirmation that they would not be submitting a bid to acquire Nevro, including potential debt and equity financings involving third parties, and ultimately determined to reach out to one additional counterparty to evaluate its level of interest in a potential transaction, which we refer to as “Party G”.

On November 8, 2024, the Board met, with representatives of Nevro management and BofA Securities in attendance, to review strategic alternatives. Representatives of BofA Securities updated the Board on their communications with potential counterparties, including feedback from Party A that it would not be submitting a bid to acquire Nevro and the latest status with respect to Globus. Management then updated the Board regarding communications between Nevro management and Party G. The participants also discussed Nevro’s outlook on a standalone basis, referencing the prior discussions among the Board and its advisors regarding the challenges associated with Nevro’s standalone path, including difficulties related to uncertain industry conditions. BofA Securities provided the Board a relationship disclosure letter, and following discussion, the Board determined that none of the information presented in the letter would affect the ability of BofA Securities to continue to fulfill its responsibilities as financial advisor to Nevro. Following discussions, the Board directed BofA Securities and management to continue their engagement with Globus, and shortly thereafter, representatives of BofA Securities held a call with representatives of Globus to discuss a potential strategic transaction between the parties, and advised that Globus submit a formal indication of interest for a transaction.

On December 4, 2024, representatives of Globus submitted to representatives of Nevro a written non-binding indication of interest to acquire all of the outstanding shares of Nevro common stock for cash at a price of $200 million in the aggregate, which would have equated to approximately $5.33 per share of Nevro common stock if proposed on a per share basis based on the number shares of Nevro common stock outstanding as of November 6, 2024 as publicly reported in Nevro’s Quarterly Report on Form 10-Q filed on November 12, 2024 (the “December 4 Proposal”). The December 4 Proposal also included that if either party decides not to consummate the transaction for any reason, then the party who chooses to terminate pays the other a termination fee of $12 million, and an exclusivity period beginning upon the execution of the indication of interest and expiring 60 days thereafter.

The Board met on December 4 and 5, 2024, with representatives of Nevro management and BofA Securities in attendance, to discuss the December 4 Proposal. Members of the Board and management updated the Board on their communications with Globus since the prior Board meeting. Representatives of BofA Securities provided their perspectives on the December 4 Proposal and other potential strategic alternatives, including remaining as a standalone company. Representatives of BofA Securities then provided an overview of medical technology mergers and acquisitions market dynamics and presented a preliminary financial analysis of the December 4 Proposal. The Board, along with members of Nevro management and its advisors, discussed the appropriate response to Globus and certain timing, regulatory, value and closing certainty considerations. Following the discussion, the Board instructed representatives of Nevro management to respond to Globus and inform them that their proposal undervalued Nevro and would need to be increased to engage further. Additionally, the Board determined to instruct Latham to prepare a draft of the Merger Agreement containing customary terms for the sale of a public company. During the meeting, the Board discussed creating a transaction committee in order to promote efficiency and facilitate timely feedback to Nevro management, the Board and Globus, and not due to any conflict. Thereafter, the Board authorized the creation of a transaction committee comprised of Kevin O’Boyle, Kevin Thornal and Keith Grossman (the “Transaction Committee”) to evaluate and negotiate the terms of the December 4 Proposal, or any revised indication of interest or further offer to acquire Nevro, that might be received from Globus or any other potential counterparty prior to ultimate approval by the Board.

In December 2024, representatives of Nevro management determined that Party G could not provide a competitive proposal comparative to Globus and declined to move forward in discussions with Party G.

On December 10, 2024, a representative of BofA Securities informed a representative of Globus of Nevro’s position that the aggregate value of $200 million was too low and any offer would need to be increased to engage in further discussions, including as to other terms.

On December 13, 2024, a representative of Globus shared a revised draft of the indication of interest to Nevro (the “December 13 Proposal”), which increased the proposed valuation of Nevro in the aggregate to $250 million, extended the requested exclusivity period from 60 days to 90 days and required a mutual termination fee of $15 million, with specific conditions to be negotiated in good faith.

On December 15, 2024, the Transaction Committee, with the other members of the Board in attendance, met to discuss the December 13 Proposal, with representatives of each of management, BofA Securities and Latham in attendance. Management described the terms of the December 13 Proposal. Representatives of BofA Securities shared their perspectives on Globus as a potential acquirer, other market information and presented a preliminary financial analysis of the December 13 Proposal. Representatives of Latham then discussed the Transaction Committee’s and the Board’s fiduciary obligations in assessing the December 13 Proposal and any potential sale process and summarized the legal process for further exploring a potential sale of Nevro. The Transaction Committee engaged in discussions with representatives of Nevro management and its legal and financial advisors regarding the December 13 Proposal terms, including the timeline for a potential transaction, the exclusivity demand, various regulatory, value and closing certainty considerations and other potential strategic alternatives, including remaining as a standalone company or engaging other potential acquirers who might be interested in and capable of acquiring Nevro. Following discussion, the Transaction Committee authorized representatives of Nevro management to send a revised proposal to Globus which calculated the offer price on a per share basis as necessary to solicit stockholder approval, reduced the exclusivity period from 90 to 60 days, proposed Globus take all actions necessary to obtain regulatory approvals, and proposed a more customary fiduciary out termination fee for a public transaction of this size. Following the meeting, members of Nevro management sent a revised proposal to Globus reflecting those positions.

On December 17, 2024, members of Nevro management and representatives of Globus held multiple calls to discuss the terms to be included in a letter of intent entered into between the parties. The key topics included the price per share, the size of the termination fee and the length of the exclusivity period. On December 17, 2024 after the call, representatives of Globus shared a revised draft of the indication of interest with representatives of

Nevro, which provided the following terms: (1) a per-share offer price of approximately $5.78 per share, based on the number of fully diluted outstanding shares as of such time, but no more than $250 million in total consideration; (2) a mutual termination fee of $15 million if an agreement was terminated under conditions to be negotiated in good faith, (3) no obligation that Globus take all actions necessary to obtain regulatory approvals, and (4) a 90-day exclusivity period (the “December 17 Proposal”).

On December 18, 2024, following receipt of the December 17 Proposal, the Transaction Committee, with the other members of the Board in attendance, and representatives of Nevro management, BofA Securities and Latham in attendance, discussed the terms of the December 17 Proposal, including the increased price per share as compared to the original December 4 Proposal, the proposed termination fees and the exclusivity period requested by Globus. Following discussion, the Transaction Committee authorized representatives of Nevro management to send a revised proposal to Globus reducing the exclusivity period to through February 24, 2025 to coincide with Nevro’s targeted fourth quarter earnings release, and making any break fees subject to applicable law and customary provisions, with specific conditions to be negotiated in good faith. Following the meeting, members of Nevro management sent a revised proposal to Globus reflecting those positions.

On December 20, 2024, representatives of Globus shared a revised draft of the indication of interest with representatives of Nevro, with the only material change being the extension of the exclusivity period to March 4, 2025 and discussed the terms with representatives of Nevro. The Board then determined it was in the best interest of Nevro to approve, and formally approved, the entry into the indication of interest as delivered (the “Letter of Intent”) and the parties executed the Letter of Intent shortly thereafter. On December 21, 2024, the day following the entry into the Letter of Intent, Nevro’s common stock closed at $3.77 per share.

On December 23, 2024, Globus was given access to a virtual data room containing confidential information of Nevro. Thereafter and through the date of the Merger Agreement, Globus and its advisors engaged in an extensive review of the virtual data room and participated in numerous diligence calls with members of Nevro management regarding the business, current customers, product evaluation, including in-person product demonstrations, product life cycle, patient support efforts, research and development, data, supply chain, IT and cybersecurity, financial diligence, and legal matters.

On January 9, 2025, representatives of Nevro management met with representatives of Globus in person to discuss the potential transaction, including diligence completed to date, operational and product evaluation, and next steps in the diligence process.

On January 16, 2025, representatives of Nevro management delivered an initial draft of the Merger Agreement to representatives of Globus. The draft Merger Agreement contemplated, among other things, (1) that Globus take all actions necessary to obtain regulatory approvals other than those which would have a material adverse effect on the post-closing combined company, with a termination fee payable to Nevro for failure to obtain clearance, and (2) a termination fee payable by Nevro to Globus in certain customary circumstances related to Nevro entering into an alternative acquisition with a third-party at termination of the Merger Agreement or for a certain specified period following the termination of the Merger Agreement.

On January 22, 2025, Globus and Nevro entered into a clean team agreement intended to limit access to certain diligence materials to identified members of Globus management and their advisors. Following execution of such agreement, related information was made available to such members of Globus management and their advisors.

On January 23, 2025, representatives of Latham and representatives of Wyrick Robbins Yates & Ponton LLP (“Wyrick”), legal advisor to Globus, held a meeting to discuss next steps, including anticipated timing for revisions to the Merger Agreement, key documents, and other items impacting the signing timeline.

Also on January 23, 2025, the Board held a meeting to review discussions with Globus to date, with representatives of each of management and Latham in attendance. Members of management provided an update on the latest negotiations with Globus, including anticipated timing, process and key issues. Representatives of Latham then reviewed the terms of a proposed engagement letter with BofA Securities to memorialize its engagement to act as Nevro’s financial advisor, and its relationship disclosure letter. Following discussion, the Board approved entry into the BofA Securities engagement letter by Nevro management, and directed Nevro management to execute the letter and the parties executed the agreement on January 24, 2025.

On January 22, 2025, representatives of Globus contacted representatives of Nevro to propose accelerating the announcement of a potential transaction to the week of February 7, 2025.

On January 28, 2025, representatives of Wyrick delivered a revised draft of the Merger Agreement to representatives of Latham, which contemplated, among other things, (1) buyer-favorable revisions to the representations, warranties and covenants and the definition of Company Material Adverse Effect, (2) no obligation on Globus to divest assets, agree to remedies or litigate with any governmental authority in order to obtain regulatory approval, and no termination fee payable to Nevro if either party terminates due to failure to obtain regulatory approval, (3) a $15 million Globus termination fee to be paid upon breach of the Merger Agreement by Globus or Merger Sub that would reasonably be expected to prevent, materially impede, or materially delay the ability of Globus or Merger Sub to consummate the Merger and (4) a Nevro termination fee of $15 million payable in certain instances, including if Nevro terminates the Merger Agreement due to a failure to obtain the Nevro stockholder approval. The Merger Agreement delivered by Wyrick also required certain stockholders of Nevro to enter into a Voting Agreement in connection with the signing.

Throughout the following week, representatives of Latham, Wyrick, Nevro and Globus attended several calls to negotiate the key open points in the drafts, including treatment of Nevro equity awards, size of termination fees, termination fee triggers and regulatory considerations, and representatives of Latham and Wyrick exchanged multiple drafts of the Merger Agreement and ancillary agreements related thereto.

On January 31, 2025, the Board met, with representatives of each of management, Latham and BofA Securities in attendance. Management provided an update on the status of discussions with Globus and negotiations since the prior Board meeting. Representatives of Latham discussed the Board’s fiduciary obligations in assessing any potential sale of the Company, outlined for the Board the process and timeline for finalizing transaction documents and the key terms that would be subject to negotiation and gave their view on the likely regulatory approvals required and likely timeline to obtain such approvals in connection with the proposed transaction. Representatives of BofA Securities then presented to the Board a preliminary financial analysis and members of management discussed with the Board the Unaudited Prospective Financial Information, including the material assumptions included therein. Following discussion, the Board authorized the use of the Unaudited Prospective Financial Information for purposes of BofA Securities’ financial analysis and opinion. For a detailed discussion regarding the Unaudited Prospective Financial Information, please see “The Merger—Certain Unaudited Prospective Financial Information” beginning on page 58 of this proxy statement. Representatives of Nevro management then reviewed the Company’s strategic plan on a standalone basis, the process conducted by Nevro to explore alternative bids to date, including announcing a strategic review process, outreach to 40 parties, including Globus, Nevro’s signing of nine confidentiality agreements, including with Globus and Parties A, B and C, and that no party other than Globus had made an offer to acquire the Company. Following discussion, the Board instructed Latham and management to continue to negotiate the terms of the transaction documents with a focus on closing certainty.

On February 1, 2025, representatives of Latham sent a draft of the Merger Agreement to representatives of Wyrick, including the following revisions: (1) seller-favorable revisions to the representations, warranties and covenants and the definition of Company Material Adverse Effect, (2) obligations for Globus to accept certain remedies if required to obtain regulatory clearance, to agree to refrain from taking certain actions during the pendency of the Merger, and pay a termination fee of 6.0% of equity value if either party terminates due to failure to obtain regulatory approval, (3) a Nevro termination fee of 4.0% of equity value to be paid in certain identified instances, and (4) a capped expense reimbursement amount to be paid if Nevro terminated the Merger

Agreement due to a failure to obtain the Nevro stockholder approval as opposed to the full termination fee as proposed by Globus.

On February 2, 2025, representatives of Wyrick sent a draft of the Voting Agreement to representatives of Latham. The draft Voting Agreement contemplated that certain unspecified stockholders, which such stockholders were later identified as the directors and executive officers of Nevro, would execute the agreement.

On February 3, 2025, representatives of Wyrick sent a revised draft of the Merger Agreement to representatives of Latham, including the following revisions: (1) buyer-favorable revisions to the representations, warranties and covenants and the definition of Company Material Adverse Effect, (2) obligations for Globus to divest certain specified assets under specified circumstances and to agree to refrain from taking certain actions during the pendency of the Merger, but no termination fee payable by Globus if either party terminates due to failure to obtain regulatory approval, (3) a Nevro termination fee of $15 million to be paid in certain identified instances, including due to a failure to obtain the Nevro stockholder approval, (4) a Globus termination fee of $15 million to be paid upon breach of the Merger Agreement by Globus or Merger Sub that would reasonably be expected to prevent, materially impede, or materially delay the ability of Globus or Merger Sub to consummate the Merger and (5) an outside date of April 15, 2025. The draft of the Merger Agreement shared by representatives of Wyrick did not include a per-share price of Nevro common stock.

On February 4, 2025, representatives of each of Globus, Nevro, Wyrick and Latham participated in numerous calls in order to resolve the remaining open points in the transaction documents, including the size and triggers for the termination fees, the appropriate outside date and the antitrust remedies to be undertaken by the parties. The parties also agreed upon a price of $5.84 per share of Nevro common stock, which resulted in total consideration payable by Globus of approximately $250 million based on the number of fully diluted outstanding Nevro common stock as of a likely closing date.

On February 5, 2025, representatives of Latham shared a revised draft of the Merger Agreement to representatives of Wyrick, which contemplated: (1) a $5.84 price per share of Nevro common stock, (2) a Nevro termination fee of $15 million to be paid in certain identified instances, excluding failure to obtain Nevro stockholder approval, (3) an expense reimbursement of up to $10 million to be paid in the event of a failure to obtain the Nevro stockholder approval, and (4) a six-month outside date with a six-month extension of the outside date in the event that failure to close by the outside date is due to a failure to obtain the required antitrust approvals.

During the evening on February 5, 2025, the Board convened, with Nevro management and representatives of BofA Securities and Latham in attendance. Representatives of Latham reviewed the proposed final terms of the Merger Agreement and the ancillary agreements with the Board as negotiated with Globus and presented to the Board regarding their fiduciary obligations under Delaware law in connection with considering and approving the Merger. Members of Nevro management reviewed with the Board the Company’s strategic plan on a standalone basis and its historical performance in achieving its strategic plan, the process undertaken to reach out to additional potential bidders and that no other bidder had made a formal offer to acquire Nevro. The Board discussed with its legal and financial advisors and representatives of Nevro management, among other things, the terms of the proposed Merger Agreement and the merger consideration. The Board particularly focused on Globus’ express unwillingness to pay more than $250 million on a fully diluted basis for the equity of Nevro and the size of the requested Nevro termination fee relative to similar transactions, and after evaluation, the Board determined that based on prior conversations with Globus, that Globus would not enter into a deal with a lower Nevro termination fee or further increase its aggregate payment to stockholders above $250 million. The Board then discussed the various reasons to approve the Merger and certain countervailing factors. In connection with the discussion, representatives of Nevro reached out to representatives of Globus and confirmed that Globus would agree to an additional two-month extension of the outside date in the event that failure to close by the outside date is due to a failure to obtain the required antitrust approvals prior to the outside date, and a per share price of $5.85 in respect of Nevro common stock, with agreement that it would not result in more than $250 million paid at closing for the equity of Nevro.

As part of the meeting and at the request of the Board, representatives of BofA Securities reviewed with the Board their financial analysis of the Merger Consideration, and rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to various assumptions and limitations set forth in its opinion, the Merger Consideration to be received in the Merger by holders of Company Shares was fair, from a financial point of view, to such holders. For a detailed discussion of BofA Securities’ opinion, please see below under the caption “Opinion of BofA Securities, Inc.” Representatives of Nevro management also informed the Board that, based upon, among other things, their views of Nevro’s prospects on a standalone basis, their consideration of all the alternatives available to Nevro and the information and advice provided by BofA Securities and Latham, it was the recommendation of Nevro management that the Board approve the transaction as proposed by Globus upon the terms negotiated by the parties and as set forth in the Merger Agreement. For a detailed description of the various reasons considered by the Board, see “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement.

The Board, after further discussion, including on the process that led to the proposed Merger, the alternatives available to Nevro, including remaining as a standalone public company, and the risks and benefits associated with the proposed transaction, the Board, by the unanimous vote of those directors voting at the meeting, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, fair to and in the best interests of Nevro and its stockholders, and declared it advisable for Nevro to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Nevro of the Merger Agreement, the performance by Nevro of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained herein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of Nevro stockholders and (iv) resolved to recommend that Nevro stockholders adopt the Merger Agreement.

Following the conclusion of the Board meeting and into the morning on February 6, 2025, representatives of Latham and Wyrick and members of management of Globus and Nevro finalized all transaction documents, Nevro, Globus, and Merger Sub executed the Merger Agreement and Nevro, Globus and the other parties thereto executed the Voting Agreement. Prior to the open of trading on February 6, 2025, Nevro and Globus issued a joint press release announcing their entry into the Merger Agreement.

Board Recommendation

The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement, has unanimously, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nevro and its stockholders and declared it advisable for Nevro to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Nevro of the Merger Agreement, the performance by Nevro of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of Nevro’s stockholders and (iv) resolved to recommend that the Merger Agreement be adopted by Nevro’s stockholders (the matters described in clauses (i) through (iv), the “Company Board Recommendation”).

The Board unanimously recommends that you vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that you vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Recommendation of the Board and Reasons for the Merger

Recommendation of the Board

The Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nevro and its stockholders, and declared it advisable for Nevro to enter into the Merger Agreement; (ii) approved and declared advisable the execution and delivery by Nevro of the Merger Agreement, the performance by Nevro of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein; (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a special meeting of the holders of Company Shares; and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Nevro stockholders.

The Board unanimously recommends that Nevro stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that Nevro stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Reasons for the Merger

In evaluating the Merger Agreement and the transactions contemplated thereby, the Board consulted with members of Nevro’s senior management, representatives of Nevro’s legal advisor, Latham & Watkins LLP, and representatives of Nevro’s financial advisor, BofA Securities. In the course of reaching its determination and recommendation, the Board reviewed, evaluated and considered a significant amount of information and numerous factors and benefits, including those listed below (which are not listed in any relative order of importance), all of which the Board viewed as supporting its: (i) determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nevro and its stockholders and its direction that Nevro enter into the Merger Agreement; (ii) approval and declaration that it is advisable for Nevro to execute and deliver the Merger Agreement; (iii) direction that the adoption of the Merger Agreement be submitted to a vote of Nevro’s stockholders at the Special Meeting; and (iv) resolution, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Nevro’s stockholders:

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Cash Consideration; Certainty of Value. The Board considered the all-cash at closing nature of the Merger Consideration to be received by Nevro’s stockholders in the Merger, which would provide liquidity and certainty of value to our stockholders and eliminate uncertainty and risk for our stockholders related to the continued execution of Nevro’s business on a standalone basis. Taking into account the business, operations, prospects, strategic and short- and long-term operating plans, cost of capital, and financial condition of Nevro, the Board weighed the certainty of realizing compelling value for Company Shares by virtue of the Merger against the uncertain prospect that the trading value of Company Shares would approach the Merger Consideration in the foreseeable future and the risks and uncertainties associated with our business generally, including those described below and those discussed in Nevro’s public filings with the SEC. See “Where You Can Find More Information” beginning on page 110 of this proxy statement.

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Implied Premium. The Board considered the relationship of the Merger Consideration to the price of the Company Shares immediately prior to the execution of the Merger Agreement and the recent historical market price and volatility of the Company Shares, including the fact that the Merger Consideration represents (i) a premium of approximately 13.8% to the $5.13 closing price per Company Share on the NYSE on February 4, 2025, the last full trading day prior to the Board’s approval of the Merger on February 5, 2025 (the “Reference Date”), (ii) a premium of approximately 39.0% to the trailing volume-weighted average price per share of $4.20 for the thirty (30) calendar day period ended the Reference Date, (iii) a premium of approximately 54.1% to the $3.79 closing price per Company Share on the NYSE on December 20, 2024, the trading day on which Nevro and Globus’s executed an indication of interest, which estimated a $5.78 per share purchase price and (iv) a premium of approximately 77.5% to the 52-week low price per share of $3.29 for the 52-week period ended February 4, 2025. The Board believed that the Merger Consideration represents the highest value reasonably available for the Company Shares for the foreseeable future, taking into account the Board’s familiarity with the business strategy, assets and prospects of Nevro and the recent historical market price of the Company Shares.

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Results of Strategic Review Process and Possible Strategic Alternatives. The Board considered the process conducted by Nevro, with the assistance of representatives of BofA Securities, including the announcement of a strategic review, to identify whether other potential parties might be interested in pursuing an acquisition of Nevro, taking into account the expected interest of such parties generally, their financial capability to consummate a transaction of this size, their ability to provide deal certainty, and their ability to move expeditiously and efficiently to enter into a definitive agreement with respect to an acquisition of Nevro and consummate such transaction. After a thorough review of strategic alternatives and discussions with management and Nevro’s financial and legal advisors, the Board determined that the Merger Consideration is more favorable to Nevro stockholders than the potential value that might result from other strategic options available, including, but not limited to, remaining a standalone company.

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Highest Value Reasonably Obtainable. The Board believed that the Merger Consideration of $5.85 per Company Share represents the highest value reasonably obtainable for our Company Shares for the foreseeable future, taking into account the business, operations, prospects, product development and commercialization risks, business strategy, assets, liabilities and general financial condition of Nevro. The Board also considered the progress and the outcome of Nevro’s negotiations with Globus, including the increase in the consideration offered by Globus from the time of its initial expression of interest to the end of the negotiations, a number of changes in the terms and conditions of the Merger Agreement from the version initially proposed by Globus that were more favorable to Nevro, and the fact that a number of other strategic parties that had been contacted with respect to a potential acquisition of Nevro had determined not to engage with Nevro, had determined that they would not be capable of entering into a strategic transaction with Nevro at such time, or had otherwise failed to submit a proposal that the Board considered compelling relative to the terms of the Merger and the Merger Consideration of $5.85 per Company Share. Further, the Board believed, based on these negotiations, that the Merger Consideration was the highest price per share that Globus was willing to pay and that the Merger Agreement contained the most favorable terms to Nevro to which Globus was willing to agree.

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Market Risk. The Board considered our ability to continue to drive the adoption and sale of our products, various trends that may affect the market for our products and the expected efficiencies and performance of our manufacturing and sales operations, including relative to our competitors.

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Likelihood of Consummation. The Board considered the anticipated timing of the consummation of the transactions contemplated by the Merger Agreement, including the likelihood of consummation, based upon the scope of the conditions to the consummation of the Merger, the relative likelihood of obtaining required regulatory approvals, the remedies available to Nevro under the Merger Agreement in the event of various breaches by Globus, including specific performance, and Globus’s reputation in the medical devices industry, its track record in successfully acquiring other companies and its financial capacity to complete an acquisition of this size, which the Board believed supported the conclusion that a transaction with Globus could be completed relatively expeditiously and in an orderly manner.

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BofA Securities Analysis and Fairness Opinion. The Board considered the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated February 5, 2025, to the Board, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the merger consideration to be received in the merger by holders of Nevro common stock was fair, from a financial point of view, to such holders (as more fully described below in the section entitled “— Opinion of BofA Securities, Inc.”).

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Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement, which was the product of arm’s-length negotiations with the assistance of Nevro’s advisors, including the structure of the transaction, the all-cash form of the Merger Consideration, the limited scope of the conditions to the consummation of the Merger, and the customary nature of the representations, warranties, and the covenants and agreements of the parties. For the reasons noted below, the Board believed that the provisions of the Merger Agreement were advisable and fair to, and in the best interests of, Nevro and our stockholders. In particular:

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No Financing Condition. The Board considered the representation of Globus that Globus would have available sufficient funds for the satisfaction of all of its obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by Globus or Merger Sub pursuant to the terms of the Merger Agreement, and that the consummation of the Merger is not subject to a financing condition.

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No Solicitation Covenants and Fiduciary Outs. The Board considered the non-solicitation covenants and “fiduciary out” provisions of the Merger Agreement, which, subject to the terms and conditions thereof and limitations set forth therein, permit Nevro to furnish information to, and to engage in discussions with, third parties that make unsolicited Acquisition Proposals meeting certain criteria, permit the Board to change its recommendation to Nevro stockholders regarding the Merger Agreement under certain circumstances and permit Nevro to terminate the Merger Agreement in order to enter into a definitive agreement relating to a Superior Proposal, subject to, among other things, payment of a termination fee to Globus. The Board further considered its ability to change its recommendation to Nevro stockholders regarding the Merger Agreement in response to an Intervening Event if the failure to do so would be inconsistent with the fiduciary duties of the Board under applicable law. The Board further considered the fact that the Nevro Termination Fee, in the opinion of the Board was the minimum termination fee upon which Globus was willing to consummate a transaction.

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Enforcement. The Board considered Nevro’s ability to obtain specific enforcement of the obligations of Globus and Merger Sub under the Merger Agreement, thereby providing Nevro with a remedy in the event Globus and Merger Sub were to decline to comply with their obligations under the Merger Agreement.

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Stockholder Approval; Appraisal Rights. The Board considered that the adoption of the Merger Agreement would be subject to the approval of our stockholders, that stockholders would be free to vote against the adoption of the Merger Agreement, and that stockholders who do not vote to adopt the Merger Agreement and who properly exercise their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the Merger.

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Conditions to Closing; Interim Operations. The Board considered the fact that the terms and conditions of the Merger Agreement minimize, to the extent reasonably practical, the risk that a condition to consummation of the Merger would not be satisfied during the pendency of the Merger.

The Board, in consultation with members of Nevro’s senior management, also assessed Nevro’s prospects for substantially increasing stockholder value as a standalone company in excess of the Merger Consideration given the risks and uncertainties in Nevro’s business, including, but not limited to, the following (which are not listed in any relative order of importance) and those discussed in Nevro’s public filings with the SEC (see “Where You Can Find More Information” beginning on page 110 of this proxy statement):

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The continuing and persistent challenges within the spinal cord stimulation, or SCS, market, which has seen limited growth in recent years and has experienced an even greater decline in de novo or new patient implants.

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That Nevro remains largely a single product category company and is challenged, given its stock price and outstanding debt, to diversify its business away from SCS products, a market which has experienced limited growth in recent years.

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The challenges associated with the ability of any company, including Nevro, to become profitable as a single product category company, particularly in the SCS market given the commercial infrastructure required to support adoption of such products.

•	Nevro’s ability to continue investing in its business and its effect on profitability.

•	Nevro’s ability to procure additional capital, whether via debt or equity financings, to continue to finance operations as a standalone company, and, if available, the cost or terms of such capital.

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The Board’s perception that customers believed, largely based on the declining Nevro stock price and commentary from competitors, that Nevro was facing significant financial headwinds and might not remain an operating company in the foreseeable future, particularly in a space where customers of spinal cord stimulators demand manufacturer support for patient care for the life of the patient and such customers might opt to purchase products from a competitor without such concerns instead.

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The perceived risks of continuing as a standalone public company and the assessment that no other alternatives were reasonably likely in the near term to create greater value for Nevro stockholders than the Merger, taking into account business, industry, competitive and market risks.

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The emergence of non-SCS minimally invasive procedures that could be an alternative, competing procedure for patients suffering from chronic pain, particularly if those procedures are faster, easier and less expensive interventions.

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The competitive risks to Nevro’s business from existing and new entrants to the chronic pain relief space as well as the medical devices industry generally, including competitive risks that may affect Nevro’s ability to realize the benefits of its product portfolio.

•	The pace and magnitude of on-going changes in the markets in which Nevro operates and competes.

•	Recent SCS trialing activity and trends and that Nevro had not been able to secure a competitive position to gain SCS market share.

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The current and prospective business environment in which Nevro operates, including international, national and local economic conditions, the competitive and regulatory environment, and the likely effect of these factors on Nevro.

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The risk that Nevro is unable to obtain and/or maintain patent protection for any product or technology it has developed or may develop, or if the scope of the patent protection obtained is not sufficiently broad, Nevro’s competitors could develop and commercialize products similar or identical to Nevro’s, particularly related to its high frequency SCS therapy.

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That Nevro may not be able to protect its intellectual property and proprietary rights throughout the world and that certain key patents in Nevro’s intellectual property portfolio were nearing their anticipated expiration date.

•	That Nevro is dependent on key employees and that it may be unable to retain such employees, or to attract additional employees necessary to pursue its business strategy as a standalone business.

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The current state of the U.S. and global economies, increased volatility resulting from macroeconomic factors such as interest rates and inflation, escalating political and global trade tensions, and the current and potential impact in both the near term and long term on the biopharmaceutical industry and the future commercialization efforts required with respect to Nevro’s products or product candidates that may become approved for sale, including the numerous risks, costs and uncertainties associated with research, development and commercialization of Nevro’s pipeline programs.

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That Nevro is dependent on continued market acceptance in the United States for its 10 kHz Therapy, and the failure of Nevro’s 10 kHz Therapy to continue to gain market acceptance would negatively impact its business.

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Nevro’s ability to grow the SCS market by generating awareness and demonstrating the benefits for its therapy for treating pain, including patients suffering from painful diabetic neuropath (“PDN”) and non-surgical back pain.

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That Nevro’s competitors, who are large, well-established companies with substantially greater resources than Nevro’s and a long history of competing in the SCS market, may be better able to develop and market neuromodulation products (including for PDN) and also more effectively compete against Nevro by bundling their neuromodulation offerings with other products used by healthcare providers and customers.

In the course of its deliberations, the Board, in consultation with members of Nevro’s senior management and representatives of Nevro’s outside financial and legal advisors, also considered a variety of uncertainties, risks and other potentially negative factors concerning the Merger Agreement and the transactions contemplated by the Merger Agreement, including, but not limited to, the following (which are not listed in any relative order of importance):

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No Stockholder Participation in Future Earnings or Growth. The Board considered that the nature of the Merger as an all-cash transaction means that, if the Merger is consummated, our stockholders will not participate in future earnings or growth of Nevro and will not benefit from any appreciation in the value of Nevro’s business or any appreciation in the shares of the surviving corporation.

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Risk Associated with Failure to Consummate the Merger. The Board considered the possibility that the transactions contemplated by the Merger Agreement, including the Merger, might not be consummated, and that consummation of the Merger is subject to the satisfaction of certain conditions that may not be within our control, including receipt of the necessary regulatory clearances and approvals and that no Company Material Adverse Effect with respect to Nevro has occurred that is continuing. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied and, as a result, it is possible that the Merger may not be consummated even if the Merger Agreement is adopted by our stockholders. The Board considered the fact that if the Merger is not consummated (i) Nevro will have incurred significant transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business relationships, (ii) the trading price of the Company Shares may be adversely affected, and (iii) the market’s perceptions of our prospects could be adversely affected.

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Interim Operating Covenants. The Board considered the restrictions on the conduct of our business during the pendency of the Merger, which may delay or prevent Nevro from undertaking potential business opportunities that may arise, may have a material adverse effect on our ability to respond to changing market and business conditions in a timely manner (or at all), or may negatively affect our ability to attract, retain and motivate key personnel. The Board also considered that the focus and resources of Nevro’s management may become diverted from other important business opportunities and operational matters while working to consummate the Merger, which could adversely affect our business.

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No Solicitation Covenants and Termination Fee. The Board considered the fact that, subject to certain exceptions, the Merger Agreement precludes Nevro and its representatives from soliciting, or entering into or participating in discussions or negotiations relating to, alternative acquisition proposals and requires Nevro to pay to Globus the Nevro Termination Fee if the Merger Agreement is terminated under certain circumstances, including a termination of the Merger Agreement by Nevro to enter into a definitive agreement for a Superior Proposal, as described in “The Merger Agreement—Termination Fee” beginning on page 95 of this proxy statement. The Board also considered, but did not consider preclusive, the fact that the right afforded to Globus under the Merger Agreement to propose amendments or modifications to the terms and conditions of the Merger Agreement in response to a Superior Proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Nevro. The Board also considered that the amount of the Nevro Termination Fee, as compared to termination fees in transaction of a similar size, in the opinion of the Board, would not be likely deter competing bids and was the lowest termination fee upon which Globus was willing to transact. The Board also recognized that the provisions in the Merger Agreement relating to non-solicitation and the termination fee were required by Globus as conditions to entering into the Merger Agreement.

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Effect of Transaction Announcement. The Board considered the potential effect of the announcement of the Merger Agreement, including effects on our stock price and operations, including our relationships with suppliers, collaborators and employees, and our ability to attract and retain key personnel during the pendency of the transactions contemplated by the Merger Agreement, as well as the possibility of a suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated thereby.

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Transaction Costs. The Board considered the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated.

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Taxable Transaction. The Board considered that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 68 of this proxy statement) for United States federal income tax purposes.

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Interests of Directors and Executive Officers. The Board considered the possibility that Nevro’s directors and executive officers may have interests in the transactions contemplated by the Merger Agreement that may be different from, or in addition to, those of Nevro’s stockholders generally. See “The Merger—Interests of the Directors and Executive Officers of Nevro in the Merger” beginning on page 61 of this proxy statement.

After considering the foregoing potentially negative factors, the Board concluded that the potential benefits of the Merger substantially outweighed the risks or potential negative consequences.

The foregoing discussion of the information and factors considered by the Board is intended to be illustrative and not exhaustive, but includes the material reasons and factors considered by the Board in reaching its conclusions and recommendation in relation to the Merger, the Merger Agreement and the transactions proposed thereby. In light of the variety of reasons and factors considered and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons or factors considered in reaching their determinations and recommendations. The Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, members of our senior management and representatives of our outside financial advisors and legal counsel. Individual directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board conducted an overall analysis of the factors and reasons described above and determined in its business judgment that, in the aggregate, the potential benefits of the Merger to the stockholders of Nevro outweighed the risks or potential negative consequences. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 34 of this proxy statement.

Opinion of BofA Securities, Inc.

Nevro retained BofA Securities to act as its financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Nevro selected BofA Securities to act as its financial advisor in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with Nevro and its business.

On February 5, 2025, at a meeting of the Board held to evaluate the Merger, representatives of BofA Securities delivered to the Board the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated February 5, 2025, to the effect that, as of the date of the opinion and based on and subject to the factors and assumptions set forth in the written opinion, the Merger Consideration to be received in the Merger by holders of Nevro common stock was fair, from a financial point of view, to such holders.

The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the written opinion. BofA Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger. BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Nevro or in which Nevro might engage or as to the underlying business decision of Nevro to proceed with or effect the Merger. BofA Securities’ opinion does not constitute a recommendation as to how any holder of Nevro common stock should vote or act in connection with the Merger or any other matter.

In connection with rendering its opinion, BofA Securities has, among other things:

(i) reviewed certain publicly available business and financial information relating to Nevro;

(ii) reviewed certain internal financial and operating information with respect to the business, operations and prospects of Nevro furnished to or discussed with BofA Securities by the management of Nevro, including certain financial forecasts relating to Nevro prepared by the management of Nevro (referred to as the “Unaudited Prospective Financial Information”), as described further in the section below titled “The Merger—Certain Unaudited Prospective Financial Information”;

(iii) reviewed and discussed with members of senior management of Nevro estimates of the amount and utilization of certain net operating losses and other tax attributes of Nevro prepared by the management of Nevro (the “Tax Attributes”);

(iv) discussed the past and current business, operations, financial condition and prospects of Nevro with members of senior management of Nevro;

(v) reviewed the trading history for Nevro common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

(vi) compared certain financial and stock market information of Nevro with similar information of other companies BofA Securities deemed relevant;

(vii) considered the results of BofA Securities’ efforts on behalf of Nevro to solicit, at the direction of Nevro, indications of interest from third parties with respect to a possible acquisition of Nevro;

(viii) reviewed a draft, dated February 5, 2025, of the Merger Agreement; and

(ix) performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of Nevro that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Unaudited Prospective Financial Information, BofA Securities was advised by Nevro, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Nevro as to the future financial performance of Nevro. BofA Securities relied upon, at the direction of Nevro, the assessments of the management of Nevro as to the ability of Nevro to utilize the Tax Attributes and was advised by Nevro, and assumed, at the direction of Nevro, that such Tax Attributes will be utilized in the amounts and at the times projected. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Nevro or any other entity, nor did it make any physical inspection of the properties or assets of Nevro or any other entity. BofA Securities did not evaluate the solvency or fair value of Nevro, Globus or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of Nevro, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Nevro, Globus, or any other entity or the Merger (including the contemplated benefits thereof). BofA Securities also assumed, at the direction of Nevro, that the final executed Merger Agreement would not differ in any material respect from the draft Merger Agreement reviewed by BofA Securities.

BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger or any terms, aspects, or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to be received by holders of Nevro common stock and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger Consideration. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Nevro or in which Nevro might engage or as to the underlying business decision of Nevro to proceed with or effect the Merger. In addition, BofA Securities expressed no view or opinion with respect to, and BofA Securities relied, with the consent of Nevro, upon the assessments of Nevro and its representatives regarding legal, regulatory, accounting, tax and similar matters relating to Nevro or any other entity or the Merger (including the contemplated benefits thereof) as to which matters BofA Securities understood that Nevro obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. The credit, financial and stock markets were experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on Nevro, Globus or the

Merger. It should be understood that subsequent developments may affect BofA Securities’ opinion, and BofA Securities does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities. Except as described in this summary, Nevro imposed no other instructions or limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.

The discussion set forth below in the section titled “Summary of Material Company Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Summary of Material Company Financial Analyses

Selected Publicly Traded Companies Analyses

BofA Securities reviewed publicly available financial and stock market information for Nevro and the following five selected publicly traded companies:

•	Avanos Medical, Inc.

•	Orthofix Medical Inc.

•	Treace Medical Concepts, Inc.

•	AngioDynamics, Inc.

•	Inogen, Inc.

BofA Securities reviewed, among other information, enterprise values for each of the selected publicly traded companies, and for Nevro, calculated as equity value based on closing share prices of the applicable selected company on February 4, 2025, plus debt and debt-like items, preferred equity and non-controlling interest (as applicable), and less cash and cash equivalents (each, as applicable), as a multiple of estimated revenue for calendar year 2025 (“EV / 2025E Revenue”), for the applicable company. Financial data of the selected publicly traded companies were based on public filings and publicly available Wall Street research analysts’ estimates published by FactSet as of February 4, 2025. Financial data of Nevro was derived from the Unaudited Prospective Financial Information and equity information provided by the management of Nevro, as well as publicly available Wall Street research analysts’ estimates published by FactSet as of February 4, 2025. The overall low to high EV / 2025E Revenue multiples observed for the selected publicly traded companies were 0.46x to 2.77x (with a mean of 1.36x and a median of 1.23x). BofA Securities noted that the EV / 2025E Revenue multiple observed for Nevro was (i) 0.44x based on the Unaudited Prospective Financial Information and the closing price per share of Nevro common stock on February 4, 2025, and (ii) 0.46x based on publicly available Wall Street research analysts’ estimates and the closing price per share of Nevro common stock on February 4, 2025.

Based on BofA Securities’ review of the EV / 2025E Revenue multiples observed for the selected publicly traded companies and on its professional judgment and experience, BofA Securities applied a multiple reference range of 0.46x to 1.23x to the estimate of calendar year 2025 revenue for Nevro reflected in the Unaudited Prospective Financial Information to calculate ranges of implied enterprise values for Nevro. BofA Securities then calculated implied equity value per share reference ranges for Nevro (rounded to the nearest $0.05) by adding to these ranges of implied enterprise values an estimate of Nevro’s net cash as of December 31, 2024, as provided by the management of Nevro, and dividing the results by a number of fully-diluted shares of Nevro common stock outstanding (calculated on a treasury stock method basis, based on information provided by the management of Nevro).

This analysis indicated the following approximate implied equity value reference ranges per share, as compared to the Merger Consideration and the closing price per share of Nevro common stock on February 4, 2025, which was the day prior to the last trading day before the announcement of the Merger:

Implied Equity Value Reference Range Per Share	Merger Consideration	February 4, 2025 Closing Share Price
$5.35 – $12.85	$5.85	$5.13

BofA Securities also calculated and compared the current and historical average enterprise value to next twelve- months (“NTM”) estimated earnings multiples (“EV / NTM Revenue”) for the selected companies as a group and for Nevro, in each case, as of February 4, 2025, and for the five-year, three-year, two-year and one-year periods ending on February 4, 2025. Financial data of the selected companies and Nevro were based on public filings and publicly available Wall Street research analysts’ estimates published by FactSet as of February 4, 2025. The current and historical average multiples observed for the selected companies as a group and for Nevro were as follows:

Enterprise Value / NTM Revenue	5-Year Avg.	3-Year Avg.	2-Year Avg.	1-Year Avg.	February 4, 2025.
Nevro	5.15x	1.92x	1.07x	0.56x	0.46x
Selected Companies (Average)	2.53x	2.30x	1.82x	1.40x	1.38x
Prem / (Disc) to Selected Companies	2.62x	(0.37x)	(0.75x)	(0.84x)	(0.92x)
Prem / (Disc) to Selected Companies (%)	104%	(16%)	(41%)	(60%)	(67%)

Based on BofA Securities’ review of the current and historical average EV / NTM Revenue multiples for the selected companies as a group and for Nevro and on its professional judgment and experience, BofA Securities applied a multiple reference range of 0.44x to 0.80x to the estimate of calendar year 2025 revenue for Nevro reflected in the Unaudited Prospective Financial Information to calculate ranges of implied enterprise values for Nevro. BofA Securities then calculated implied equity value per share reference ranges for Nevro (rounded to the nearest $0.05) by adding to these ranges of implied enterprise values an estimate of Nevro’s net cash as of December 31, 2024, as provided by the management of Nevro, and dividing the results by a number of fully-diluted shares of Nevro common stock outstanding (calculated on a treasury stock method basis, based on information provided by the management of Nevro).

This analysis indicated the following approximate implied equity value reference ranges per share, as compared to the Merger Consideration and the closing price per share of Nevro common stock on February 4, 2025, which was the day prior to the last trading day before the announcement of the Merger:

Implied Equity Value Reference Range Per Share	Merger Consideration	February 4, 2025 Closing Share Price
$5.15 – $8.65	$5.85	$5.13

No selected publicly traded company used in this analysis is identical or directly comparable to Nevro. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Nevro was compared.

Discounted Cash Flow Analysis

BofA Securities performed a discounted cash flow analysis of Nevro to calculate a range of implied present values per share of Nevro common stock utilizing estimates of the standalone, unlevered, after-tax free cash flows Nevro was expected to generate over the period from January 1, 2025 through December 31, 2033, based on the Unaudited Prospective Financial Information. BofA Securities calculated a terminal value for Nevro by applying a selected perpetuity growth rate range of 2.0% to 3.0%, based on BofA Securities’ professional judgment and experience, to the terminal year unlevered free cash flows based on the Unaudited Prospective Financial Information. The unlevered free cash flows, the terminal values and the estimated benefits from the Tax Attributes, as of December 31, 2024, as provided by the management of Nevro were discounted to December 31, 2024, utilizing the mid-year discounting convention, and using discount rates ranging from 12.00% to 14.75%, which were based on an estimate of Nevro’s weighted average cost of capital, derived using the capital asset pricing model.

BofA Securities then calculated an implied equity value per share reference range for Nevro (rounded to the nearest $0.05) by adding to this range of implied enterprise values an estimate of Nevro’s net cash as of December 31, 2024, as provided by the management of Nevro, and dividing the results by a number of fully-diluted shares of Nevro common stock outstanding (calculated on a treasury stock method basis, based on information provided by the management of Nevro).

This analysis indicated the following approximate implied equity value reference range per share for Nevro, as compared to the Merger Consideration and the closing price per share of Nevro common stock on February 4, 2025, which was the day prior to the last trading day before the announcement of the Merger:

Implied Equity Value Reference Range Per Share	Merger Consideration	February 4, 2025 Closing Share Price
$4.65 – $8.00	$5.85	$5.13

Other Factors

BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ financial analyses with respect to its opinion, but were referenced solely for informational purposes, including, among other things, the following:

52-Week Trading Range. BofA Securities reviewed the trading range of Nevro common stock for the 52-week period ended on February 4, 2025, which was $3.29 to $17.62.

Wall Street Analysts Price Targets. BofA Securities reviewed certain publicly available equity research analyst price targets for shares of Nevro common stock, which indicated a present value of $3.50 to $6.15 when discounted by one year at Nevro’s estimated mid-point cost of equity of 13.5%, derived using the capital asset pricing model.

Premia Calculations. BofA Securities reviewed, among other things, the premia paid in selected all-cash acquisition transactions announced since 2014 involving a public company based in the United States as the target, in relation to each target company’s (1) closing share price on the day prior to announcement of the applicable transaction and (2) volume weighted average price during the 30 calendar days prior to announcement of the applicable transaction (which we refer to in this section of this proxy statement as the “30-Day VWAP”). Based on this review and its professional judgment and experience, BofA Securities applied:

•

an illustrative premia reference range of 24.0% to 58.0% to the closing price per share of Nevro common stock on February 4, 2025, which was the day prior to the last trading day before the announcement of the Merger, of $5.13, to derive an implied equity value reference range per share for Nevro of $6.35 to $8.10; and

•

an illustrative premia reference range of 24% to 62% to the 30-Day VWAP to the closing price per share of Nevro common stock on February 4, 2025, which was the day prior to the last trading day before the announcement of the Merger, of $5.13, to derive an implied equity value reference range per share for Nevro of $5.20 to $6.80.

Miscellaneous

As noted above, the discussion set forth above in the section titled “Summary of Material Company Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Nevro. The estimates of the future performance of Nevro in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to the holders of shares of Nevro common stock of the Merger Consideration to be received by such holders in the Merger and were provided to the Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Nevro or Nevro common stock.

The type and amount of consideration payable in the Merger was determined through negotiations between Nevro and Globus, rather than by any financial advisor, and was approved by the Board. The decision to enter into the Merger was that of the Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Board, Nevro’s management or any other party with respect to the Merger or the Merger Consideration.

Nevro has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee of approximately $9 million, $2 million of which was payable upon delivery of BofA Securities’ opinion and the remainder of which is payable contingent upon consummation of the Merger. In addition, Nevro has agreed to reimburse certain of BofA Securities’ expenses arising, and to indemnify BofA Securities against certain liabilities that may arise, out of BofA Securities’ engagement.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Nevro, Globus and certain of their respective affiliates.

BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Nevro and have received or in the future may receive compensation for the rendering of these services, including (i) providing checking and deposit accounts and other liquidity and treasury products, (ii) providing foreign exchange products, and (iii) providing letters of credit and other commercial credit services.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Globus and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) providing deposit accounts, checking accounts, credit card, certificates of deposit, and other liquidity and treasury products and services, (ii) providing letters of credit, terms loans, trade finance, and other commercial credit services, and (iii) providing foreign exchange, certain fixed income and other markets products.

Certain Unaudited Prospective Financial Information

While Nevro has from time to time provided a financial outlook to investors with respect to the then-current fiscal year in its quarterly earnings announcement, Nevro does not, as a matter of course, make public longer-term projections as to our future financial performance, revenues, or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in the ordinary course, Nevro management prepares a five year long range business plan, which is periodically updated and reviewed with the Board, that reflects Nevro management’s financial and business outlook for Nevro generally over a five-year period. In connection with our strategic planning process and the Board’s evaluation of the Merger, as described further in the section captioned “The Merger—Background of the Merger” beginning on page 37 of this proxy statement, Nevro’s management prepared and reviewed with the Board Nevro’s long range business plan and based on that, Nevro management prepared the Unaudited Prospective Financial Information.

The Unaudited Prospective Financial Information was prepared for internal use only and not for public disclosure and was provided to the Board for the purposes of considering, analyzing and evaluating the Merger. The Unaudited Prospective Financial Information was also provided to, approved by Nevro for use and reliance by, BofA Securities, Nevro’s financial advisor, in connection with rendering the fairness opinion in connection with the Merger and performing its related financial analyses (as described in more detail in the sections captioned “The Merger—Opinion of BofA Securities, Inc.” beginning on page 51 of this proxy statement), and were the only financial projections with respect to the Company used by BofA Securities in performing such financial analysis. The Unaudited Prospective Financial Information was not provided to Globus or any other prospective bidder. With Nevro’s consent and at Nevro’s direction, BofA Securities assumed that the Unaudited Prospective Financial Information was reasonably prepared on bases reflecting the best then-available estimates and good faith judgments of our management as to our future financial performance, and relied on Nevro’s assessments as to the validity of, and risks associated with, Nevro’s business.

The Unaudited Prospective Financial Information was developed based on Nevro’s management’s knowledge of and assumptions with respect to Nevro’s business and, as a result, is subject to interpretation. The Unaudited Prospective Financial Information was developed without giving effect to the Merger, including any impact of the negotiation or execution of the Merger Agreement or the Merger, the expenses that have already or may be incurred in connection with completing the Merger or any changes to Nevro’s operations or strategy that may be implemented during the pendency of or following the consummation of the Merger. The Unaudited Prospective Financial Information also does not consider the effect of any failure of the Merger to be completed and it should not be viewed as accurate or continuing in that context.

The Unaudited Prospective Financial Information was not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In addition, the Unaudited Prospective Financial Information was not prepared with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. Neither our independent registered public accounting firm nor any other independent accountants have (1) compiled, reviewed, audited, examined or performed any procedures with respect to the Unaudited Prospective Financial Information, (2) expressed any opinion or any other form of assurance on such information or the achievability of the Unaudited Prospective Financial Information or (3) assumed any responsibility for the Unaudited Prospective Financial Information.

Because the Unaudited Prospective Financial Information reflects estimates and judgments, it is susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. The Unaudited Prospective Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Unaudited Prospective Financial Information is not, and should not be considered to be, a guarantee of future operating results. Further, the Unaudited Prospective Financial Information is not fact and should not be relied upon as being necessarily indicative of our future results.

Although the Unaudited Prospective Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events. The Unaudited Prospective Financial Information will be affected by, among other factors, general economic conditions and trends in the medical device industry, the regulatory environment, competition with competitors, pricing, market growth and market share. The Unaudited Prospective Financial Information reflects assumptions and uncertainties that are subject to change. Important factors that may affect actual results and cause the Unaudited Prospective Financial Information not to be achieved are described in various risk factors described in the section captioned “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 34 of this proxy statement, and in our other filings with the SEC, including those listed under the section captioned “Where You Can Find More Information” beginning on page 110 of this proxy statement. All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Unaudited Prospective Financial Information will be realized, and actual results may be materially better or worse than those contained in the Unaudited Prospective Financial Information, whether or not the Merger is consummated. The Unaudited Prospective Financial Information also reflects assumptions as to certain business decisions that are subject to change. The Unaudited Prospective Financial Information may differ from publicized analyst estimates and forecasts and does not consider any events or circumstances after the date that it was prepared, including the announcement of the entry into the Merger Agreement. The Unaudited Prospective Financial Information has not been updated or revised to reflect information or results after the date it was prepared or as of the date of this proxy statement. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Unaudited Prospective Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. Nevro has or may report results of operations for periods included in the Unaudited Prospective Financial Information that were or will be completed following the preparation of the Unaudited Prospective Financial Information. Stockholders and investors are urged to refer to Nevro’s periodic filings with the SEC for information on Nevro’s actual historical results.

Certain of the financial measures included in the Unaudited Prospective Financial Information are “non-GAAP financial measures.” These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. In certain circumstances, including those applicable to the Unaudited Prospective Financial Information, financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Unaudited Prospective Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board or BofA Securities. Accordingly, no reconciliation of the financial measures included in the Unaudited Prospective Financial Information is provided in this proxy statement.

The Unaudited Prospective Financial Information constitutes forward-looking statements. By including the Unaudited Prospective Financial Information in this proxy statement, neither we nor any of our affiliates, advisors (including BofA Securities), officers, directors, partners or representatives has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Unaudited Prospective Financial Information. The inclusion of the Unaudited Prospective Financial Information should not be regarded as an indication that the Board, Nevro or any other person considered, or now considers, the Unaudited Prospective Financial Information to be predictive of actual future results. Further, the inclusion of the Unaudited Prospective Financial Information in this proxy statement does not constitute an admission or representation by Nevro that the information presented is material. The Unaudited Prospective Financial Information is included in this proxy statement solely to give our stockholders access to the information that was provided to the Board and BofA Securities as described above. The Unaudited Prospective Financial Information is not included in this proxy statement in order to influence any Nevro stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to their shares.

Unaudited Prospective Financial Information

Various judgments and assumptions were made when preparing the Unaudited Prospective Financial Information, including, among others: market demand for, and pricing of, Nevro’s products; market size; market share; competition; reimbursement; distribution; estimated costs and expenses; contractual relationships; effective tax rate; utilization of net operating losses; and other relevant factors relating to Nevro’s long-term operating plan, as well as future economic, competitive and regulatory conditions and financial market conditions, all of which are highly uncertain, difficult or impossible to predict and many of which are beyond Nevro’s control.

The following table presents estimates of Nevro’s total revenue, adjusted EBIT, adjusted EBITDA and unlevered free cash flow, in each case, for the fiscal years 2025 through 2033, as reflected in the Unaudited Prospective Financial Information, as approved by Nevro management.

						Fiscal Year Ending December 31,
Projected Non-GAAP	2025	2026	2027	2028	2029	2030	2031	2032	2033
($ in millions, Unaudited)
Total Revenue	$421	$445	$482	$537	$580	$620	$658	$691	$719
Adjusted EBITDA(2)	($53)	($35)	($10)	$22	$51	$65	$79	$93	$108
Adjusted EBIT(1)	($65)	($48)	($23)	$8	$38	$50	$63	$77	$91
Unlevered Free Cash Flow(3)	($66)	($51)	($32)	($2)	$22	$32	$42	$53	$65

(1)	“Adjusted EBITDA” is a non-GAAP financial measure which is calculated as earnings before interest expense, taxes, depreciation & amortization and is burdened for stock based compensation expense.
(2)	“Adjusted EBIT” is a non-GAAP financial measure which is calculated as Adjusted EBITDA further adjusted to be burdened for depreciation & amortization.
(3)

“Unlevered Free Cash Flow” is a non-GAAP financial measure which is calculated as Adjusted EBITDA less taxes, changes in net working capital, capital expenditures, acquisition milestone payments and non-recurring litigation expenses.

Treatment of the Convertible Notes

The closing of the Merger will constitute a “Make-Whole Fundamental Change” under the Convertible Notes Indenture (as defined below). Following the closing of the Merger, the cash Merger Consideration will become the reference property into which the Convertible Notes are convertible. Under the terms of the Convertible Notes Indenture, holders of the Convertible Notes may convert their Convertible Notes in connection with the Make-Whole Fundamental Change during the 35-trading day period after the closing of the Merger (the “Make-Whole Fundamental Change Conversion Period”) and if converted during the Make-Whole Fundamental Change Conversion Period, holders will receive, for each $1,000 principal amount of Convertible Notes converted, an amount in cash equal to (i) the per share Merger Consideration multiplied by (ii) conversion rate in effect on the applicable conversion date, as adjusted by the make-whole table in the Convertible Notes Indenture. Holders of Convertible Notes that do not elect to convert their Convertible Notes during the Make-Whole Fundamental Change Conversion Period will continue to hold such Convertible Notes, which will remain outstanding subject to the terms and conditions of the Convertible Notes Indenture.

The closing of the Merger will also constitute a “Fundamental Change” under the Convertible Notes Indenture. Following the closing of the Merger, Nevro will be required to offer to repurchase all of the outstanding Convertible Notes for an amount equal to the principal amount of the Convertible Notes surrendered for repurchase plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date, in accordance with the Convertible Notes Indenture.

Holders of Convertible Notes that do not elect to convert their Convertible Notes during the Make-Whole Fundamental Change Conversion Period or surrender their Convertible Notes for repurchase pursuant to the foregoing will continue to hold such Convertible Notes, which will remain outstanding subject to the terms and conditions of the Convertible Notes Indenture.

Treatment of Braidwell Warrants

Concurrently with the closing of the Merger, the Braidwell Warrants (as defined in the Merger Agreement) that are then issued and outstanding shall be converted into the right to receive cash consideration at the closing of the Merger pursuant to Section 5 thereof.

Treatment of Existing Credit Agreement

Substantially concurrently with the closing of the Merger, the Company will prepay in full all outstanding loans and other obligations under the Company’s existing Credit Agreement and Guaranty, dated as of November 30, 2023, by and among the Company, as borrower, the subsidiaries of the Company party thereto from time to time as guarantors, the lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”) (including accrued and unpaid interest thereunder, early prepayment and exit fees and reimbursement of lender expenses thereunder). At least one business day prior to the closing of the Merger, the Company will obtain and deliver or cause to be delivered to Globus (a) an executed payoff letter in respect of the Existing Credit Agreement and (b) other customary documents relating to the release of guarantees and liens under the Existing Credit Agreement and any related security documents, which shall become effective upon the payment in full of the loans and other obligations in respect of the Existing Credit Agreement.

Interests of the Directors and Executive Officers of Nevro in the Merger

Members of the Board and Nevro’s executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of Nevro’s stockholders generally. The members of the Board were aware of these potential interests and considered them, among other matters, at the time they approved the Merger Agreement and in making their recommendation that Nevro’s stockholders adopt the Merger Agreement. These potential interests are described below.

Treatment of Equity Awards

Pursuant to the Merger Agreement, outstanding Nevro equity awards held by our directors and executive officers will be treated as follows:

•

Company Options. Effective as of immediately prior to the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, will be automatically cancelled and terminated without consideration.

•

Company RSU Awards. Effective as of immediately prior to the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive cash, without interest, in an amount equal to the product of (i) the aggregate number of Company Shares underlying such Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

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Company PSU Awards. Effective as of immediately prior to the Effective Time, each Company PSU Award that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive cash, without interest, in an amount equal to the product of (i) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as determined by Compensation Committee of the Board in its discretion, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

The following table sets forth, for each of Nevro’s directors and executive officers, (i) the number of Company Shares underlying the Company RSU Awards and Company PSU Awards held by each Nevro executive officer and director as of February 9, 2025, the latest practicable date to determine these numbers before the filing of this proxy statement, and (ii) the value of such equity awards as of such date, determined in each case by multiplying (a) the number of Company Shares subject to the Nevro equity award, by (b) the Merger Consideration. All such amounts actually payable to each of Nevro’s directors and executive officers will be subject to any applicable withholding taxes and will be payable without interest. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by Nevro’s directors and executive officers may materially differ from the amounts set forth below.

Name	Company RSU Awards (#)	Value of Company RSU Awards ($)	Company PSU Awards (#)(1)	Value of Company PSU Awards ($)	Total Value of Company RSU Awards and Company PSU Awards ($)
Non-Employee Directors
D. Keith Grossman.	28,575	167,164	262,500	1,535,625	1,702,789
Michael DeMane.	19,169	112,139	—	—	112,139
Frank Fischer(2)	—	—	—	—	—
Kirt P. Karros	17,452	102,094	—	—	102,094
Sri Kosaraju	19,169	112,137	—	—	112,137
Shawn T McCormick	19,169	112,137	—	—	112,137
Kevin O’Boyle	19,169	112,137	—	—	112,137
Karen Prange.	19,169	112,137	—	—	112,137
Susan Siegel	19,169	112,137	—	—	112,137
Elizabeth Weatherman	19,169	112,137	—	—	112,137
Executive Officers
Kevin Thornal	207,091	1,211,482	636,204	3,721,793	4,933,275
Roderick H. MacLeod.	104,369	610,559	256,885	1,502,777	2,113,336
Kashif Rashid	106,678	624,066	356,885	2,087,777	2,711,843
Greg Siller	116,918	683,970	67,691	395,992	1,079,962

(1)

For purposes of this table, the value of the Company PSU Award is determined based on an estimate of actual performance based on the expected closing of the Merger, which would currently be expected to result in using target achievement of all performance-based vesting conditions.

(2)	Mr. Fischer ceased serving on our board of directors on May 23, 2024.

Certain non-employee directors and executive officers hold Company Shares. For additional information, see the section titled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 106 of this proxy statement.

Change in Control Severance Benefits

Employment Agreement with Mr. Thornal.

On April 24, 2023, Nevro entered into an employment agreement with Mr. Thornal, which governs the terms of his employment with Nevro as President and Chief Executive Officer. In the event Nevro terminates Mr. Thornal without “cause,” he resigns for “good reason,” or his employment terminates due to his death or “disability” (as such terms are defined therein) within the period that commences three months prior to, and ends 24 months following a change in control, subject to his execution and non-revocation of a general release of claims, Mr. Thornal will be entitled to (i) a lump sum payment equal to the sum of (A) 24 months of Mr. Thornal’s annual base salary plus (B) two times Mr. Thornal’s target bonus assuming achievement of performance goals at target, in each case, as in effect as of Mr. Thornal’s termination date, (ii) full accelerated vesting of any unvested equity awards, and (iii) if timely elected, payment or reimbursement of COBRA premiums for a period of up to 24 months.

Change in Control Severance Agreements for other Executive Officers.

Each other Nevro executive officer is party to a change in control severance agreement, which provides, among other things, that such executive officers may be entitled to receive the following severance pay and benefits, subject to their execution and non-revocation of a general release of claims, if Nevro terminates such executive officer’s employment without “cause,” or if the executive officer experiences a “constructive termination” (as such terms are defined in each eligible executive officer’s respective change in control severance agreement) within the period that commences three months prior to, and ends 24 months following a change in control: (i) a lump sum payment equal to the sum of (A) 18 months of annual base salary, plus (B) 1.5 times their target annual bonus assuming achievement of performance goals at target, in each case, at the rate in effect immediately prior to their respective termination date, (ii) full accelerated vesting of any unvested equity awards, and (iii) if timely elected, payment or reimbursement of COBRA premiums for a period of up to 18 months.

Non-Employee Director Compensation

Prior to the Effective Time, Nevro will continue to compensate its non-employee directors for their service on the Board in accordance with Nevro’s Non-Employee Director Compensation Program, as may be amended from time to time. Nevro’s Non-Employee Director Compensation Program provides that upon the occurrence of a change in control (which includes this transaction), all equity awards held by non-employee directors will become fully vested immediately prior to the occurrence of a change in control.

280G Gross-Ups

Nevro may enter into agreements with certain executive officers to make gross-up payments to the executive officers to offset any excise taxes under Sections 280G and 4999 of the Code in connection with the Merger as well as taxes incurred in making such payments.

Indemnification of Directors and Officers; Insurance

Directors and officers of Nevro are also entitled to indemnification and covered by insurance in certain circumstances. For a detailed description of these requirements, please see “The Merger Agreement—Other Covenants and Agreements—Indemnification of Directors and Officers; Insurance” beginning on page 90 of this proxy statement.

Financing of the Merger

The Merger Agreement is not conditioned upon receipt of financing by Globus. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $250 million, including the estimated funds needed to (i) pay our stockholders the Merger Consideration due to them under the Merger Agreement and (ii) make payments in respect of outstanding equity awards of Nevro pursuant to the Merger Agreement.

Globus and Merger Sub have represented in the Merger Agreement that they will have available as of the Effective Time sufficient funds for the satisfaction of all of their obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by Globus or Merger Sub pursuant to the terms of the Merger Agreement.

Closing and Effective Time of the Merger

The closing of the Merger will take place by electronic exchange of signatures and documents on a date to be specified by the parties, which shall be not later than the third business day after the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in the Merger Agreement (other than those conditions that, by their nature, are to be satisfied at the closing of the Merger, but subject to the satisfaction (or waiver, if permitted by applicable law) of those conditions), or at such other location, date and time as Nevro and Globus shall mutually agree upon in writing; provided, however, that in no event will the closing be required to occur prior to April 1, 2025.

On the Closing Date, Globus, Nevro and Merger Sub will cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL with the Secretary of State of the State of Delaware and will make such further filings as may be required to make the Merger effective on the Closing Date. The Merger will become effective at the time and day of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Nevro and Globus and specified in the certificate of merger.

Appraisal Rights

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Company Shares under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Company Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise have the right to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Shares determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration under the Merger Agreement.

A holder of record of Company Shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such Company Shares through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such Company Shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the Company Shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Section 262 requires that where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify stockholders that appraisal rights will be available not less than twenty (20) days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Nevro’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your Company Shares, you must satisfy each of the following conditions: you must deliver to Nevro a written demand for appraisal of your Company Shares prior to the Special Meeting, which must (i) reasonably inform us of the identity of the holder of record of Company Shares who intends to demand appraisal of his, her or its Company Shares (and, for beneficial owners only, such demand is accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Nevro and to be set forth on the Chancery List) and (ii) that you intend to demand the appraisal of your shares. In addition, as described above, you must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement; you must hold or beneficially own, as applicable, your Company Shares continuously through the effective date; and you must comply with the other applicable requirements of Section 262.

A Nevro stockholder who elects to exercise appraisal rights must mail or deliver his, her or its written demand for appraisal to the following address:

Nevro Corp.

1800 Bridge Parkway

Redwood City, California 94065

Attention: Corporate Secretary

Within ten (10) days after the Effective Time, the surviving corporation must give written notice that the Merger has become effective to each stockholder of any class or series of stock of Nevro who is entitled to appraisal rights that the Merger was approved and that appraisal rights are available for any or all shares of such class or series of stock.

Within one hundred twenty (120) days after the Effective Time, but not thereafter, the surviving corporation or any person who has properly and timely demanded appraisal and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a person, demanding a determination of the fair value of the Company Shares held by all persons that have demanded appraisal. There is no present intent on the part of Nevro or the surviving corporation to file an appraisal petition and persons seeking to exercise appraisal rights should assume that Nevro and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of Company Shares. Accordingly, persons who desire to have their Company Shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within one hundred twenty (120) days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the Merger Consideration under the Merger Agreement.

At any time within sixty (60) days after the Effective Time, any person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the Merger Consideration specified by the Merger Agreement for that person’s Company Shares by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the person within sixty (60) days after the effective date, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the person will be entitled to receive only the fair value of such person’s Company Shares determined by the Delaware Court of Chancery in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration offered pursuant to the Merger Agreement.

In addition, within one hundred twenty (120) days after the Effective Time, any person who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of Company Shares not consented in writing or otherwise voted in favor of the Merger and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of holders of such Company Shares. Such statement must be given within ten (10) days after the written request therefor has been received by the surviving corporation or within ten (10) days after the expiration of the period for the delivery of demands as described above, whichever is later.

Upon the filing of a petition by a person, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation shall be required to, within twenty (20) days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their Company Shares and with whom the surviving corporation has not reached agreements as to the value of such Company Shares (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such persons set forth on the Chancery List.

If a petition for an appraisal is timely filed by a person, at the hearing on such petition, the Delaware Court of Chancery will determine which persons have complied with Section 262 and have become entitled to appraisal rights provided thereby. The Delaware Court of Chancery may require the persons who have demanded an appraisal of their Company Shares and who hold Company Shares represented by certificates to submit their certificates of Company Shares to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

Upon application by the surviving corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List and may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court of Chancery shall determine the fair value of Company Shares taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (x) the difference, if any, between the amount so paid and the fair value of the Company Shares as determined by the Delaware Court of Chancery, and (y) interest theretofore accrued, unless paid at that time.

When the fair value of the Company Shares is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same.

Although Nevro believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, the surviving corporation does not anticipate offering more than the Merger Consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant Company Shares is less than the Merger Consideration.

In determining “fair value”, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all Company Shares entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

Any person who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any Company Shares subject to such demand or to receive payment of dividends or other distributions on such Company Shares, except for dividends or distributions payable to Nevro stockholders of record at a date prior to the Effective Time.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of Company Shares whose Company Shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their Company Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger. This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax, the Medicare net investment income surtax, or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith)). In addition, this summary does not address the U.S. federal income tax consequences to holders of Company Shares that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances, including, but not limited to:

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holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes or any investor therein, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies” or certain former citizens or long-term residents of the United States;

•	holders holding their Company Shares as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;

•	holders deemed to sell their Company Shares under the constructive sale provisions of the Code;

•	holders that received their Company Shares in compensatory transactions;

•	holders that hold their Company Shares through individual retirement or other tax-deferred accounts;

•	holders that own an equity interest, actually or constructively, in Globus or the surviving corporation;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders that are required to report income no later than when such income is reported in an “applicable financial statement”; or

•	holders that own or have owned (directly, indirectly or constructively) 5% or more of the Company Shares (by vote or value).

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Company Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Company Shares and partners therein should consult their tax advisors regarding the particular tax consequences to them of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of Company Shares that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more “United States persons” as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for Company Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the Company Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Company Shares is more than one year at the time of the consummation of the Merger. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of Company Shares at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Shares.

Payments made to a U.S. Holder in exchange for Company Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption should complete and return to the exchange agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding or information reporting rules.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. Holder pursuant to the Merger under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of Company Shares that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified under an applicable tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), which may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any) provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses; or

•

Company Shares held by such Non-U.S. Holder constitute a United States real property interest (a “USRPI”) by reason of Nevro’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Effective Time or the period that the Non-U.S. Holder held the applicable Company Shares.

With respect to the third bullet point above, Nevro is not currently, has not been during the preceding five years and prior to or at the time of the Merger does not expect to become a USRPHC. Because the determination of whether Nevro is a USRPHC depends, however, on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance Nevro is not a USRPHC. Even if Nevro is a USRPHC, gain arising from the sale or other taxable disposition of Nevro common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if Nevro common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of Nevro common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Payments made to Non-U.S. Holders in exchange for Company Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. Non-U.S. Holders generally can avoid backup withholding by providing the exchange agent with the applicable and properly completed and executed IRS Form W-8 certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

HSR Act and U.S. Antitrust Matters

Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger cannot be consummated until Nevro and Globus each file a notification and report form with the FTC and the Antitrust Division of the DOJ under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Nevro and Globus filed their respective HSR Act notifications on February 6, 2025. The waiting period under the HSR Act is set to expire at 11:59 p.m., Eastern Time, on March 10, 2025. The DOJ or the FTC may extend the 30-day waiting period by issuing a Request for Additional Information and documentary materials (a “Second Request”). If either agency issues a Second Request, the waiting period will be extended until 30 days after the parties substantially comply with the request.

At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under its applicable antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under applicable antitrust laws under certain circumstances.

General

Subject to the terms of the Merger Agreement, Nevro and Globus have agreed to use their respective reasonable best efforts to promptly take such actions as are necessary and advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any foreign antitrust laws as soon as practicable (and in any event by the date that is at least five business days before the Effective Time). Further, neither party will extend any waiting period under the HSR Act (by pull and refile, or otherwise) or enter into any agreement with the FTC, the Antitrust Divisions of the DOJ or any other governmental authority not to consummate the transactions contemplated by the Merger Agreement with the consent of the other party. Notwithstanding the foregoing or anything to the contrary contained in the Merger Agreement, neither Globus nor any of its affiliates shall be required to agree to any of the following actions (and Nevro shall not agree to any of the following actions without the prior written consent of Globus): (1) selling, licensing, divesting or other disposing of or holding separate any capital stock, business asset, properties or other interests of Globus, Nevro, or any of their respective affiliates; (2) the imposition of any limitation, restriction or condition on the ability of Globus, Nevro or any of their respective affiliates to conduct their respective businesses, assets, properties or other interests; or (3) the imposition of any limitation, restriction or condition on Globus, Nevro, or any of their respective affiliates under any antitrust laws; provided, that, notwithstanding the proceeding language, reasonable best efforts of Globus to obtain any applicable, clearance, consent, approval or waiver under antitrust laws with respect to the Merger shall include certain actions specified as between the parties.

In the event that any administrative or judicial action or proceeding is instituted (or threated to be instituted) by a governmental entity or private party challenging the Merger or any other transaction contemplated by the Merger Agreement, or any other agreement contemplated thereby, Nevro shall cooperate in all respects with Globus and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement. Notwithstanding anything in the Merger Agreement to the contrary, none of Globus, Merger Sub, and any of their respective affiliates shall be required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any order, in connection with the transaction contemplated by the Merger Agreement.

Other than the filings required under the HSR Act as described above, we currently do not expect that any clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

Delisting and Deregistration of Company Shares

If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on the NYSE and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Nevro contained in this proxy statement or in Nevro’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Nevro contained in the Merger Agreement and described in this summary. The representations, warranties, covenants, and agreements made in the Merger Agreement by Nevro and Globus were qualified and subject to important limitations agreed to by Nevro and Globus in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations, warranties, covenants, and agreements contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations, warranties, covenants, and agreements were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right to not close the Merger if the representations and warranties of the other party prove to be untrue (or such covenants and agreements were not complied with), due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations, warranties, covenants, and agreements may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures contained in the disclosure letter delivered by Nevro to Globus in connection with the Merger Agreement (the “Disclosure Letter”), which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of Nevro or Globus with the SEC. For the foregoing reasons, the representations, warranties, covenants, and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Nevro, Globus or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Additional information about Nevro may be found elsewhere in this proxy statement and Nevro’s other public filings. See “Where You Can Find More Information” beginning on page 110 of this proxy statement.

When the Merger Becomes Effective

The closing of the Merger will take place by electronic exchange of signatures and documents on a date to be specified by the parties, which shall be not later than the third business day after the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in the Merger Agreement (other than those conditions that, by their nature, are to be satisfied at the closing of the Merger, but subject to the satisfaction (or waiver, if permitted by applicable law) of those conditions), or at such other location, date and time as Nevro and Globus shall mutually agree upon in writing; provided, however, that in no event shall the closing be required to occur prior to April 1, 2025 (such date, the “Closing Date”).

On the Closing Date, Nevro, Globus and Merger Sub will cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL with the Secretary of State of the State of Delaware and will make such further filings as may be required to make the Merger effective on the Closing Date. The Merger will become effective at the time and day of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Nevro and Globus and specified in the certificate of merger.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Nevro and the separate corporate existence of Merger Sub will cease. Nevro will continue as the surviving corporation and as a wholly owned subsidiary of Globus. At the Effective Time, the certificate of incorporation of Nevro will be amended and restated in its entirety as set forth on Annex B of the Merger Agreement and such amended and restated certificate of incorporation will be the certificate of incorporation of the surviving corporation until thereafter amended as provided therein or by applicable law. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the surviving corporation, except that references to Merger Sub’s name will be replaced with references to the surviving corporation’s name.

Effect of the Merger on Company Shares

At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares held by Globus, Merger Sub or Nevro, or by any direct or indirect wholly owned subsidiary of Globus, Merger Sub or Nevro, in each case, immediately prior to the Effective Time (“Cancelled Company Shares”) and Company Shares that are issued and outstanding immediately prior to the Effective Time held by a stockholder of Nevro who is entitled to and has properly and validly demanded statutory rights of appraisal in respect of such Company Shares in compliance in all respects with Section 262 of the DGCL (“Dissenting Company Shares”)) will be cancelled and extinguished and automatically cease to exist and will be converted into the right to receive the Merger Consideration.

At the Effective Time, each Cancelled Company Share will be cancelled and extinguished, without any conversion thereof or consideration paid therefor at the Effective Time.

During the period from February 6, 2025 until the Effective Time, the Merger Consideration and any other amount payable pursuant to the Merger Agreement (including consideration payable in respect of Company RSU Awards or Company PSU Awards) will be equitably adjusted to reflect the effect of any reorganization, reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of Company Shares or any stock dividend or stock distribution (including any dividend or other distribution of securities convertible into Company Shares) with a record date occurring during such period.

Treatment of Equity Awards and the Company ESPP

Under the Merger Agreement, effective as of immediately prior to the Effective Time:

•	Each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and terminated without consideration.

•

Each Company RSU Award that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

•

Each Company PSU Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as determined by the Compensation Committee of the Board in its discretion, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

The Company ESPP was terminated on February 7, 2025 and the funds in each Company ESPP participant’s plan account were refunded to the applicable participant.

Dissenting Company Shares

The Merger Agreement provides that Dissenting Company Shares will not be converted into, or represent the right to receive, the Merger Consideration, but instead at the Effective Time will be converted into such consideration as may be determined to be due to the holders thereof in respect of such Dissenting Company Shares pursuant to Section 262 of the DGCL. If any holder of Dissenting Company Shares fails to perfect, withdraws or otherwise loses or forfeits the right to appraisal of the fair value of such Dissenting Company Shares under Section 262 of the DGCL, such Dissenting Company Shares will no longer be considered to be Dissenting Company Shares and will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive, without interest, the Merger Consideration.

Payment for Company Shares

At or prior to the Closing Date, Globus will deposit, or cause to be deposited, with a paying agent designated by Globus that is approved by Nevro, for payment to and for the sole benefit of holders of Company Shares pursuant to the provisions of the Merger Agreement, cash in an amount sufficient to pay the aggregate Merger Consideration to which the Nevro stockholders are entitled under the Merger Agreement (which such amount does not include the consideration payable to holders of Company RSU Awards and Company PSU Awards (collectively, “Nevro Stock Awards”) pursuant to the Merger Agreement).

As soon as practicable after the Effective Time (and in any event not later than the third business day thereafter); Globus will cause the paying agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of Company Shares represented by certificates (the “Certificates”), which Company Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to the Merger Agreement: (i) a letter of transmittal in a form mutually agreed to by Nevro and Globus, which (A) will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the paying agent and (B) will otherwise be in such form as Globus, Nevro and the paying agent reasonably agree on and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration.

Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) to the paying agent or to such other agent or agents as may be appointed in writing by Globus, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of record of such Certificates will be entitled to receive the Merger Consideration for each such Company Share formerly represented by such Certificate (subject to any required tax withholdings), and any Certificate so surrendered will forthwith be cancelled.

No holder of non-certificated Company Shares represented by book-entry (“Book-Entry Shares”) will be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through DTC immediately prior to the Effective Time, an executed letter of transmittal to the paying agent, to receive the Merger

Consideration that such holder is entitled to receive pursuant to the terms of the Merger Agreement; provided, that such holders shall be required to submit to the Payment Agent any forms or other documentation (including any IRS Form W-8 or W-9; provided, however, that any failure to provide an IRS Form W-8 or W-9 shall only permit the paying agent to withhold the Merger Consideration pursuant to applicable law) as the paying agent may reasonably request. In lieu thereof, each holder of record of one or more Book-Entry Shares held through DTC immediately prior to the Effective Time whose Company Shares were converted into the right to receive the Merger Consideration will upon the Effective Time, in accordance with DTC’s customary procedures (including receipt by the paying agent of an “agent’s message” (or such other evidence of transfer or surrender as the paying agent may reasonably request)) and such other procedures as agreed by Nevro, Globus, the paying agent and DTC, be entitled to receive, and Globus will cause the paying agent to pay and deliver to DTC or its nominee, for the benefit of the holder of such Book-Entry Shares held through it immediately prior to the Effective Time, as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration for each such Book-Entry Share (subject to any required tax withholdings) and such Book-Entry Shares of such holder will forthwith be cancelled.

As soon as practicable after the Effective Time (and in no event later than five business days after the Effective Time), the surviving corporation will cause the paying agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through DTC (A) a letter of transmittal and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration, the forms of which letter of transmittal and instructions are subject to the reasonable approval of Nevro prior to the Effective Time. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed and in proper form, the holder of such Book-Entry Shares immediately prior to the Effective Time will be entitled to receive in exchange therefor the Merger Consideration, for each such Book-Entry Share (subject to any required tax withholdings), and such Book-Entry Shares so surrendered will forthwith be cancelled.

Until paid or surrendered as contemplated, each Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by the Merger Agreement, except for Book-Entry Shares representing Dissenting Company Shares, which will be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Cancelled Company Shares.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Nevro, Globus and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Letter) as to, among other things:

•	corporate organization, existence, good standing and corporate power and authority to conduct its business as currently conducted;

•	corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

•	required regulatory filings or actions and authorizations, consents or approvals of governmental entities and other persons;

•

the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents, applicable requirements of the NYSE, and applicable law, in each case arising out of the execution, delivery or performance of, or consummation of the transactions contemplated by, the Merger Agreement;

•

the absence of certain litigation, orders and judgments and governmental proceedings and investigations pending against the parties (including, in the case of Nevro, any officer or director of Nevro (in such officer’s or director’s capacity as an officer or director)); and

•	the absence of any fees owed by Nevro to investment bankers or brokers in connection with the Merger, other than those specified in the Disclosure Letter.

The Merger Agreement also contains representations and warranties of Nevro (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Letter) as to, among other things:

•

the qualification and good standing of Nevro and its subsidiaries as a foreign corporation or other entity authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary;

•	the capitalization of Nevro, including the authorized and outstanding Company Shares and its subsidiaries;

•	all Company Shares and the equity interests of Nevro’s subsidiaries having been, or being when issued, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights;

•

outstanding Company Options, Company PSU Awards and Company RSU Awards, Company Shares reserved for issuance under the Company Stock Plan, Company Shares reserved for issuance under the Company ESPP and Company Shares reserved for issuance upon the conversion of the convertible notes Nevro has issued pursuant to the Indenture, dated as of June 13, 2016 between Nevro and Wilmington Trust, National Association, as trustee (the “Convertible Notes Indenture”);

•

except as otherwise disclosed, the absence of (i) outstanding securities of Nevro convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in Nevro, (ii) options, warrants, rights or other agreements or commitments requiring Nevro to issue any capital stock, voting securities or other ownership interests in Nevro, (iii) obligations requiring Nevro to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in Nevro (clauses (i), (ii) and (iii), together with the capital stock of Nevro, being referred to collectively as “Company Securities”) and (iv) obligations by Nevro to make any payments based on the price or value of the Company Shares;

•

as of close of business on February 5, 2025, (i) the absence of outstanding obligations requiring Nevro or any of its subsidiaries to purchase, redeem or otherwise acquire any Company Securities, (ii) the absence of voting trusts or other agreements or understandings to which Nevro or any of its subsidiaries is a party with respect to the voting of capital stock of Nevro or any of its subsidiaries and (iii) that all outstanding securities of Nevro were offered and issued in compliance with all applicable securities laws;

•	that, assuming the due authorization, execution and delivery of the Merger Agreement by Globus and Merger Sub, the Merger Agreement constitutes a legal, valid and binding obligation of Nevro;

•

the Board’s (i) determination that the Merger Agreement and Merger are advisable, fair and in the best interests of Nevro and its stockholders and that it is advisable for Nevro to enter into the Merger Agreement, (ii) approval and declaration that it is advisable for Nevro to execute and deliver the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) direction that the adoption of the Merger Agreement be submitted to a vote of Nevro stockholders and (iv) resolution to recommend that the Nevro stockholders adopt the Merger Agreement;

•

the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon as the only vote of any holders of any class or series of the Company’s capital stock necessary under applicable law and the certificate of incorporation and bylaws of Nevro to adopt the Merger Agreement and approve the Merger;

•

the timeliness and accuracy of Nevro’s filings with the SEC, and the compliance of such filings and financial statements with SEC rules, GAAP (in the case of financial statements), the Securities Act (as defined below), the Exchange Act, and the Sarbanes-Oxley Act of 2002;

•	the absence of written complaints received regarding allegations of questionable accounting policies since January 1, 2023 to the knowledge of the Company;

•	the absence of outstanding or unresolved comments received from the SEC staff with respect to Nevro’s SEC filings;

•	Nevro’s disclosure controls and procedures and internal control over financial reporting;

•	the absence of off-balance sheet arrangements required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K, which have not been so described in Nevro’s SEC filings;

•	the absence of certain undisclosed liabilities of Nevro;

•

from September 30, 2024 through the date of the Merger Agreement, Nevro and its subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice (except for the negotiation, execution, delivery and performance of the Merger Agreement) and have not suffered a Company Material Adverse Effect;

•	Nevro’s employee benefit plans, other agreements with its employees, employee handbooks and nondiscrimination testing;

•	the absence of certain transactions prohibited by ERISA section 406 or participation in a defined benefit plan as defined in ERISA section 3(35);

•	labor matters, including the absence of certain employee related disputes;

•

compliance with the requirements of COBRA and similar state laws as well as the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education reconciliation Act of 2010, as qualified under the Merger Agreement;

•	certain matters related to layoffs;

•	the payment of taxes, filing of tax returns, absence of tax liens, “reportable transactions,” obligations, audits or proceedings and other tax matters;

•	the absence of certain tax agreements, arrangements, liabilities and designations

•	the compliance by Nevro with applicable laws, including sanctions-related laws, and the possession by Nevro of all permits necessary to conduct its business;

•	environmental matters, including compliance with environmental laws by Nevro and its subsidiaries;

•	Nevro’s intellectual property rights;

•	the compliance by Nevro and its subsidiaries with data privacy and protection laws;

•	real property leased by Nevro and its subsidiaries;

•	title to assets free and clear of any liens (other than permitted liens);

•	certain categories of specified material contracts;

•

certain regulatory matters, including with respect to regulatory approvals from the FDA, and the compliance with various applicable rules of the FDA and health care laws applicable to the conduct of the business of Nevro and its subsidiaries;

•	insurance policies maintained by Nevro and its subsidiaries;

•	compliance with anti-bribery and anti-corruption laws, rules and regulations, including the Foreign Corrupt Practices Act of 1977;

•	transactions with certain affiliates of Nevro;

•	the absence of product defects;

•	Nevro’s largest customer and purchase supplier relationships;

•	the receipt by the Board of the opinion of BofA Securities as to the fairness of the Merger Consideration, from a financial point of view, to the holders of Company Shares; and

•	non-applicability of certain anti-takeover laws to the Merger Agreement and the Merger.

The Merger Agreement also contains representations and warranties of Globus and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement) as to, among other things:

•	the absence of any ownership by Globus and Merger Sub or any of their respective affiliates of Company Shares or securities convertible into or exchangeable for Company Shares;

•

the availability to Globus and Merger Sub, as of the Closing Date, of sufficient funds to consummate the Merger and the other transactions contemplated by the Merger Agreement that require payment on the Closing Date; and

•	ownership and operations Merger Sub since its formation.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” clause.

For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any change, occurrence, effect, event, circumstance or development (each an “Effect,” and collectively, “Effects”) that, individually or in the aggregate with any other Effect, has had, or would reasonably be expected to (a) have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Nevro or its subsidiaries, taken as a whole, or (b) prevent or materially impair the ability of Nevro to consummate the transactions contemplated by the Merger Agreement; provided, however, that, solely with respect to clause (a), no Effect resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be taken into account when determining whether a Company Material Adverse Effect has occurred, to the extent such Effects do not disproportionately and adversely affect Nevro and its subsidiaries relative to other similarly situated companies operating in any industry or industries in which Nevro or its subsidiaries operate in the events described in the first through the sixth bullets below (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there has occurred a Company Material Adverse Effect):

•	general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

•

conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	general conditions (or changes in such conditions) in the industries in which Nevro or its subsidiaries operate;

•

political conditions (or changes in such conditions) in the United States or any other country or region in the world, or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (including any acts of war or sanctions imposed in connection with the current disputes involving (i) the Russian Federation and Ukraine or (ii) Israel, Hamas, Lebanon, Syria, Iran and any other state or non-state actors involved);

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, epidemics, pandemics, cyberattacks, mudslides, wildfires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

•	changes in law or other legal or regulatory conditions or in GAAP or other accounting standards (or the interpretation thereof) in each case, enacted after the date of the Merger Agreement;

•

the announcement of the Merger Agreement, or the pendency or consummation of the transactions contemplated thereby, or the identity of Globus, Merger Sub or their affiliates, including any impact of the foregoing on the relationships of the Company and its subsidiaries with customers, licensors, suppliers, distributors, officers, employees or other business partners;

•

any actions taken or failure to take action, in each case, by Globus or any of its controlled affiliates, or to which Globus has consented in writing, or which Globus has requested in writing, or taking of any action expressly required by the Merger Agreement, or the failure to take any action expressly prohibited by the Merger Agreement;

•

changes in Nevro’s stock price or the trading volume of Nevro’s stock, in and of itself, or any failure by Nevro to meet any estimates or expectations of Nevro’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Nevro to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition of a Company Material Adverse Effect); or

•

any legal proceeding made or brought by any of the current or former Nevro stockholders (directly on their own behalf or derivatively in the right of or otherwise on behalf of Nevro) against Nevro, arising out of the Merger or in connection with any other transactions contemplated by the Merger Agreement.

Conduct of Business Pending the Merger

The Merger Agreement provides that except (a) as set forth in the Disclosure Letter, (b) as required by applicable law, (c) as consented to in writing by Globus (which consent shall not be unreasonably withheld, conditioned or delayed) or (d) as expressly required by the Merger Agreement, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Effective Time, (i) Nevro is required to and to cause each of its subsidiaries to (A) use commercially reasonable efforts to conduct its operations in all material respects according to its ordinary and usual course of business consistent with past practice and (B) use commercially reasonable efforts to preserve intact its business organization, keep available the services of its current officers and employees and to preserve the present relationships with material customers, suppliers, vendors, distributors, licensors, licensees, governmental authorities, employees and other persons having significant business relationships with Nevro or any of its subsidiaries. Without limiting the generality of the foregoing, Nevro will not, and will not permit any of its subsidiaries to:

•	amend or permit the adoption of any amendments to its certificate of incorporation or bylaws (or comparable organizational documents);

•

issue, sell, grant options or rights to purchase, dispose of, encumber, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase, encumber, dispose of, or pledge, (a) any securities of Nevro, other than any Company Shares issuable (i) upon the exercise or vesting of Nevro Stock Awards outstanding as of the date of the Merger Agreement, in each case in accordance with their terms in effect on the date of the Merger Agreement, (ii) upon the exercise of purchase rights under the Company ESPP solely for the final offering period, (iii) upon conversion of the Convertible Notes outstanding on the date of the Merger Agreement pursuant to their terms in effect on the date of the Merger Agreement (for the avoidance of doubt, the Company shall not repay any Convertible Notes with Company Shares) or (iv) upon any exercise of Nevro warrants outstanding on the date of the Merger Agreement in accordance with their terms in effect on the date of the Merger Agreement; (b) equity securities of any subsidiary of Nevro; (c) securities convertible into or exchangeable or exercisable for any Company Shares or equity securities of any subsidiary of Nevro; or (d) phantom equity or similar contractual rights;

•

acquire or redeem or offer to acquire or redeem, directly or indirectly, or amend any securities of Nevro, other than (a) any forfeitures or repurchases of unvested Nevro Stock Awards in accordance with the terms of the Company Stock Plan or (b) for the satisfaction of exercise price and/or tax withholding obligations in connection with the vesting, exercise and/or settlement of any Nevro Stock Award;

•

split, combine, subdivide or reclassify its capital stock or establish a record date for, declare, set aside, or make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock (other than dividends paid to Nevro or one of its wholly owned subsidiaries by a wholly owned subsidiary of Nevro with regards to its capital stock or other equity interests);

•

(A) acquire, by means of a merger, consolidation, recapitalization or otherwise, any assets or securities of any business or person (other than any acquisition of inventory in the ordinary course of business consistent with past practice in an amount not to exceed $5,000,000 per month), (B) sell, transfer, lease, license or otherwise dispose of any assets of Nevro or its subsidiaries with a fair market value in excess of $50,000 in the aggregate (other than sales of products or services in the ordinary course of business consistent with past practice and dispositions or abandonments of immaterial tangible assets in the ordinary course of business consistent with past practice) or (C) adopt a plan of complete or partial liquidation, dissolution, consolidation, recapitalization or restructuring;

•

sell, assign, lease, license, sublicense, pledge, transfer, subject to any lien, abandon, allow to lapse or otherwise dispose of any material intellectual property rights of Nevro, except (i) pursuant to contracts or commitments existing as of the date hereof and made available to Globus, and (ii) permitted liens;

•

(a) incur, draw upon, assume, or otherwise become liable or responsible for or modify in any material respect the terms of any indebtedness or enter into any new arrangements to issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), renew or extend any existing credit or loan agreements, enter into any “keep well” or other agreements to maintain any financial condition or another person or enter into any contract having the economic effect of any of the foregoing, except for customary payment terms in connection with the purchase of inventory in the ordinary course of business consistent with past practice or (b) amend, modify or terminate any Nevro warrant except as expressly contemplated by the Merger Agreement;

•

assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than (a) intercompany arrangements and (b) sale contracts which include indemnification provisions entered into in the ordinary course of business);

•

make any loans, advances or capital contributions to, or investments in, any other person (other than with respect to wholly owned subsidiaries), except for advancement of expenses under (a) any indemnification agreement in effect on the date hereof and made available to Globus pursuant to its terms in effect on the date hereof or (b) the certificate of incorporation or bylaws of Nevro;

•	change its fiscal year or change, in any material respect, any financial accounting methods, principles or practices used by it, except as required by GAAP or applicable law;

•

(1) make, change, rescind, revoke, or otherwise modify any material tax election (including, without limitation, an entity classification election under United States Treasury regulations section 301.7701-3) or adopt, change, or revoke, or request permission of any tax authority to adopt, change, or revoke, any accounting method with respect to taxes, in each case in a manner inconsistent with prior practice; (2) file any tax return in a manner inconsistent with past practices except to the extent otherwise required by applicable tax law; (3) change the closing date of any annual or other periodic tax accounting period; (4) file any amended tax return; (5) enter into any advance pricing agreement or “closing agreement” as described in section 7121 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other tax law) in respect of taxes, or settle or compromise any claim, notice, audit report, or assessment in respect of taxes; (6) affirmatively surrender or allow to expire any right to claim a refund or credit of taxes; (7) enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement, or similar agreement or contract, other than ordinary commercial agreements the primary purpose of which is not the indemnification, sharing, or allocation of taxes; (8) consent to any extension or waiver of the limitation period applicable to assessment or collection of any taxes; (9) make any application for, negotiate, or conclude any tax ruling or arrangement with a governmental authority; or (10) fail to timely file any tax return or fail to pay any tax as it becomes due;

•

except as required by applicable law or required by the terms of a plan in effect on the date of the Merger Agreement, (1) enter into any change-of-control, retention or severance agreement with any employee of Nevro or any of its subsidiaries or otherwise grant any severance or termination pay which could become due and payable on or after the Effective Time, (2) grant any increases in compensation or benefits payable to any of Nevro’s employees, officers or directors, (3) adopt, enter into, materially amend or terminate any material plan or (d) accelerate the vesting, funding or time of payment of any compensation or other benefit;

•	negotiate or enter into any collective bargaining or similar material labor contract;

•

engage in any conduct that would result in an employment loss or layoff for a sufficient number of Nevro employees or its subsidiaries which would constitute a “plant closing” or “mass layoff” under the WARN Act;

•

except for (a) the hiring or engagement of any individual to whom an offer of employment has been extended on or prior to the date of the Merger Agreement and which offer has been made available to Globus, and (b) hiring for the replacement of any individual who is employed as a field-facing sales representative by Nevro or any of its subsidiaries as of the date of the Merger Agreement and whose employment terminates following the date of the Merger Agreement, hire, engage or terminate (other than for cause) any director, officer, employee, consultant (who is a natural person) or independent contractor (who is a natural person);

•	make or authorize any capital expenditure or incur any obligations, liabilities or indebtedness in respect thereof in an amount not to exceed $5,000,000 in the aggregate;

•

pay, discharge, settle, compromise or satisfy any suit, action, claim, proceeding or investigation or a settlement, compromise or agreement that results solely in monetary obligations of Nevro or its subsidiaries (net of insurance proceeds received) not in excess of $100,000 individually or $500,000 in the aggregate;

•

(a) enter into any contract that would, if entered into prior to the date of the Merger Agreement, be a material contract, except for any statement of work, purchase order or similar ancillary agreement or documentation issued under an existing material contract or (B) materially amend or terminate (other than any expiration in accordance with its terms) any material contract or waive, release, sublease or assign any material rights or material claims thereunder;

•

voluntarily abandon, withdraw, terminate, suspend, abrogate, amend or modify any company permit in a manner that would materially impair the operation of the business of Nevro or any of its subsidiaries;

•	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any non-arm’s length arrangement with any current director, officer or controlled affiliate of Nevro, or enter into or facilitate the entry into any voting agreement with respect to the Company Shares (other than the Voting Agreements);

•	enter into any new line of business, or form or commence the operations of any joint venture; or

•	authorize, agree or commit, in writing or otherwise, to take any of the foregoing actions.

Notwithstanding the foregoing, nothing in the Merger Agreement is intended to give Globus or Merger Sub, directly or indirectly, the right to control or direct the business or operations of Nevro and its subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, Nevro or any of its subsidiaries shall exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its business and operations.

Other Covenants and Agreements

Special Meeting and Related Actions

Unless the Merger Agreement is terminated in accordance with its terms, Nevro must, (a) as promptly as practicable after the date of the Merger Agreement, establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of obtaining the Nevro Stockholder Approval and (b) as promptly as practicable, but in no event more than three business days following the earliest of (i) the date upon which the SEC confirms that it has no further comments on the proxy statement, (ii) the date upon which the SEC confirms that it will not review this proxy statement, or (iii) the tenth day following the date this preliminary proxy statement is filed with the SEC and is not commented on by the SEC, commence mailing the proxy statement to the Nevro stockholders; provided that in the case of this clause (b), Nevro shall not be required to commence mailing of the proxy statement prior to one business day following the earliest date Nevro is permitted to establish a record date under applicable law. Nevro will schedule such stockholder meeting as promptly as reasonably practicable, but in no event more than 30 days following the initial mailing of this proxy statement (or if Nevro’s proxy solicitor advises that 30 days from the date of mailing this proxy statement is insufficient time to submit and obtain the Nevro Stockholder Approval, such later date to which Globus consents (such consent not to be unreasonably withheld, conditioned or delayed)) which shall be no more than fifteen days later. Nevro is permitted to postpone, adjourn or recess the Special Meeting if (A) Nevro is unable to obtain a quorum of its stockholders at such time, to the extent (and only to the extent) necessary to obtain a quorum of its stockholders and Nevro will use its reasonable best efforts to obtain such a quorum as promptly as practicable, (B) the Board has determined in good faith (after consultation with outside legal counsel) that such postponement or adjournment is required by (x) applicable law to comply with comments made by the SEC with respect to this proxy statement or (y) to allow for the dissemination of any supplement or amendment to this proxy statement that is required to be filed and disseminated under applicable law or (C) Nevro is required to do so by a court of competent jurisdiction in connection with any legal proceeding commenced after the date of the Merger Agreement against Nevro and/or any of its directors (in their capacity as such) by any Nevro stockholders relating to the Merger Agreement or transactions contemplated thereby. Except to the extent a Company Board Recommendation Change (as defined in the section titled “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement) occurred, the Board will include the Company Board Recommendation in the proxy statement and Nevro will use its reasonable best efforts to solicit votes of the Nevro stockholders in favor of obtaining Nevro Stockholder Approval.

Access and Information

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Nevro will afford Globus and its representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of Nevro and its subsidiaries, in each case for the purposes of facilitating the Merger and the other transactions contemplated by the Merger Agreement, transition and integration planning and reviewing the performance and operations of the business, Nevro and its subsidiaries during such period (and not for the purpose of any actual or potential adverse action or dispute between the parties or their affiliates); provided, however, that Nevro may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable law requires Nevro or any of its subsidiaries to restrict or otherwise prohibit access to such documents or information, (ii) granting such access would violate any obligations of Nevro or any of its subsidiaries with respect to confidentiality to any third party or otherwise breach, contravene or violate, constitute a default under or give a third party the right to terminate or accelerate an obligation under any then-effective contract to which Nevro or any of its subsidiaries is a party, (iii) access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iv) such documents or information relate to the evaluation or negotiation of the Merger Agreement, the transactions contemplated thereby or, subject to the terms of the Merger Agreement, an Acquisition Proposal or a Superior Proposal. In the event that Nevro does not provide access or information in reliance on any of the preceding provisos in clauses (i), (ii) or (iii), it shall provide written notice to Globus of the reason for such restriction and use its reasonable best efforts to communicate the applicable information to Globus in a way that would not violate any applicable law, contract or obligation or waive such a privilege.

Any investigations conducted pursuant to the access contemplated by the Merger Agreement (a) must be conducted in a manner that does not unreasonably interfere with the conduct of the business of Nevro or any of its subsidiaries or create a risk of damage or destruction to any property or assets of Nevro or any of its subsidiaries, (b) will be subject to Nevro’s reasonable security measures and insurance requirements and (c) shall not include the right to perform invasive testing without Nevro’s prior written consent, in its sole discretion.

The terms and conditions of the confidentiality agreement between Globus and Nevro apply to any information obtained by Globus or any of its representatives in connection with any investigation conducted pursuant to the access contemplated by the Merger Agreement.

Nothing in the Merger Agreement will be construed to require Nevro or its representatives to prepare any reports, analyses, appraisals, opinions or other information.

No Solicitation; Nevro Acquisition Proposals; Company Board Recommendation Change

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Nevro and its subsidiaries will not, nor will they authorize or permit any of its representatives to, directly or indirectly:

•

solicit, initiate or knowingly encourage, the submission of any Acquisition Proposal or any inquiry, proposal, discussions or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

furnish to any person (other than Globus, Merger Sub or any designees or representatives of Globus or Merger Sub), any material non-public information relating to Nevro or any of its subsidiaries, or afford to any person (other than Globus, Merger Sub or any designees or representatives of Globus or Merger Sub) access to the business, properties, assets, books, records or other material non-public information, or to any personnel, of Nevro or any of its subsidiaries, in any such case in any manner that would be reasonably likely to facilitate the making, submission or announcement of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in any discussions or negotiations with any person with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any person of Nevro’s obligations relating to the non-solicitation terms set forth in the Merger Agreement);

•

enter into any merger agreement, purchase agreement, letter of intent, agreement in principle, memorandum of understanding or similar agreement with respect to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement); or

•

take any other action that would be reasonably expected to promote, directly or indirectly, any inquiries or the making or submission of any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal.

In addition, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the Effective Time, Nevro shall immediately cease all existing discussions or negotiations with any person (other than Globus, Merger Sub and their representatives) conducted prior to the date of the Merger Agreement with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal.

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Nevro must, as promptly as practicable, and in any event within two business days following receipt of an Acquisition Proposal or any request for information received by any person relating to a potential Acquisition Proposal, (i) provide Globus with written notice of such Acquisition Proposal, request for information relating to a potential Acquisition Proposal,(ii) communicate to Globus the material terms and conditions of any such Acquisition Proposal, (iii) provide Globus copies of any written requests, proposals or offers, including proposed agreements, received by Nevro in connection with any of the foregoing and the identity of the person or group making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. Nevro must keep Globus reasonably informed on a reasonably prompt basis with respect to the status or any material changes to the material terms and conditions of an Acquisition Proposal submitted to Nevro (including the identity of the parties and price involved).

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, if at any time after the date of the Merger Agreement and prior to the receipt of the Nevro Stockholder Approval, Nevro or any of its representatives receives a written Acquisition Proposal from any person or group of persons that does not result from a breach of Nevro’s obligations, covenants and agreements related to non-solicitation as set forth in the Merger Agreement, and the Board (or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take action would be inconsistent with its fiduciary duties under applicable law, then Nevro and any of its representatives may (a) enter into an Acceptable Confidentiality Agreement with such person or group of persons, (b) furnish information with respect to Nevro and its subsidiaries to the person or group of persons making such Acquisition Proposal (provided that (x) Nevro must promptly provide or make available to Globus any non-public information concerning Nevro that is provided to such person or group of persons and which was not previously provided or made available to Globus and (y) Nevro must have entered into an Acceptable Confidentiality Agreement with such person or group of persons) and (c) participate and engage in discussions or negotiations with the person or group of persons making such Acquisition Proposal regarding such Acquisition Proposal. Prior to or concurrently with Nevro first taking any of the actions described in clauses (a), (b) or (c) of the immediately preceding sentence with respect to an Acquisition Proposal, Nevro must provide written notice to Globus of the determination of the Board (or a committee thereof) relating to such Acquisition Proposal.

Except as expressly set forth in the Merger Agreement, neither Nevro nor the Board (or any committee thereof) shall (i) withhold, withdraw (or amend, modify or qualify in a manner materially adverse to Globus or Merger Sub), or publicly propose to withhold or withdraw (or amend, modify or qualify in a manner materially adverse to Globus or Merger Sub) the Company Board Recommendation, (ii) approve, adopt or recommend an Acquisition Proposal or publicly propose to recommend, adopt or approve any Acquisition Proposal, (iii) fail to include the Company Board Recommendation in the proxy statement when disseminated to Nevro stockholders or (iv) fail to reaffirm or re-publish the Company Board Recommendation within 10 business days of being requested by Globus to do so or, if earlier, not later than two business days prior to the Stockholders Meeting (each of clauses (i), (ii), (iii), and (iv), a “Company Board Recommendation Change”); provided that notwithstanding the foregoing, a “stop, look and listen” communication by the Board or any committee thereof to Nevro stockholders pursuant to Rule 14d-9(f) of the Exchange Act in connection with a tender or exchange offer will not be prohibited under the terms of the Merger Agreement nor shall it be deemed a Company Board Recommendation Change or constitute a breach of the Merger Agreement. A change of the Company Board Recommendation to “neutral” is a Company Board Recommendation Change.

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, at any time prior to the receipt of the Nevro Stockholder Approval, the Board (or a committee thereof) may (i) in response to (x) the receipt of an Acquisition Proposal received after the date of the Merger Agreement that did not result from a breach of Nevro’s obligations relating to non-solicitation as set forth in the Merger Agreement or (y) the occurrence of an Intervening Event, effect a Company Board Recommendation Change, or (ii) in response to an Acquisition Proposal received after the date of the Merger Agreement that did not result from a breach of Nevro’s obligations relating to non-solicitation as set forth in the Merger Agreement, enter into a definitive agreement with respect to such applicable Acquisition Proposal and terminate the Merger Agreement, provided that (a) the Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (b) in the case of receipt of an Acquisition Proposal, the Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal, (c) Nevro provides written notice to Globus (along with definitive or other agreements including schedules and exhibits thereto relating to such Acquisition Proposal) at least five business days prior to effecting a Company Board Recommendation Change or terminating the Merger Agreement pursuant to its terms of its intent to take such action, specifying the reasons therefor (a “Change of Recommendation Notice”), (d) prior to effecting such Company Board Recommendation Change or terminating the Merger Agreement pursuant to its terms, Nevro must, and must cause its representatives to, be reasonably available to negotiate with Globus in good faith (to the extent Globus desires to negotiate) during such five business day period to make such adjustments in the terms and conditions of the Merger Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of the Merger Agreement and (e) no earlier than the end of such five business day period, the Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, after considering any amendments to the terms and conditions of the Merger Agreement proposed by Globus in a binding written offer irrevocably made by Globus during such five business day period, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal, taking into account all of the terms and conditions of the Acquisition Proposal that the Board deems relevant in furtherance of its fiduciary duties). Following delivery of a Change of Recommendation Notice in the case of a Superior Proposal, in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other material terms or conditions of such Acquisition Proposal, Nevro must provide a new Change of Recommendation Notice to Globus, and any Company Board Recommendation Change or termination of the Merger Agreement pursuant to its terms following delivery of such new Change of Recommendation Notice must again be subject to clause (c) of the immediately preceding sentence but for a period of four business days.

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, nothing in the Merger Agreement prohibits Nevro or the Board (or a committee thereof) from (i) taking and disclosing to Nevro stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (ii) making any disclosure to Nevro stockholders if the Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with its fiduciary duties to Nevro stockholders under applicable law.

For purposes of the Merger Agreement:

•

“Acceptable Confidentiality Agreement” means any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to Nevro that (a) contains confidentiality provisions that are not, in the aggregate, less favorable to Nevro than the terms of the confidentiality agreement Nevro entered into with Globus, except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to Acquisition Proposals, and (b) does not contain any provision that prohibits Nevro from complying with the obligations under of the Merger Agreement.

•	“Acquisition Proposal” means any offer, proposal, written inquiry or indication of interest (other than an offer or proposal by Globus or Merger Sub) to engage in an Acquisition Transaction.

•

“Acquisition Transaction” means: (a) any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement) resulting in the direct or indirect acquisition of more than 15% of the outstanding voting securities of Nevro; (b) any tender offer or exchange offer that if consummated would result in any person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning more than 15% of the outstanding voting securities of Nevro or any subsidiary; (c) any merger, consolidation, business combination, recapitalization, reorganization or other similar transaction involving Nevro or its subsidiaries (i) pursuant to which any person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than Nevro stockholders (as a group) immediately prior to the consummation of such transaction, would hold Company Shares representing more than 15% of the voting power of the surviving entity or (ii) as a result of which Nevro stockholders (as a group) immediately prior to the consummation of such transaction would hold Company Shares representing less than 85% of the voting power of the surviving entity after giving effect to the consummation of such transaction; (d) any direct or indirect sale, or disposition of more than 15% of the assets of the Company or its subsidiaries on a consolidated basis determined on a fair market value basis (including voting securities of the subsidiaries of Nevro); or (e) any liquidation or dissolution of Nevro; or (f) any combination of the foregoing; provided, however, the Merger and the transactions contemplated thereby shall not be deemed an Acquisition Transaction in any case.

•

“Intervening Event” means an effect that was not known or reasonably foreseeable to the Board as of the date of the Merger Agreement or, if known, the material consequences of which were not reasonably foreseeable to the Board as of the date of the Merger Agreement, other than (a) an Acquisition Proposal, (b) a change in the price of the Company Shares, in and of itself, or (c) the fact that, in and of itself, Nevro exceeds any internal or published projections or estimates of Nevro’s revenue, earnings or other financial performance or results of operations.

•

“Superior Proposal” means a bona fide written Acquisition Proposal made after the date of the Merger Agreement that did not result from a breach of Nevro’s obligations relating to non-solicitation as set forth in the Merger Agreement for an “Acquisition Transaction” on terms that the Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel and its financial advisor(s), is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, to be more favorable to Nevro stockholders, from a financial point of view, than the terms of the Merger (including any adjustment to the terms and conditions proposed by Globus in response to such proposal), taking into account all the terms and conditions of the Acquisition Proposal the Board deems relevant in furtherance of its fiduciary duties; provided, however, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to (a) “more than 15%” in the definition of “Acquisition Transaction” shall be deemed to be references to “more than 50%” and (b) “less than 85%” shall be deemed to be references to “less than 50%.”

Employee Matters

During the period commencing at the Effective Time and ending on the date that is 3 months following the Effective Time, Globus will cause the surviving corporation to provide to each continuing employee during any period of such continuing employee’s employment with the surviving corporation following the closing with:

•	base salary or wage rate, as applicable, that is not less than the base salary or wage rate (as applicable) provided to such continuing employee immediately prior to the Effective Time;

•

short-term (annual or more frequent) target cash bonus or commission opportunities that are not less than the short-term (annual or more frequent) target cash bonus or commission opportunities provided to similarly situated employees of Globus; and

•

employee benefits (other than severance and termination benefits) that are at least as favorable as (a) employee benefits (other than severance and termination benefits) to which the continuing employee was entitled under the terms of the applicable plan as in effect immediately prior to the Effective Time, or (b) employee benefits (other than severance and termination benefits) provided to similarly situated employees of Globus.

Notification of Certain Matters

Globus and Nevro shall each give reasonably prompt notice to the other party if any of the following occur after the date of the Merger Agreement: (i) receipt of any written notice to the receiving party from any third person alleging that the consent or approval of such third person is or may be required in connection with the Merger; (ii) receipt of any notice or other communication from any governmental authority or the NYSE (or any other securities market) in connection with the transactions contemplated hereby; or (iii) if Nevro obtains knowledge or Globus obtains knowledge, as applicable, of the occurrence of an event which would or would be reasonably likely to (A) prevent or materially delay the consummation of the transactions contemplated hereby or (B) result in the failure of any condition set forth in the Merger Agreement to be satisfied. In no event shall (1) the delivery of any notice by a party pursuant to the Merger Agreement limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Merger Agreement, or (2) disclosure by Globus or Nevro be deemed to amend or supplement the disclosures made in connection with the Merger Agreement or constitute an exception to any representation or warranty.

Efforts to Consummate the Merger

Each of Nevro, Merger Sub and Globus must use their reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Merger and each other transaction contemplated by the Merger Agreement, including using reasonable best efforts to (i) cause the conditions to the other party’s obligation to close to be satisfied as promptly as practicable after the date of the Merger Agreement, (ii) obtain, as promptly as practicable after the date of the Merger Agreement, and maintaining all necessary actions or non-actions and consents from governmental authorities and making all necessary registrations, declarations and filings with governmental authorities, that are necessary to consummate the Merger, (iii) upon the reasonable written request of Globus or Merger Sub, obtain all necessary or appropriate consents under material contracts to which Nevro or any of its subsidiaries is a party in connection with the Merger Agreement and the consummation of the transactions contemplated, and (iv) reasonably cooperate with the other party or parties with respect to any of the foregoing.

Subject to the terms of the Merger Agreement, each of Globus and Nevro have agreed to (i) cooperate and coordinate with the other in the identification and making of the filings required by the HSR Act, (ii) supply the other with any information and documentary material that may be required in order to make the HSR filings, (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or any foreign governmental authority responsible for the enforcement of any foreign antitrust law and (iv) use reasonable best efforts to take such actions as are necessary and advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any foreign antitrust laws as soon as practicable (and in any event prior by the date that is at least 5 business days before the Effective Time).

Notwithstanding the agreements and obligations set forth in the immediately preceding paragraphs or any other provision in the Merger Agreement, neither Globus nor any of its affiliates shall be required to agree to any of the following actions (and Nevro shall not agree to any of the following actions without the prior written consent of Globus): (i) selling, licensing, divesting, or otherwise disposing of or holding separate any of the capital stock, assets, business properties or other interests of Nevro, Globus or any of their respective affiliates; (ii) imposing any limitation, restriction or condition on the ability of Globus, Nevro or any of their respective affiliates to conduct their respective businesses, assets, properties or other interests, or (iii) imposing any limitation, restriction or condition on Globus, Nevro or any of their respective affiliates under any antitrust laws; provided, that, notwithstanding sections (i), (ii) and (iii) of this provision, Globus shall be required to take certain actions to obtain any applicable clearance, consent, approval or waiver under antitrust laws with respect to the Merger as agreed between Globus and Nevro prior to the execution of the Merger Agreement.

In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental entity or private party challenging the Merger or any other transaction contemplated by the Merger Agreement, or any other agreement contemplated by the Merger Agreement, Nevro shall cooperate in all respects with Globus and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by the Merger Agreement. Notwithstanding anything in the Merger Agreement to the contrary, none of Globus, Merger Sub or any of their respective affiliates shall be required to defend, contest or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any order, in connection with the transactions contemplated by the Agreement.

To the extent permitted by applicable law or by the applicable governmental authority, each of Globus, Merger Sub and Nevro (and their respective affiliates, if applicable) must (among other things) (i) keep the other party reasonably apprised with respect to any oral communications with any governmental authority regarding the Merger and cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any governmental authority, (ii) provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any governmental authority relating to the Merger, (iii) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a governmental authority relating to the Merger, (iv) give each other reasonable advance notice of all meetings and conference calls with any governmental authority relating to the Merger, (v) give each other an opportunity to participate in each of such meetings and conference calls and (vi) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other regarding, all material deliberations with respect to all efforts to satisfy related closing conditions.

Indemnification of Directors and Officers; Insurance

Globus, the surviving corporation and the surviving corporation’s subsidiaries must (and, Globus is required to cause the surviving corporation and its subsidiaries to) (i) honor and fulfill in all respects the obligations of Nevro and its subsidiaries under certain indemnification agreements entered into between Nevro and its subsidiaries, on the one hand, and any of its and their respective current and former officers and directors in effect as of the date of the Merger Agreement and made available to Globus, and the indemnification, expense advancement and exculpation provisions in the certificate of incorporation or bylaws and in the certificate of incorporation or bylaws (or equivalent governing documents) of any of Nevro’s subsidiaries, in each case as in effect on the date of the Merger Agreement, and (ii) during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, to the fullest extent permitted by applicable law, indemnify and hold harmless each Indemnified Person (as defined in the Merger Agreement) against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement of or in connection with any threatened or actual action, suit, claim, proceeding, investigation, arbitration or inquiry, whether civil, criminal, administrative or investigative (each an “Indemnified Proceeding”) to the extent such Indemnified Proceeding arises directly or indirectly out of or pertains or relates directly or indirectly to (A) any action or omission or alleged action or omission in such Indemnified Person’s capacity as (or the fact that such Indemnified Person is or was) a director, officer, employee or agent of Nevro or other controlled affiliates (including as a fiduciary with respect to any employment benefit plan) or by reason of the fact that such Indemnified Person is or was serving as a director, officer, employee or agent of Nevro or its controlled affiliates or at the request of Nevro as such (including as a fiduciary with respect to any employee benefit plan) of another person (regardless, in each case, of whether such action or omission, or alleged action or omission, occurred prior to or at the Effective Time), (B) any of the transactions contemplated by the Merger Agreement or (C) the enforcement of any of the rights of such Indemnified Person (or his or her heirs or legal representatives) under the Merger Agreement. In addition, for six years after the Effective Time, the surviving corporation and its subsidiaries are required to (and Globus shall cause the surviving corporation and its subsidiaries to) cause the certificate of incorporation and bylaws of the surviving corporation to contain provisions with respect to indemnification, exculpation and advancement of expenses that are no less favorable to the Indemnified Persons than the corresponding provisions in the certificate of incorporation and bylaws of Nevro and its subsidiaries as of the date of the Merger Agreement, and during such six-year period, such provisions cannot be repealed, amended or otherwise modified in any manner adverse to such Indemnified Persons (whether by merger, consolidation, division, conversion, domestication, transfer, continuance, share exchange, operation of law, or otherwise).

For six years after the Effective Time, Globus shall cause the surviving corporation to maintain for the benefit of the directors and officers of Nevro, as of the date of the Merger Agreement and as of the Effective Time, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (“D&O Insurance”) that is substantially equivalent to and in any event provides coverage not less favorable to the insured persons than Nevro’s equivalent insurance policies in effect as of the date of the Merger Agreement. However, the annual premium for the D&O Insurance shall not be in excess of 300% of the last annual premium amount paid by Nevro prior to the date of the Merger Agreement, but in such case, Globus shall cause the surviving corporation to purchase coverage as favorable to the insured persons as is available for such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by Nevro prior to the Effective Time. The surviving corporation will (and Globus shall cause the surviving corporation to) maintain the D&O Insurance “tail” policy in full force and effect and continue to honor their respective obligations thereunder for six years after the Effective Time.

If any Indemnified Person notifies the surviving corporation on or prior to the sixth anniversary of the Effective Time that a claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) has been made, brought or threatened against such Indemnified Person, the indemnification provisions of the Merger Agreement shall continue in effect until the final non-appealable disposition of such claim, action, suit, proceeding or investigation.

In the event that Globus or the surviving corporation (or any of their respective successors or assigns) consolidates with or merges into any other person and is not the continuing entity of such consolidation or merger, or engages in any division transaction or transfers, conveys or otherwise disposes of all or substantially all of its properties and assets to any person, then, in each case, proper provision shall be made so that the successors and assigns of Globus and the surviving corporation shall assume all of the obligations set forth in the indemnification section of the Merger Agreement.

Convertible Notes

On the Closing Date, Globus, Merger Sub and Nevro will, as and to the extent required by the Convertible Notes Indenture, execute, and use reasonable best efforts to cause the trustee to execute, any supplemental indenture(s) required by the Convertible Notes Indenture and deliver any certificates and other documents required by the Convertible Notes Indenture to be delivered by such persons in connection with such supplemental indentures. Notwithstanding anything to the contrary in the Merger Agreement and subject to the terms described in this paragraph, prior to the Effective Time, the Company shall take all actions required under the terms of the Convertible Notes Indenture or the Convertible Notes in connection with the Merger and the other transactions contemplated by the Merger Agreement, which actions shall include, without limitation, Nevro (or its subsidiaries or other representatives, as applicable) complying with the requirements of the Convertible Notes Indenture in respect of any conversion of the Convertible Notes occurring prior to the Effective Time in accordance with the terms of the Convertible Notes Indenture.

Nevro has agreed, unless otherwise prohibited by applicable law, the Convertible Notes Indenture or the Convertible Notes, to provide Globus and its counsel as promptly as possible, and to the extent practicable, at least three (3) business days prior to issuance or delivery to review and comment on any notices, certificates, press releases, supplemental indentures, or other documents or instruments deliverable pursuant to the Convertible Notes Indenture prior to the dispatch or making thereof, and shall incorporate all reasonable comments provided by Globus and its counsel with respect thereto.

Prior to the Effective Time, Nevro shall (i) take all actions reasonably requested by Globus in connection with making elections under, amending, negotiating adjustments, obtaining waivers or unwinding or otherwise settling the Convertible Notes Hedge Transactions (as defined in the Merger Agreement), (ii) promptly advise Globus of any notices or other communications with the counterparties to the Convertible Notes Hedge Transactions in respect of any settlement or termination thereof or adjustment thereto (including any adjustments arising out of an “Announcement Event” (as defined in the Bank Warrant Transactions (as defined in the Merger Agreement))) and (iii) cooperate with Globus with respect to its efforts to settle, terminate or amend the Convertible Notes Hedge Transactions and the negotiation of any termination or settlement payment or valuation related thereto or the negotiation of any amendment thereto, as applicable. However, Nevro shall not (x) exercise any right that it may have to terminate, or cause the early settlement, exercise or cancellation of, the Convertible Notes Hedge Transactions (other than any exercise or termination contemplated by the applicable Bond Hedge Transaction upon any conversion of the applicable Convertible Notes prior to the Effective Time) (it being agreed that the Nevro shall notify Globus in writing as promptly as practicable prior to any such exercise or termination) or (y) agree to amend, modify or supplement the terms relating to, or agree to any amount due upon, the termination or settlement thereof, in each case of clauses (x) and (y), without the prior written consent of Globus; provided further, that nothing in the Merger Agreement will require the Nevro to (A) pay any fees, incur or reimburse any costs or expenses, or make any payment in connection with any Convertible Notes Hedge Transactions prior to the Effective Time, (B) enter into or effect any settlement, termination, instrument or agreement, or agree to any settlement, termination or any other change or modification to any instrument or agreement, that is effective prior to the Effective Time or (C) refrain from delivering, or delay the delivery of, any notice required by the terms of the Convertible Notes Hedge Transactions or a notice contemplated by the applicable Bond Hedge Transaction (as defined in the Merger Agreement) in connection with a Specified Exercise (it being understood that the Nevro will provide Globus with prior notice of any such delivery with an opportunity to common the relevant notice).

Miscellaneous Covenants

The Merger Agreement contains additional agreements among Nevro, Globus and Merger Sub relating to, among other matters:

•	the filing by Nevro of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

•	the coordination of press releases and other public announcements or filings relating to the Merger;

•	actions necessary to cause Merger Sub to perform its respective obligations under the Merger Agreement;

•	reporting requirements under Section 16 of the Exchange Act;

•	the delisting of the Company Shares from the NYSE and the deregistration of Company Shares under the Exchange Act;

•	anti-takeover statutes that become applicable to the transactions; and

•	any litigation against Nevro and/or its directors or its officers relating to or in connection with the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement.

Conditions to the Merger

The respective obligations of Nevro, Globus and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Globus, Merger Sub and Nevro, to the extent permitted by applicable law:

•	the Nevro Stockholder Approval shall have been obtained;

•	the expiration or termination of all applicable waiting periods (and any extensions thereof) under the HSR Act; and

•

the absence of any law that is in effect as of immediately prior to the Effective Time that has the effect of making the Merger or the acquisition of Company Shares by Parent or Merger Sub illegal and the absence of any injunction, order or decree that is in effect as of immediately prior to the Effective Time that has the effect of making the Merger illegal in the United States that prohibits or otherwise prevents the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The obligations of Globus and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Globus and Merger Sub, to the extent permitted by applicable law:

•

the representations and warranties made by Nevro in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

except for any inaccuracies that are, individually or in the aggregate, de minimis, certain specified representations and warranties made by Nevro in the Merger Agreement with respect to the capitalization of Nevro being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

the representations and warranties made by Nevro in the Merger Agreement with respect to corporate organization and qualification of Nevro, corporate power and enforceability, stockholder approval and brokers’ and certain expenses (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

except where any failures of any such representations and warranties to be true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect, the other representations and warranties made by Nevro in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•	Nevro having performed in all material respects the agreements or covenants required to be performed, or complied with, by Nevro under the Merger Agreement at or prior to the Effective Time;

•	the non-occurrence since the date of the Merger Agreement of a Company Material Adverse Effect that is continuing; and

•

the delivery by Nevro of a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Nevro certifying that the conditions described in the preceding six bullets have been satisfied.

The obligations of Nevro to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law:

•

the representations and warranties of Globus and Merger Sub made in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would or would reasonably be expected to prevent, materially impede or materially delay Globus or Merger Sub from consummating the Merger on a timely basis and in any event on or before the Termination Date;

•

Globus and Merger Sub having performed in all material respects the agreements or covenants required to be performed, or complied with, by Globus or Merger Sub under the Merger Agreement at or prior to the Effective Time; and

•	the delivery by Globus of a certificate signed on behalf of Globus by an officer certifying that the conditions described in the preceding two bullets have been satisfied.

Termination

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned, at any time prior to the Effective Time, as follows:

•	by mutual written agreement of Nevro and Globus;

•	by either Nevro or Globus, if:

•

the Effective Time shall not have occurred on or before the Termination Date (as such date may be extended by mutual written consent of Nevro, Globus and Merger Sub for any reason or pursuant to an agreed upon automatic extension upon the occurrence of certain specific events); provided, however, that the terminating party’s breach of its obligations under the Merger Agreement may not have been the principal cause of the failure of the Effective Time to occur on or before the date of such termination;

•

a court of competent jurisdiction or any other governmental authority of competent jurisdiction has issued any order or enacted any law, in each case, permanently restraining, enjoining, preventing, or otherwise prohibiting or making illegal the consummation of the Merger, that has become final and non-appealable prior to the Effective Time (except that the party seeking to terminate the Merger Agreement as described in this bullet must not be the party whose failure to perform any of its covenants under the Merger Agreement has been the principal cause of, or resulted in, such law or order being enacted or issued or becoming final and non-appealable); or

•	the Special Meeting has been held and the Nevro Stockholder Approval was not obtained (including at any adjournment or postponement thereof);

•	by Globus, if:

•	Nevro breaches or fails to perform any of its covenants, agreements or other obligations set forth in the Merger Agreement, such that the closing condition with respect to Nevro’s performance of its covenants and agreements would not be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations and warranties of Nevro set forth in the Merger Agreement become inaccurate, such that the closing conditions with respect to Nevro’s representations and warranties are not capable of being satisfied by the Termination Date, and such breach, failure to perform or inaccuracy of Nevro is not capable of being cured by the Termination Date or is not cured by Nevro within 20 business days following Globus’s delivery of written notice to Nevro of such breach, failure to perform or inaccuracy, except that Globus will not have the right to terminate the Merger Agreement as described in this bullet if Globus or Merger Sub is in breach of the Merger Agreement such that Nevro has the right to terminate the Merger Agreement pursuant to the terms thereof;

•

a Company Board Recommendation Change occurs, the Board or any committee thereof commits a breach of the non- solicitation related provisions in the Merger Agreement, or the Board fails to include the Company Board Recommendation in the proxy statement; or

•

the Merger Consideration together with the Merger Consideration to be paid in respect of Company RSU Awards and Company PSU Awards would result in the total amount payable at closing being in excess of $250 million in the aggregate;

•	by Nevro, if:

•

Globus or Merger Sub breaches or fails to perform any of their respective covenants, agreements, or other obligations under the Merger Agreement such that the closing condition with respect to Globus’s and Merger Sub’s covenants and agreements would not be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations or warranties of Globus and/or Merger Sub become inaccurate, which breach, failure to perform or inaccuracy, individually or in the aggregate with other such breaches, failures to perform or inaccuracies, would reasonably be expected to prevent, materially impede or materially delay the ability of Globus and Merger Sub to consummate the transactions contemplated by the Merger Agreement, and such breach, failure to perform or inaccuracy of Globus and/or Merger Sub is not capable of being cured by the Termination Date or is not cured within 20 business days following Nevro’s delivery of written notice to Globus of such breach, failure to perform or inaccuracy, except that Nevro will not have the right to terminate the Merger Agreement as described in this bullet if Nevro is in breach of the Merger Agreement, such that Globus has the right to terminate the Merger Agreement pursuant to the terms thereof; or

•

at any time prior to obtaining the Nevro Stockholder Approval, the Board (or a committee thereof) has determined to terminate the Merger Agreement and enters into, substantially concurrently with such termination, a definitive agreement with respect to such Superior Proposal, and Nevro pays Globus the Nevro Termination Fee.

Any party terminating the Merger Agreement pursuant to the foregoing shall give prompt written notice of such termination to the other party or parties to the Merger Agreement, as applicable.

Termination Fee; Certain Expenses

Nevro must pay to Globus the Nevro Termination Fee in an amount equal to $15,000,000 by wire transfer of immediately available funds to an account or accounts designated in writing by Globus in the event that the Merger Agreement is terminated:

•

by either Nevro or Globus because (i) the Merger has not been consummated by the Termination Date or (ii) the Nevro Stockholder Approval has not been obtained upon a vote taken at the Special Meeting (including any adjournment or postponement thereof), and in each case:

•

following the execution and delivery of the Merger Agreement and prior to such termination, a bona fide Acquisition Proposal had been publicly announced or had otherwise become publicly disclosed, and, in either case, had not been withdrawn or otherwise abandoned; and

•

within 12 months after such termination, Nevro enters into a definitive agreement with any third party with respect to any Acquisition Proposal that is later consummated or consummates an Acquisition Proposal;

•

by Nevro, at any time prior to obtaining the Nevro Stockholder Approval, if the Board (or a committee thereof) has determined to terminate the Merger Agreement in order to substantially concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal; or

•

by Globus if a Company Board Recommendation Change occurred, (ii) the Board or any committee thereof shall have committed a breach of the non-solicitation provisions in the Merger Agreement or (iii) Nevro failed to include the Company Board Recommendation in the proxy statement.

Nevro must pay to Globus the Nevro Termination Fee in an amount equal to $10,000,000 by wire transfer of immediately available funds to an account designated in writing by Globus in the event that the Merger Agreement is terminated by Globus or Nevro because the Nevro Stockholder Approval has not been obtained upon a vote taken at the Special Meeting (including any adjournment or postponement thereof).

Globus must pay to Nevro the Globus Termination Fee in an amount equal to $15,000,000 by wire transfer of immediately available funds (within two business days of any such termination) in the event that the Merger Agreement is terminated by Nevro because (A) (i) Globus and or Merger Sub has breached or otherwise failed to perform any of their respective covenants or agreements, or other obligations under the Merger Agreement, or any of the representations and warranties of Globus and Merger Sub set forth in the Merger Agreement has become inaccurate, which breach, failure to perform or inaccuracy, individual or in the aggregate without such breaches, failures to perform or inaccuracies, would reasonably be expected to prevent, materially impede or materially delay the ability of Globus or Merger Sub to consummate the transactions contemplated by the Merger Agreement (including the Merger), (ii) such breach, failure to perform or inaccuracy of Globus and/or Merger Sub is not capable of being cured by the Termination Date or is not cured within 20 business days following Nevro’s delivery of written notice to Globus of such breach, failure to perform or inaccuracy and (iii) Nevro is not in breach of the Merger Agreement such that Globus has the right (or would have the right following notice and opportunity to cure, if applicable) to terminate the Merger Agreement pursuant to certain provision in the Merger Agreement; and (B) at the time of such termination, all other closing conditions set forth in the Merger Agreement have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the closing; provided that such conditions would have been so satisfied if the closing would have occurred on the date of such termination).

In no event shall either party be required to pay the Nevro Termination Fee or the Globus Termination Fee, as applicable, on more than one occasion, whether or not the applicable termination fee would be payable under more than one provision of the Merger Agreement at the same or at different times.

The Merger Agreement further provides that in the event Nevro or Globus fails to pay any termination fee that becomes due pursuant to, and within the time frame provided in, the Merger Agreement, and Nevro or Globus commences a legal proceeding resulting in a judgment against Nevro or Globus, as applicable, for any portion of the fees or expenses due, Nevro or Globus, as applicable, will be required to pay to Nevro or Globus, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in prosecuting such legal proceeding, together with interest on the amount of the applicable termination fee for the date such payment was required to be made until the date that payment was actually received.

Other than in the case or fraud or a willful breach of the Merger Agreement, any termination fee payable by Nevro or Globus will be the sole and exclusive remedy of Nevro, Globus, and Merger Sub, and their related parties, as applicable. In the event Globus receives the Nevro Termination Fee in circumstances in which it is payable by Nevro, Nevro will have no further liability to Globus or Merger Sub under the Merger Agreement except in certain limited circumstances. Similarly, if Nevro receives the Globus Termination Fee in circumstances in which it is payable by Globus, Globus will have no further liability to Nevro under the Merger Agreement except in certain limited circumstances.

Expenses Generally

Except as otherwise described above or provided in the Merger Agreement, whether or not the Merger is consummated, Nevro, Globus and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

Specific Performance

The parties to the Merger Agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Amendments; Waiver

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

Governing Law and Jurisdiction

The Merger Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to the Merger Agreement, or the negotiation, execution or performance thereof or the transactions contemplated thereby, is governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Any action or lawsuit seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated thereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) is required to be brought in the Delaware Court of Chancery or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court.

THE VOTING AND SUPPORT AGREEMENT

The following is a summary of selected material provisions of the Voting Agreement and is qualified in its entirety by reference to the full text of the Voting Agreement. This summary does not purport to be complete and may not contain all of the information about the Voting Agreement that may be important to you. You are encouraged to read the Voting Agreement carefully and in its entirety. A copy of the Voting Agreement is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference.

Voting Provisions

Pursuant to the terms of the Voting Agreement, Nevro’s directors and executive officers have agreed to vote all of their Company Shares in the following manner:

•	in favor of the adoption and approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement;

•	in favor of any adjournment or postponement of any stockholders meeting proposed in accordance with the Merger Agreement;

•	against any Acquisition Transaction or Acquisition Proposal; and

•

against any other action, proposal, transaction or agreement that is intended or could reasonably be expected to prevent, materially delay or materially adversely affect the consummation of the Merger.

As of February 5, 2025, Supporting Stockholders held voting power over 1,027,289 Company Shares (approximately 2.71% of the outstanding Company Shares).

In addition, the Supporting Stockholders have appointed Nevro as the Supporting Stockholders’ attorney-in-fact and proxy, with full power of substitution and resubstitution, to vote or act by written consent with respect to the Supporting Stockholders’ Company Shares in accordance with the terms of the Voting Agreement.

Except as described above, nothing in the Voting Agreement limits the rights of the Supporting Stockholders to vote in favor of or against, or abstain with respect to, any other matter presented to the Nevro stockholders. The Voting Agreement is entered into only in the Supporting Stockholders’ capacity as stockholders.

Restrictions on Transfer

Under the terms of the Voting Agreement, the Supporting Stockholders have agreed that prior to termination of the Voting Agreement, the Supporting Stockholders shall not, subject to certain limited exceptions, directly or indirectly:

•

directly or indirectly sell, transfer, offer, exchange, assign, pledge or otherwise dispose of or encumber with respect to (collectively, “Transfer”), all or any portion of the Company Shares held by Supporting Stockholders, or any right or interest therein (or consent to any of the foregoing), subject to certain exceptions;

•	enter into any contract with respect to any Transfer of the Company Shares held by Supporting Stockholders, or any interest therein; or

•

deposit or permit the deposit of all or any portion of the Company Shares held by Supporting Stockholders into a voting trust or enter into a voting and support agreement or arrangement or grant any proxies with respect to all or any portion of such Company Shares.

Termination

The Voting Agreement will terminate upon the earliest of:

•	the valid termination of the Merger Agreement in accordance with its terms;

•	the Effective Time;

•	receipt of Nevro Stockholder Approval;

•

any modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Nevro stockholders pursuant to the Merger Agreement; and

•	the mutual agreement of the parties to the Voting Agreement.

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL

The Merger Proposal

We are asking you to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 74 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. See also “The Merger” beginning on page 36 of this proxy statement.

Vote Required

As described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement, after considering various factors described in such section, the Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Nevro and our stockholders. The Board has unanimously approved and declared advisable the execution and delivery by Nevro of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, and the Board recommends that you vote “FOR” the Merger Proposal.

Under Delaware law, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s Company Shares will be voted in favor of the Merger Proposal.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 2: ADVISORY VOTE ON THE MERGER COMPENSATION PROPOSAL

The Merger Compensation Proposal

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Nevro is required to submit a proposal to Nevro stockholders for a non-binding, advisory vote to approve certain compensation that may be paid or become payable to the named executive officers of Nevro that is based on or otherwise relates to the Merger, as determined in accordance with Item 402(t) of Regulation S-K. This compensation is summarized in the table set forth below, including the footnotes to the table. This proposal is commonly known as a “say-on-golden parachute proposal,” and we refer to it as the “Merger Compensation Proposal.”

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, assuming the Merger is consummated on the latest practicable date prior to the filing of this proxy statement, or    .

Please note that the amounts indicated below are estimates based on the material assumptions described below, which may or may not actually occur. Some of these assumptions are based on information that is currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. For purposes of this disclosure, “single-trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double-trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination of employment.

Furthermore, for purposes of calculating such amounts, we have assumed:

•	a Closing Date of (which is the latest practicable date prior to the filing of this proxy statement);

•

the employment of each named executive officer is terminated by Nevro without “cause,” by the named executive officer for “good reason” or by reason of a “constructive termination” (each, a “qualifying termination” and each as defined in the named executive officer’s employment agreement or change in control severance agreement as applicable), in either case, immediately following the consummation of the Merger and thereby entitling the named executive officer to receive severance payments and benefits under the applicable employment agreement or change in control severance agreement;

•	the consummation of the Merger constitutes a change in control for purposes of the applicable compensation plan or agreement;

•	the named executive officer’s base salary and target bonus will remain unchanged from those in effect as of February 9, 2025;

•	each named executive officer’s outstanding Nevro equity awards are those that are outstanding and unvested as of February 9, 2025 and will be treated in accordance with the Merger Agreement;

•	each named executive officer will receive payment of COBRA premiums, as applicable, for the maximum eligible period;

•	a price per Company Share equal to the Merger Consideration of $5.85; and

•	no named executive officer enters into any new agreement or becomes entitled to, prior to the closing, additional compensation or benefits related to the Merger.

Quantification of Potential Payments and Benefits to Nevro’s Named Executive Officers

Name(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Tax Gross-Up Payment ($)(5)	Total ($)
Kevin Thornal	3,075,000	4,933,275	94,218	3,831,670	11,934,163
Roderick H. MacLeod	1,205,818	2,113,336	62,779	1,349,593	4,731,526
Kashif Rashid	1,162,129	2,711,843	70,664	—	3,944,636
Greg Siller	1,107,000	1,079,962	136,301	—	2,323,263
D. Keith Grossman	—	1,702,789	—	—	1,702,789
Niamh Pellegrini	—	—	—	—	—

(1)

Under the relevant SEC rules, we are required to provide information in this table with respect to our “named executive officers,” who are generally the individuals whose compensation was required to be reported in the summary compensation table of our most recent proxy statement. While disclosure is, therefore, required with respect to each of D. Keith Grossman, our former President and Chief Executive Officer and current Chairperson of the Board, and Niamh Pellegrini our former Senior Vice President and Chief Commercial Officer, each of these listed individuals terminated employment with us prior to our entry into the Merger Agreement. Mr. Grossman retired as Nevro’s President and Chief Executive Officer on April 24, 2023, but remains a member of Nevro’s Board of Directors. Ms. Pellegrini terminated employment with Nevro on June 9, 2023 and will not receive any compensation or benefit that is payable or that may become payable that is based on, or otherwise relates to, the Merger other than the Merger Consideration in respect of any shares of Nevro common stock that she owns. As a result, she is not included in the disclosure below.

(2)

Amounts in this column reflect “double-trigger” cash severance that each named executive officer (other than Mr. Grossman and Ms. Pellegrini, who are no longer employees of Nevro) would be eligible to receive if they experience a qualifying termination within the period that is three months prior to, and ends 24 months following a change in control (the “change in control period”).

Under Mr. Thornal’s employment agreement with Nevro, if Mr. Thornal experiences a qualifying termination during the specified change in control period, he would be entitled to the following, subject to his execution and non-revocation of a general release of claims: a lump sum payment equal to the sum of (A) 24 months of his annual base salary plus (B) two times his target bonus assuming achievement of performance goals at target, in each case, as in effect as of his termination date.

Under their respective change in control severance agreements, if Mr. MacLeod, Mr. Rashid, or Mr. Siller, respectively, experience a qualifying termination during the specified change in control period, they would, respectively, be entitled to the following, subject to their execution and non-revocation of a general release of claims: a lump sum payment equal to the sum of (A) 18 months of annual base salary, plus (B) 1.5 times their target annual bonus assuming achievement of performance goals at target, in each case, at the rate in effect immediately prior to their respective termination date.

The following table quantifies each separate form of cash severance compensation included in the aggregate total reported in this column.

Name	Base Salary Severance ($)	Bonus Severance ($)	Total ($)
Kevin Thornal	1,537,500	1,537,500	3,075,000
Roderick H. MacLeod	753,636	452,182	1,205,818
Kashif Rashid	726,331	435,798	1,162,129
Greg Siller	691,875	415,125	1,107,000

(3)

The estimated amounts shown in this column represent the aggregate value of outstanding unvested Company RSU Awards and Company PSU Awards (with the value of the Company PSU Awards determined based on an estimate of actual performance based on the expected closing of the Merger, which would currently be expected to result in the target achievement of all performance-based vesting conditions). Under the terms of the Merger Agreement, the payments in respect of the named executive officers’ unvested Company RSU Awards and Company PSU Awards (as estimated in the following table) will be paid to the named executive officers as soon as practicable and in no event later than the next regularly scheduled payroll date after the Effective Time. (i.e., “single trigger”). The forgoing treatment of equity awards of the named executive officers is further described in the section of this proxy statement entitled “The Merger—Interests of the Directors and Executive Officers of Nevro in the Merger — Treatment of Equity Awards.” The estimated value of each such benefit is shown in the table below.

Name	Value of Accelerated RSUs ($)	Value of Accelerated PSUs ($)	Total ($)
Kevin Thornal	1,211,482	3,721,793	4,933,275
Roderick H. MacLeod	610,559	1,502,777	2,113,336
Kashif Rashid	624,066	2,087,777	2,711,843
Greg Siller	683,970	395,992	1,079,962
D. Keith Grossman	167,164	1,535,625	1,702,789

(4)

Amounts in this column represent the cost of payment or reimbursement of COBRA premiums for a period of up to 24 months (in the case of Mr. Thornal pursuant to his employment agreement) and 18 months (in the case of Mr. MacLeod, Mr. Rashid, and Mr. Siller pursuant to their respective change in control severance agreement). These COBRA continuation coverage payments are “double-trigger” benefits in that they will only be paid if the named executive officer experiences a qualifying termination of employment during the change in control period.

(5)

Amounts in this column represent an estimate of the full gross-up tax payment that may be made to a disqualified individual (within the meaning of Section 280G of the Code) in the event that any excise taxes become payable under Section 4999 of the Code as a result of the Merger (alone or in conjunction with any other event, including any termination of employment prior to, on or following the closing), such that, on a net after-tax basis, each such disqualified individual shall be in the same position as if no such excise tax had applied to the disqualified individual, and provided that any such agreement shall provide that payment shall be made proportionately at the times such excise tax is due. These payments will be “single trigger.”

Vote Required

The Board unanimously recommends that the stockholders of Nevro approve the following resolution:

“BE IT RESOLVED THAT: the compensation that may be paid or become payable to Nevro’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the section titled “Proposal No. 2: Advisory Vote on the Merger Compensation Proposal—The Merger Compensation Proposal—Quantification of Potential Payments and Benefits to Nevro’s Named Executive Officers” beginning on page 102 of the proxy statement dated     , 2025, including the tables, associated footnotes and narrative discussion, is hereby approved, ratified and confirmed on a non-binding, advisory basis.”

Approval of the Merger Compensation Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Compensation Proposal, such stockholder’s Company Shares will be voted in favor of the Merger Compensation Proposal. If a Nevro stockholder abstains from voting, it will not be considered to be a vote cast on the Merger Compensation Proposal and will have no effect on the Merger Compensation Proposal. If a Nevro stockholder fails to vote, it will have no effect on the Merger Compensation Proposal. Broker non-votes, if any, will have no effect on the Merger Compensation Proposal.

The vote on the Merger Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Merger Compensation Proposal and vice versa. Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either Nevro or Globus. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Nevro’s stockholders on the Merger Compensation Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER COMPENSATION PROPOSAL.

PROPOSAL NO. 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Proposal and seek to convince the holders of those Company Shares to change their votes to vote in favor of the Merger Proposal. In addition, the chairperson of the Special Meeting could adjourn the Special Meeting if under our amended and restated bylaws a quorum is not present for the meeting.

Notwithstanding the foregoing, Nevro’s right to adjourn or postpone the Special Meeting, and the number of times that Nevro may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement as described further under “The Merger Agreement—Other Covenants and Agreements—Special Meeting and Related Actions” beginning on page 84 of this proxy statement.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. Nevro does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

The Board unanimously believes that it is in the best interests of Nevro and our stockholders to be able to adjourn the Special Meeting if necessary for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Vote Required

Approval of the Adjournment Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s Company Shares will be voted in favor of the Adjournment Proposal. If a Nevro stockholder abstains from voting, it will not be considered to be a vote cast on the Adjournment Proposal and will have no effect on the Adjournment Proposal. If a Nevro stockholder fails to vote, it will have no effect on the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

Company Shares are listed on the NYSE under the symbol “NVRO.”

As of    , there were    Company Shares issued and outstanding, held by approximately     stockholders of record.

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Globus, any cash dividends on our capital stock in the foreseeable future.

On February 5, 2025, the last full trading day before the Board approved the Merger, the high and low sale prices for the Company Shares as reported on the NYSE were $5.20 and $5.00 per share, respectively. The closing price of the Company Shares on the NYSE on February 5, 2025 was $5.02 per share.

On    , the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Shares on NYSE was $    per share. You are encouraged to obtain current market quotations for Company Shares.

Upon the consummation of the Merger, there will be no further market for Company Shares and, as promptly as practicable thereafter, the Company Shares will cease trading on and be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of February 7, 2025 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each named executive officer as set forth in the summary compensation table above;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of February 7, 2025 and shares of our common stock subject to Company RSU Awards that will vest within 60 days of February 7, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based 37,872,747 shares of our common stock issued and outstanding on February 7, 2025. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Nevro Corp., 1800 Bridge Parkway, Redwood City, California 94065.

Shares of Common Stock Beneficially Owned (1)

Name of Beneficial Owner	Common Stock	Securities That May Be Acquired Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
ArrowMark Colorado Holdings, LLC (2)	4,289,108	—	4,289,108	11.33%
Armistice Capital, LLC (3)	3,728,000	—	3,728,000	9.84%
BlackRock, Inc. (4)	3,067,206	—	3,067,206	8.10%
The Vanguard Group, Inc. (5)	2,278,940	—	2,278,940	6.02%
Named Executive Officers and Directors:
Kevin Thornal(6)	36,071	50,194	86,265	0.23%
Roderick H. MacLeod(7)	26,990	36,936	63,926	0.17%
Kashif Rashid(8)	51,572	89,960	141,532	0.37%
Greg Siller(9)	25,572	32,135	57,707	0.15%
Christofer Christoforou (10)	30,607	81,360	111,967	0.30%
D. Keith Grossman(11)	198,956	14,156	213,112	0.56%
Michael DeMane(12)	484,449	84,795	569,244	1.50%
Frank Fischer	57,500	—	57,500	0.15%
Kirt P. Karros(13)	—	5,818	5,818	0.02%
Sri Kosaraju	27,406	—	27,406	0.07%
Shawn T McCormick(14)	26,866	10,967	37,833	0.10%
Kevin O’Boyle	24,227	—	24,227	0.06%
Karen Prange	14,779	—	14,779	0.04%
Susan Siegel(15)	12,792	—	12,792	0.03%
Elizabeth Weatherman	67,002	—	67,002	0.18%
All 15 directors and executive officers as a group(16)	1,084,789	406,321	1,491,110	3.93%

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)

Represents shares of Company Stock held and Company Shares deliverable upon exercise of Company Options or vesting of Company RSU Awards that may be exercised or will vest within 60 days of February 7, 2025. Includes Company Shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include Company Options or Company RSU Awards that vest more than 60 days after February 7, 2025.

(2)

As reported on Schedule 13G/A filed with the SEC on July 10, 2024. The report states that ArrowMark Colorado Holdings, LLC (“ArrowMark”) has sole voting power over 4,289,108 Company Shares. The address of ArrowMark is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(3)

As reported on Schedule 13G/A filed with the SEC on November 14, 2024. The report states that Armistice Capital, LLC (“Armistice Capital”) has shared voting power over 3,728,000 Company Shares with Steven Boyd. The address of Armistice Capital is 510 Madison Avenue, 7th Floor, New York, New York 10022.

(4)

As reported on Schedule 13G/A filed with the SEC on November 8, 2024. The report states that BlackRock, Inc. has sole voting power over 3,003,558 Company Shares and sole dispositive power over 3,067,206 Company Shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)

As reported on Schedule 13G/A filed with the SEC on September 10, 2024, 2025. The report states that The Vanguard Group, Inc. (“Vanguard”) has shared voting power over 16,343 Company Shares, sole dispositive power over 2,249,219 Company Shares, and shared dispositive power over 29,721 Company Shares. The address of Vanguard is 100 Vanguard Blvd. Malvern, PA 19355.

(6)

Consists of 36,071 Company Shares held by Mr. Thornal and 50,194 Company Shares that may be acquired pursuant to the delivery of Company Shares underlying Company RSU Awards within 60 days of February 7, 2025.

(7)

Consists of 26,990 Company Shares held by Mr. MacLeod and 36,936 Company Shares that may be acquired pursuant to the delivery of Company Shares underlying Company RSU Awards within 60 days of February 7, 2025.

(8)

Consists of (i) 51,572 Company Shares held by Mr. Rashid, (ii) 52,500 Company Shares that may be acquired pursuant to the exercise of Company Options within 60 days of February 7, 2025 and (iii) 37,460 Company Shares that may be acquired pursuant to the delivery of Company Shares underlying Company RSU Awards within 60 days of February 7, 2025.

(9)

Consists of 25,572 Company Shares held by Mr. Siller and 32,135 Company Shares that may be acquired pursuant to the delivery of Company Shares underlying Company RSU Awards within 60 days of February 7, 2025.

(10)

Consists of 30,607 Company Shares held by Mr. Christoforou, (ii) 54,000 Company Shares that may be acquired pursuant to the exercise of Company Options within 60 days of February 7, 2025 and (iii) 27,360 Company Shares that may be acquired pursuant to the delivery of Company Shares underlying Company RSU Awards within 60 days of February 7, 2025.

(11)

Consists of 198,956 Company Shares held by Mr. Grossman and 14,156 Company Shares that may be acquired pursuant to the delivery of Company Shares underlying Company RSU Awards within 60 days of February 7, 2025.

(12)

Consists of 42,694 Company Shares held by Mr. DeMane, 164,344 Company Shares held by Catherine Q. DeMane Trustee, Michael F. DeMane 2012 Irrevocable Trust U/A/D July 26, 2012 (the “DeMane Irrevocable Trust”), 219,145 Company Shares held by Catherine Q. DeMane Trustee, Michael F. DeMane 2017 Family SLAT Trust U/A/D May 22, 2017 (the “DeMane Family SLAT Trust”), 58,266 Company Shares held by Michael F. DeMane & Catherine Q. DeMane, Trustees, Michael F. DeMane Revocable Trust 10/07/2011 and 84,795 Company Shares that may be acquired pursuant to the exercise of Company Options within 60 days of February 7, 2025. Mrs. DeMane, and not Mr. DeMane, has voting and investment control over the Company Shares held by the DeMane Irrevocable Trust and the DeMane Family SLAT Trust.

(13)	Consists of 5,818 Company Shares that may be acquired pursuant to the delivery of Company Shares underlying Company RSU Awards within 60 days of February 7, 2025.
(14)	Consists of 26,866 Company Shares held by Mr. McCormick and 10,967 Company Shares that may be acquired pursuant to the exercise of Company Options within 60 days of February 7, 2025.
(15)	Consists of 5,410 Company Shares held by Ms. Siegel, 7,382 Company Shares held by Bob Reed and Susan Siegel Trustees, Reed Siegel Revocable Trust.
(16)

Consists of 1,084,789 Company Shares held by all 15 directors and executive officers as a group, and 406,321 Company Shares issuable upon the exercise of Company Options or the delivery of share underlying Company RSU Awards that will vest within 60 days of February 7, 2025.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

We intend to hold an annual meeting of stockholders in 2025 only if the Merger is not consummated.

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2025 pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to our Secretary at our offices at 1800 Bridge Parkway, Redwood City, California 94065 in writing not later than December 14, 2023, which is 120 days prior to the one-year anniversary of the mailing date of Nevro’s proxy statement for its annual meeting of stockholders held on May 23, 2024, unless the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2024 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals to be included in the proxy statement.

Stockholders intending to present a proposal at the 2025 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our amended and restated bylaws. Our amended and restated bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must have received notice of such a proposal or nomination for the 2025 annual meeting of stockholders no earlier than the close of business on January 23, 2025 and no later than the close of business on February 22, 2025. The notice must contain the information required by the amended and restated bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2025 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of our 2024 annual meeting of stockholders, then our Corporate Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2025 annual meeting and the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Nevro’s nominees must have provided notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025, which is 60 days prior to the one-year anniversary of the preceding year’s annual meeting, unless the date of the 2025 annual meeting of stockholders changes by more than 30 days from the anniversary of the 2024 annual meeting of stockholders, in which case, notice must be provided by the later of 60 days prior to the date of the 2025 annual meeting of stockholders or the 10th day following the date on which public disclosure of the date of such meeting is first made by us.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The following Nevro filings with the SEC are incorporated by reference:

•	Nevro’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024;

•

Nevro’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 7, 2024, August  6, 2024 and November 12, 2024, respectively; and

•

Nevro’s Current Reports on Form 8-K filed with the SEC on January  9, 2024 (with respect to 2.05 and 9.01 only), February  21, 2024, February  21, 2024 (with respect to Item 5.02 only), April  25, 2024, May  7, 2024 (with respect to 9.01 only), May  9, 2024, May  29, 2024, August  6, 2024 (with respect to 9.01 only), November  14, 2024 (with respect to 7.01 and 9.01 only) and January 14, 2025 (with respect to 9.01 only) (other than the portions of each of the foregoing documents not deemed to be filed).

We also incorporate by reference into this proxy statement any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Stockholders may obtain free copies of the documents filed with the SEC by Nevro through the SEC’s website, www.sec.gov, or through the Investors section of our website, www.nevro.com, and the “SEC Filings” section therein.

You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing or by telephone from us at the following address:

Nevro Corp.

1800 Bridge Parkway

Redwood City, California

Attention: Corporate Secretary

Call: (650) 251-0005

If you would like to request documents from us, please do so by    , 2025, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within 1 business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investors Relations section of our website, www.nevro.com, and the “SEC Filings” section therein. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions about this proxy statement, the Special Meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor or us at:

MacKenzie Partners, Inc.

7 Penn Plaza

New York, NY 10001

proxy@mackenziepartners.com

Call Collect: (212) 929-5500 or

Toll-Free: (800) 322-2885

or

Nevro Corp.

1800 Bridge Parkway

Redwood City, California 94065

Attention: Corporate Secretary

Call: (650) 251-0005

MISCELLANEOUS

Nevro has supplied all information relating to Nevro, and Globus has supplied, and Nevro has not independently verified, all of the information relating to Globus and Merger Sub contained in “Summary—The Companies” beginning on page 13 of this proxy statement and “The Companies” beginning on page 26 of this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated     , 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

GLOBUS MEDICAL, INC.,

PALMER MERGER SUB, INC.

and

NEVRO CORP.

Dated as of February 6, 2025

-i-

(Continued)

-ii-

(Continued)

Annexes

A – Voting Agreement

B – Certificate of Incorporation of the Surviving Corporation

-iii-

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 6, 2025, by and among Globus Medical, Inc., a Delaware corporation (“Parent”), Palmer Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and Nevro Corp., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, it is proposed that Merger Sub will merge with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and each Company Share that is outstanding immediately prior to the Effective Time (other than Canceled Company Shares and Dissenting Company Shares) will thereupon be canceled and converted into the right to receive cash in an amount equal to the Merger Consideration, and the Company will survive the Merger as a wholly owned Subsidiary of Parent, all upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into this Agreement, (ii) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders and (iv) resolved to recommend that the Company Stockholders adopt this Agreement (such recommendation, the “Company Board Recommendation”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent to enter into this Agreement, certain Persons are entering into a Voting Agreement with Parent, in the form attached as Annex A hereto (the “Voting Agreement”);

WHEREAS, (i) the Board of Directors of each of Parent and Merger Sub have (A) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement, and (B) approved the execution and delivery by Parent and Merger Sub, respectively, of this Agreement, the performance by Parent and Merger Sub of their respective covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein and (ii) the Board of Directors of Merger Sub has recommended that Parent, as the sole stockholder of Merger Sub, adopt this Agreement by written consent in lieu of a meeting effective immediately following the execution and delivery of this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby and to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

“Acceptable Confidentiality Agreement” shall mean any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to the Company that (a) contains confidentiality provisions that are not, in the aggregate, less favorable to the Company than the terms of the Confidentiality Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to Acquisition Proposals, and (b) does not contain any provision that prohibits the Company from complying with its obligations under this Agreement.

“Acquisition Proposal” shall mean any offer, proposal, written inquiry or indication of interest (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

“Acquisition Transaction” shall mean: (a) any transaction or series of related transactions (other than the transactions contemplated by this Agreement) resulting in the direct or indirect acquisition of more than fifteen percent (15%) of the outstanding voting securities of the Company; (b) any tender offer or exchange offer that if consummated would result in any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning more than fifteen percent (15%) of the outstanding voting securities of the Company or any Subsidiary; (c) any merger, consolidation, business combination, recapitalization, reorganization or other similar transaction involving the Company or its Subsidiaries (i) pursuant to which any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the Company Stockholders (as a group) immediately prior to the consummation of such transaction, would hold Company Shares representing more than fifteen percent (15%) of the voting power of the surviving entity or (ii) as a result of which the Company Stockholders (as a group) immediately prior to the consummation of such transaction would hold Company Shares representing less than eighty-five percent (85%) of the voting power of the surviving entity after giving effect to the consummation of such transaction; (d) any direct or indirect sale or disposition of more than fifteen percent (15%) of the assets of the Company or its Subsidiaries on a consolidated basis determined on a fair market value basis, it being understood that voting securities of any Subsidiaries of the Company are to be deemed assets of the Company; (e) any liquidation or dissolution of the Company; or (f) any combination of the foregoing; provided, however, the Merger and the transactions contemplated hereby shall not be deemed an Acquisition Transaction in any case.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“AI Solutions” shall mean artificial intelligence and machine learning solutions, systems and technologies, including proprietary algorithms, technologies, models (whether trained or untrained and including associated weights, parameters and structure or architecture), software, or systems, in each case, that make use of or employ neural networks, natural language processing, statistical learning algorithms, or reinforcement learning.

“Antitrust Law” shall mean the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, any Foreign Antitrust Laws, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

“Bank Warrant Transactions” means, collectively, the transactions evidenced by that certain (i) Base Warrants Confirmation, dated as of April 1, 2020, by and between the Company and each of Morgan Stanley & Co. International plc and Goldman Sachs & Co. LLC and (ii) Additional Warrants Confirmation, dated as of April 2, 2020, by and between the Company and each of Morgan Stanley & Co. International plc and Goldman Sachs & Co. LLC.

“Bank Warrants” shall mean the warrants to purchase an aggregate of 1,807,141 Company Shares, issued by the Company to each of Goldman Sachs & Co. LLC and Morgan Stanley & Co. International plc pursuant to the Bank Warrant Transactions, at an exercise price of $147.00 per share.

“Bond Hedge Transactions” means, collectively, the transactions evidenced by that certain (i) Base Call Option Confirmation, dated as of April 1, 2020, by and between the Company and each of Morgan Stanley & Co. International plc and Goldman Sachs & Co. LLC and (ii) Additional Call Option Confirmation, dated as of April 2, 2020, by and between the Company and each of Morgan Stanley & Co. International plc and Goldman Sachs & Co. LLC.

“Braidwell Warrant Agreement” shall mean that certain Warrant Agreement, dated as of November 30, 2023, by and between the Company and Braidwell Transaction Holdings LLC – Series 4.

“Braidwell Warrants” shall mean the warrants to purchase an aggregate of 2,587,742 Company Shares, issued by the Company to Braidwell Transaction Holdings LLC – Series 4 pursuant to the Braidwell Warrant Agreement, at an exercise price of $23.1862 per share.

“Business Day” shall have the meaning given to such term in Rule 14d-1(g) under the Exchange Act.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Company ESPP” shall mean the Company’s 2014 Employee Stock Purchase Plan.

“Company Exclusively Licensed Intellectual Property” shall mean all Intellectual Property Rights that are exclusively licensed to the Company or any of its Subsidiaries by a third party.

“Company Intellectual Property Rights” shall mean all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” shall mean any change, occurrence, effect, event, circumstance or development (each an “Effect,” and collectively, “Effects”) that, individually or in the aggregate with any other Effect has had or would reasonably be expected to (a) have a material adverse effect on the business, assets, Liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) prevent or materially impair the ability of the Company to consummate the transactions contemplated hereby; provided, however, that, solely with respect to clause (a), no Effect resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be taken into account when determining whether a “Company Material Adverse Effect” has occurred to the extent such Effects do not disproportionately and adversely affect the Company and its Subsidiaries relative to other similarly situated companies operating in any industry or industries in which the Company or its Subsidiaries operate in the events of clauses (i) through (vi) below (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there has occurred a “Company Material Adverse Effect”):

(i) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

(ii) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) general conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries operate;

(iv) political conditions (or changes in such conditions) in the United States or any other country or region in the world, or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (including any acts of war or Sanctions imposed in connection with the current disputes involving (i) the Russian Federation and Ukraine or (ii) Israel, Hamas, Lebanon, Syria, Iran and any other state or non-state actors involved);

(v) earthquakes, hurricanes, tsunamis, tornadoes, floods, epidemics, pandemics, cyberattacks, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

(vi) changes after the date hereof in Law or other legal or regulatory conditions (or the interpretation thereof) or in GAAP or other accounting standards (or the interpretation thereof);

(vii) the announcement of this Agreement, or the pendency or consummation of the transactions contemplated hereby, or the identity of Parent, Merger Sub or their Affiliates, including any impact of the foregoing on the relationships of the Company and its Subsidiaries with customers, licensors, suppliers, distributors, officers, employees or other business partners;

(viii) any actions taken or failure to take action, in each case, by Parent or any of its controlled Affiliates, or to which Parent has consented in writing, or which Parent has requested in writing, or the taking of any action required by this Agreement, or the failure to take any action prohibited by this Agreement;

(ix) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition of a Company Material Adverse Effect); or

(x) any Legal Proceedings made or brought by any of the current or former Company Stockholders (directly on their own behalf or derivatively in the right of or otherwise on behalf of the Company)

against the Company arising out of the Merger or in connection with any other transactions contemplated by this Agreement.

“Company Option” shall mean an option to purchase Company Shares.

“Company Preferred Stock” shall mean the preferred stock, par value $0.001 per share, of the Company.

“Company Privacy and Data Security Policies” shall mean the Company’s and any of its Subsidiaries’ past or present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information.

“Company Product” shall mean any product that is being, or at any time since January 1, 2023 has been, manufactured, marketed, sold or distributed by or on behalf of the Company or any of its Subsidiaries and any products currently under preclinical or clinical development by the Company or any of its Subsidiaries.

“Company PSU Award” shall mean any award of restricted stock units with respect to Company Shares that is, at the time of determination, subject to performance-based vesting or forfeiture conditions.

“Company Registered Intellectual Property Rights” shall mean all of the Registered Intellectual Property Rights owned by the Company or any of its Subsidiaries.

“Company RSU Award” shall mean any award of restricted stock units with respect to Company Shares that is, at the time of determination, subject to vesting or forfeiture conditions (excluding the Company PSU Awards).

“Company Shares” shall mean shares of common stock, par value $0.001 per share, of the Company.

“Company Stock Awards” shall mean the Company Options, the Company RSU Awards, and the Company PSU Awards.

“Company Stock Plan” shall mean the Company’s 2014 Equity Incentive Award Plan and the Company’s 2023 Employment Inducement Award Plan.

“Company Stockholders” shall mean holders of Company Shares prior to the Effective Time in their capacity as such.

“Company Termination Fee” shall mean, (a) Fifteen Million Dollars ($15,000,000) in the event the Company Termination Fee is payable pursuant to Section 8.3(c)(i), Section 8.3(c)(ii) or Section 8.3(c)(iii), and (b) Ten Million Dollars ($10,000,000) in the event the Company Termination Fee is payable pursuant to Section 8.3(c)(iv).

“Company Warrants” shall mean, collectively, the Bank Warrants and the Braidwell Warrants.

“Consent” shall mean any approval, consent, license, ratification, permission, waiver, order or authorization (including from any Governmental Authority).

“Continuing Employees” shall mean all employees of the Company or any of its Subsidiaries who, as of the Closing, continue their employment with Parent, the Company or any Subsidiaries or Affiliates thereof.

“Contract” shall mean any legally binding contract, subcontract, agreement, obligation, license, sublicense, note, bond, mortgage, indenture, deed of trust, franchise, lease, sublease, loan, credit agreement or other instrument.

“Convertible Notes” shall mean the Company’s 2.75% Convertible Senior Notes Due 2025.

“Convertible Notes Hedge Transactions” shall mean, collectively, the Bond Hedge Transactions and the Bank Warrant Transactions.

“Convertible Notes Indenture” shall mean that certain Indenture, dated as of June 13, 2016, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain Second Supplemental Indenture, dated as of April 6, 2020, by and between the Company and the Trustee.

“Data Incident” shall mean (i) any data breach or security incident that has caused or would reasonably be expected to cause a disruption to the conduct of the Company’s or any of its Subsidiaries’ business or a negative impact on any IT Systems or resources operated or maintained by or on behalf of the Company or any of its Subsidiaries and (ii) any unauthorized, illegal, or accidental access, disclosure, use, denial of use, alteration, corruption, destruction, compromise, or loss or other unauthorized, illegal, or accidental Processing of Personal Information or confidential information, including any “breach,” “breach of security,” “security breach,” “breach of the security of the system,” “data breach,” “personal data breach,” or similar terms as defined by Privacy Laws.

“DOJ” shall mean the United States Department of Justice or any successor thereto.

“Domain Names” shall mean Internet domain names that are registered with any domain name registrar.

“Employee Pension Benefit Plan” shall mean an “employee pension benefit plan” as defined in Section 3(2) of ERISA.

“Environmental Law” shall mean all Laws relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Substances, or to human health and safety, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), each of their state and local counterparts or equivalents, each of their foreign and international equivalents, and any transfer of ownership notification or approval statute, as each has been amended and the regulations promulgated pursuant thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Ex-Im Laws” means all applicable Laws relating to export and import controls, including the U.S. Export Administration Regulations and the customs and import Laws administered by U.S. Customs and Border Protection, except to the extent inconsistent with U.S. Law.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Existing Credit Agreement” shall mean that certain Credit Agreement and Guaranty, dated as of November 30, 2023, by and among the Company, as borrower, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“FDA” shall mean the United States Food and Drug Administration or any successor thereto.

“FTC” shall mean the United States Federal Trade Commission or any successor thereto.

“GAAP” shall mean generally accepted accounting principles, as applied in the United States.

“Governmental Authority” shall mean (a) any government, (b) any governmental or regulatory entity, body, department, commission, subdivision, board, administrative agency or instrumentality, (c) any court, tribunal, judicial body, or an arbitrator or arbitration panel, or (d) any non-governmental self-regulatory agency, securities exchange, commission or authority, in each of (a) through (d) whether supranational, national, federal, state, county, municipal, provincial, and whether local, domestic or foreign. For the avoidance of doubt, Governmental Authority includes the FDA and any other domestic or foreign entity that regulates or has jurisdiction over the safety, efficacy, testing, quality, manufacturing, marketing, distribution, sale, storage, pricing, import or export of any Company Product.

“Hazardous Substance” shall mean any material, substance or waste that is defined, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, silica, chlorofluorocarbons, and all other ozone-depleting substances.

“Health Care Laws” shall mean the Federal Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a), the Public Health Service Act of 1944, in each case, as amended and the regulations promulgated thereunder.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended from time to time.

“HITECH” shall mean the Health Information Technology for Economic and Clinical Health Act, as amended from time to time.

“Incidental Contracts” shall mean shrink-wrap, click-wrap and off-the-shelf Contracts for commercially available software or services.

“Indebtedness” means, with respect to any Person, without duplication, as of the date of determination: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all Indebtedness of others secured by a Lien on property or assets owned by such Person, whether or not the Indebtedness secured thereby has been assumed,

(iv) all letters of credit, banker’s acceptances, surety or performance bonds or similar facilities issued for the account of such Person, to the extent drawn upon, and (v) all guarantees of such Person of any Indebtedness of any other Person. For purposes of this Agreement, Indebtedness of the Company or any of its Subsidiaries shall include the Existing Credit Agreement and the Convertible Notes and shall exclude any intercompany indebtedness between or among the Company and its wholly owned Subsidiaries and any account payables incurred in the ordinary course of business.

“Intellectual Property Rights” shall mean (a) patents, including utility models, industrial designs and design patents, and applications therefor (and any patents that issue as a result of those patent applications), and including all divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, renewals, provisionals and extensions thereof, and any counterparts worldwide claiming priority therefrom, and all rights in and to any of the foregoing (“Patents”); (b) trade names, logos, trademarks, service marks, service names, trade dress, company names, collective membership marks, certification marks, slogans, and other forms indicia of origin, whether or not registerable as a trademark in any given country, together with registrations and applications therefor, and the goodwill associated with any of the foregoing (“Trademarks”); (c) rights in trade and industrial secrets, confidential or proprietary information, data, databases and documentation related thereto and any rights in know how; and (d) copyrights, and any other rights of authors or in works of authorship, including all moral and economic rights of authors and inventors, however denominated, throughout the world (“Copyrights”).

“Intervening Event” shall mean an Effect that was not known or reasonably foreseeable to the Company Board as of the date of this Agreement or, if known, the material consequences of which were not reasonably foreseeable to the Company Board as of the date of this Agreement, other than (a) an Acquisition Proposal, (b) a change in the price of the Company Shares, in and of itself, or (c) the fact that, in and of itself, the Company exceeds any internal or published projections or estimates of the Company’s revenue, earnings or other financial performance or results of operations.

“IRS” shall mean the United States Internal Revenue Service or any successor thereto.

“IT Systems” shall mean the computer systems, networks, hardware, digital storage media, applications and software of the Company or any of its Subsidiaries.

“Knowledge” shall mean, (a) with respect to the Company, the actual knowledge of any of the individuals listed on Section 1.1(a) of the Company Disclosure Letter after reasonable inquiry of those employees of the Company or its Subsidiaries who are best situated to have knowledge of the relevant matter and (b) with respect to Parent or Merger Sub, the actual knowledge of the executive officers of Parent.

“Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legal Proceeding” shall mean any (a) civil, criminal or administrative actions, or (b) litigations, arbitrations or other proceedings, in each of (a) and (b), before any Governmental Authority.

“Liabilities” shall mean any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

“Lien” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance or other restriction of similar nature (including any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA.

“NYSE” shall mean the New York Stock Exchange.

“Order” shall mean any order, judgment, award, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Parent Termination Fee” shall mean $15,000,000.

“Permit” shall mean franchises, grants, authorizations, establishment registrations, licenses, permits, easements, variances, exceptions, clearances, approvals, classifications, Consents, certificates, approvals and Orders of any Governmental Authority.

“Permitted Liens” shall mean any of the following: (a) Liens for Taxes, assessments and other governmental charges or levies that are either not yet delinquent or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (b) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s, landlords’ or other Liens arising, incidental to or incurred in the ordinary course of business relating to obligations that are not overdue for a period greater than sixty (60) days or that are being contested in good faith by appropriate proceedings; (c) easements, covenants and rights of way (of record), as well as zoning, entitlements, conservation, building and other land use and environmental restrictions or regulations promulgated by Governmental Authorities, and minor imperfections in title, in each case, that do not materially and adversely impact the current use of the affected property; (d) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 or the Company’s subsequent Quarterly Reports on Form 10-Q; (e) all exceptions, restrictions, imperfections of title, charges and other Liens that do not materially and adversely interfere with the present use of the assets of the Company or any of its Subsidiaries, or the operation of the business of the Company or any of its Subsidiaries, taken as a whole; (f) Liens arising under any lines of credit or other credit facilities or arrangements of the Company or any of its Subsidiaries in effect on the date hereof (or any replacement facilities thereto permitted pursuant to Section 5.1) (including the Existing Credit Agreement and the Convertible Notes); (g) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (h) bankers’ liens, rights of setoff and similar Liens arising in the ordinary course of business, and Liens of a collection bank arising under the Section 4-208 or 4-210 of the UCC; (i) cash collateral accounts serving as collateral for letters of credit, cash management obligations or other similar obligations in the ordinary course of business; (j) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importations of goods in the ordinary course of business; (k) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases for, or consignments of, personal property entered into in the ordinary course of business; (l) pledges or deposits made in the ordinary course of business in connection with obligations in respect of surety or appeal bonds, bid or performance bonds, bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), statutory obligations or other obligations of a like nature; (m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums; (n) Liens of sellers of goods to any obligor or any Subsidiary arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business; (o) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and (p) Liens described in Section 1.1(b) of the Company Disclosure Letter.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or trustee on behalf of a trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

“Personal Information” shall mean any information that alone or in combination with any other information identifies, relates to, describes, is capable of being associated with, could be linked directly or indirectly to, or could be used to locate or contact an identified or identifiable natural Person or household, any information that constitutes “personally identifiable information,” “personal information,” “personal data,” “protected health information,” “nonpublic personal information,” or similar terms under applicable Law, and all data associated with any of the foregoing that are or could reasonably be used to develop a profile or record of the activities of a natural Person across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of a natural Person, or to target advertisements or other content or products or services to a natural Person. Without limiting the foregoing, “Personal Information” includes any name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, and medical or health information.

“Privacy and Data Security Requirements” shall mean all (a) Privacy Laws; (b) applicable industry standards and rules of self-regulatory organizations, including the Payment Card Industry Data Security Standard, that are legally binding on the Company or any of its Subsidiaries; (c) Company Privacy and Data Security Policies; and (d) contractual requirements concerning the privacy, security, or Processing of Personal Information or confidential information by the Company, any of its Subsidiaries, or Subprocessors to which the Company or any of its Subsidiaries is a party or was or is otherwise bound.

“Privacy Laws” shall mean all applicable Laws concerning the privacy, security, or Processing of Personal Information, including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, Laws concerning health information privacy, Laws concerning biometric data, and Laws concerning email, text message, or telephone communications. Without limiting the foregoing, if applicable, Privacy Laws include: the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018, the California Privacy Rights Act of 2020, the Confidentiality of Medical Information Act, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Health Insurance Portability and Accountability Act of 1996 (as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009), the Gramm-Leach-Bliley Act (including all state Laws, rules, and regulations implementing or promulgated pursuant to Title V of the Gramm-Leach-Bliley Act), the Family Educational Rights and Privacy Act, the European Union General Data Protection Regulation, the United Kingdom Data Protection Act 2018, the United Kingdom General Data Protection Regulation, and all other similar international, supranational, national, federal, state, provincial, and local Laws, including all regulations and rules associated therewith and amendments thereto.

“Process” or “Processing” shall mean any operation performed on Personal Information or confidential information, including the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, retention, storage, transmission, transfer, protection, disclosure, distribution, destruction, or disposal of Personal Information or confidential information.

“Registered Intellectual Property Rights” shall mean (a) Patents, (b) Domain Names, (c) Trademarks and (d) Copyrights, in each case, that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any Governmental Authority (or for Domain Names, any registrar) in any jurisdiction, but excluding any of the foregoing that have been abandoned by the Company or any of its Subsidiaries as of the date of this Agreement.

“Release” shall mean any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including soil, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property.

“Representative” shall mean with respect to any Person, its directors, officers or other employees, controlled Affiliates, or any investment banker, attorney or other authorized agent or representative retained by such Person.

“Sanctioned Country” shall mean any country or territory that is the subject or target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” shall mean (i) any Person listed on any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or the United Kingdom; (ii) any Person operating, organized or resident in a Sanctioned Country; or (iii) any Person fifty percent (50%) or greater owned or controlled by any of the foregoing.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or the United Kingdom.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Subprocessor” shall mean any vendor, service provider, or other Person acting on behalf of the Company or any of its Subsidiaries in connection with the Processing of Personal Information or confidential information.

“Subsidiary” of any Person shall mean (a) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (b) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Superior Proposal” shall mean a bona fide written Acquisition Proposal made after the date of this Agreement that did not result from a breach of Section 5.2 for an Acquisition Transaction on terms that the Company Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel and its financial advisor(s), is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable to the Company Stockholders, from a financial point of view, than the terms of the Merger (including any adjustment to the terms and conditions proposed by Parent in response to such proposal), taking into account all the terms and conditions of the Acquisition Proposal that the Company Board deems relevant in furtherance of its fiduciary duties; provided, however, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to (a) “more than fifteen percent (15%)” in the definition of “Acquisition Transaction” shall be deemed to be references to “more than fifty percent (50%)” and (b) “less than eighty-five percent (85%)” shall be deemed to be references to “less than fifty percent (50%).”

“Tax” or “Taxes” shall mean any and all (a) federal, state, local, or foreign taxes, assessments and other governmental charges, duties, impositions, and liabilities imposed by any Governmental Authority in the nature of a tax, which taxes shall include, but not be limited to, all income, gross receipts, license, payroll, employment, excise, severance, stamp, excise, occupation, premium, windfall profits, environmental, customs duties, capital stock, net worth, franchise, profits, withholding, social security, unemployment, disability, workers’ compensation, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax, escheat or abandoned property obligations, or other tax or governmental charge in the nature of a tax imposed by any Governmental Authority, including any interest, penalty or addition to tax imposed by such Governmental Authority, whether disputed or not; (b) interest, penalties, fines, additions to tax or other additional amounts imposed or assessed on or with respect to such amounts of the type described in clause (a) or this clause (b); and (c) liability for the payment of any amounts of the type described in clauses (a) or (b) payable by reason of express or implied obligation or contract (including any tax sharing agreement), assumption, transferee, successor or similar liability (including bulk transfer or similar Laws), operation of law (including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provisions of state, local, or non-U.S. Law)), as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, or otherwise.

“Tax Return” shall mean any report, declaration, return, information return, claim for refund, declaration, statement, election, or other document filed or required to be filed with any Governmental Authority or submitted to another Person in connection with the determination, assessment, deposit, or collection of any Tax or the administration of any Laws relating to any Tax, and including any related or supporting schedules, attachments, appendices, addenda, or amendments thereof.

“Trade Secrets” shall mean trade secrets, know-how, and any other proprietary or confidential information, including customer, distributor, consumer, and supplier lists and data, technology, clinical and technical data, operational data, engineering information, invention and technical reports, pricing information, research and development information, processes, formulae, methods, formulations, discoveries, specifications, designs, algorithms, plans, improvements, models, and methodologies, in each case that derive independent economic value from not being generally known.

“Treasury Regulations” shall mean the final or temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

“UCC” shall mean, with respect to any applicable jurisdictions, the Uniform Commercial Code as in effect in such jurisdiction, as may be modified from time to time.

“Willful Breach” shall mean a material breach of this Agreement that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such action would reasonably cause or constitute a material breach of this Agreement.

1.2 Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this

Agreement, as applicable, and all references herein to “paragraphs” or “clauses” shall be deemed references to separate paragraphs or clauses of the section or subsection in which the reference occurs. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(c) Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(d) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

(e) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(f) When used herein, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.”

(g) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(h) References to “$” and “dollars” are to the currency of the United States of America, and references to “U.S.” or “United States” mean and refer to the United States of America.

(i) Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not “material” or a Company Material Adverse Effect under this Agreement.

(j) “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(k) Except as otherwise specified, (i) references to any statute or Law shall be deemed to refer to such statute or Law as amended from time to time and to any rules or regulations promulgated thereunder, (ii) references to any Person include the successors and permitted assigns of that Person, (iii) references from or through any date mean from and including or through and including, respectively, and (iv) references to any agreement or instrument shall be deemed to refer to such agreement or instrument as from time to time amended, modified or supplemented.

(l) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(m) Where used with respect to documents or information, the phrases “delivered” or “made available” means (i) in the case of information delivered or made available by the Company, that the documents or information referred to were available for review by Parent or its Representatives through the electronic data room hosted on Venue by DFIN at least one day prior to the date hereof or (ii) in the case of information delivered or made available by Parent or Merger Sub, that the documents or information referred to have been physically or electronically delivered to the Company or its Representatives.

(n) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger and as a Subsidiary of Parent (the “Surviving Corporation”).

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, and shall make such further filings as may be required under the DGCL to make the Merger effective on the Closing Date. The Merger shall become effective at the time and day of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Parent and the Company and specified in the Certificate of Merger (such time and date being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger shall take place by electronic exchange of signatures and documents (the “Closing”) on the third (3rd) Business Day after the satisfaction (or waiver, if permitted by applicable Law) of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), or at such other date and time as Parent and the Company shall mutually agree upon in writing; provided, however, that in no event shall the Closing be required to occur prior to April 1, 2025. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, in each case, except as provided by the DGCL.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, by virtue of the Merger and without necessity of further action by the Company or any other Person, the certificate of incorporation of the Company shall be amended and restated in its entirety to read in its entirety as set forth on Annex B hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until, subject to the provisions of Section 6.8(a), thereafter amended as provided therein or by applicable Law.

(b) Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until, subject to the provisions of Section 6.8(a), thereafter amended as provided therein, in the certificate of incorporation of the Surviving Corporation or in accordance with applicable Law.

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualified, or until their earlier death, resignation or removal in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation.

(b) Officers. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the officers of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i) Company Shares. Each Company Share that is issued and outstanding immediately prior to the Effective Time (excluding (A) Canceled Company Shares and (B) any Dissenting Company Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $5.85 per Company Share (the “Merger Consideration”), without interest thereon and subject to any applicable withholding Tax pursuant to Section 2.9(e), upon compliance with the procedures set forth in Section 2.7(h) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.11).

(ii) Excluded Company Shares. Each Company Share held by Parent, Merger Sub or the Company, or by any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company, in each case, immediately prior to the Effective Time (“Canceled Company Shares”), shall be canceled and extinguished, without any conversion thereof or consideration paid therefor, at the Effective Time.

(iii) Capital Stock of Merger Sub. Each share of common stock, par value of $0.0001 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value of $0.0001 per share, of the Surviving Corporation, and, from and after the Effective Time, shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of common stock of Merger Sub outstanding immediately prior to the Effective Time shall thereafter be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which such shares of common stock of Merger Sub were converted in accordance with the immediately preceding sentence.

(b) Adjustment to the Merger Consideration. Without limiting the other provisions in this Agreement, if, from the date of this Agreement until the Effective Time, any change in the outstanding capital stock of the Company shall occur as a result of any reorganization, reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution (including any dividend or other distribution of securities convertible into Company Shares) with a record date during such period, the Merger Consideration and any other similarly dependent items (including the PSU Consideration and the RSU Consideration), as the case may be, will be equitably adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all Company Shares that are issued and outstanding as of immediately prior to the Effective Time and held by a Company Stockholder (or held either in a voting trust or by a nominee on behalf of a beneficial owner who beneficially owns such Company Shares) who is entitled to demand and who shall have properly and validly demanded such Person’s statutory rights of appraisal in respect of such Company Shares in compliance in all respects with Section 262 of the DGCL (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.7(a), but instead shall represent the right to receive such consideration as may be determined to be due to such Person in respect of such Dissenting Company Shares pursuant to Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders (or beneficially owned by a beneficial owner that made an appraisal demand with respect thereto) who shall have failed to perfect or who shall have effectively withdrawn or otherwise lost or forfeited their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, solely the right to receive the Merger Consideration, without interest thereon, and subject to any applicable withholding Tax pursuant to Section 2.9(e), upon the terms and conditions hereof, including the surrender of the certificate or certificates evidencing such Company Shares in the manner provided in Section 2.7(h) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.11).

(ii) The Company shall give Parent prompt notice of any demands for appraisal received by the Company or withdrawals of such demands received by the Company in respect of Dissenting Company Shares and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares.

(d) Company Options. Effective as of immediately prior to the Effective Time, each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be canceled and terminated without consideration therefor.

(e) Company RSU Awards. Effective as of immediately prior to the Effective Time, each Company RSU Award that is outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be canceled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Company Shares underlying such Company RSU Award immediately prior to the Effective Time, by (y) the Merger Consideration (the “RSU Consideration”), subject to any applicable withholding Taxes pursuant to Section 2.9(e). Parent shall cause the Surviving Corporation or a Subsidiary of the Surviving Corporation to pay to each holder of Company RSU Awards the applicable RSU Consideration (subject to any applicable withholding Taxes pursuant to Section 2.9(e)) as promptly as practicable (and in no event later than the next regularly scheduled payroll date) after the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU Award that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with Section 409A of the Code, including on the applicable original settlement date for such Company RSU Award if required in order to comply with Section 409A of the Code.

(f) Company PSU Awards. Effective as of immediately prior to the Effective Time, each Company PSU Award that is outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be cancelled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as determined by the Compensation Committee of the Company Board in its discretion, by (y) the Merger Consideration (the “PSU Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Corporation or a Subsidiary of the Surviving Corporation to pay to each holder of Company PSU Awards the applicable PSU Consideration (subject to any applicable withholding Taxes pursuant to Section 2.9(e)) as promptly as practicable (and in no event later than the next regularly scheduled payroll date) after the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company PSU Award that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with Section 409A of the Code, including on the applicable original settlement date for such Company PSU Award if required in order to comply with Section 409A of the Code.

(g) Company ESPP. The Company Board (or, if appropriate, the committee administering the Company ESPP) will pass such resolutions and take all actions reasonably necessary with respect to the Company ESPP to provide that, effective as of immediately following the date hereof, the Company ESPP shall be terminated and, in accordance with Section 7.5(c) of the Company ESPP, each Participant’s Plan Account (each as defined in the Company ESPP) shall be refunded as soon as administratively practicable thereafter to the Participant.

(h) Effective as of the Effective Time, the Company Stock Plan shall be terminated.

2.8 Braidwell Warrants. At the Effective Time, each Braidwell Warrant that is issued and outstanding as of immediately prior to the Effective Time shall be treated in accordance with Section 5 of the Braidwell Warrant Agreement.

2.9 Payment for Company Securities; Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall designate and appoint a nationally recognized U.S. bank or trust company approved by the Company (such approval not to be unreasonably withheld, conditioned or delayed) to act as the paying agent for the Company Stockholders entitled to receive Merger Consideration pursuant to this Article II (the “Paying Agent”).

(b) Exchange Fund. At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent, for payment to and for the sole benefit of the Company Stockholders pursuant to the provisions of this Article II, an amount of cash sufficient to pay the aggregate consideration to which Company Stockholders are entitled under this Article II (which, for the avoidance of doubt, shall not include the RSU Consideration or PSU Consideration) (such cash amount being referred to herein as the “Exchange Fund”). Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Paying Agent, as directed by Parent, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America. Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation in accordance with Section 2.9(g). No investment or losses thereon shall affect the consideration to which holders of Company Shares are entitled under this Article II and to the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the amount required to promptly pay in full the cash amounts contemplated by this Article II, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make in full such payments contemplated by this Article II. The Exchange Fund shall not be used for any purpose other than as expressly provided in this Agreement.

(c) Payment Procedures.

(i) As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), Parent shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Company Shares represented by certificates (the “Certificates”), which Company Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall be in a form mutually agreed to by the Company and Parent prior to the Effective Time and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall otherwise be in such form as Parent, the Company and the Paying Agent shall reasonably agree upon (a “Letter of Transmittal”) and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Paying Agent or to such other agent or agents as may be appointed in writing by Parent, and upon delivery of a Letter of Transmittal, duly executed and in proper form, with respect to such Certificates, the holder of record of such Certificates shall be entitled to receive the Merger Consideration for each such Company Share formerly represented by such Certificates (subject to any required Tax withholdings as provided in Section 2.9(e)), and any Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder in whose name the Certificate so surrendered is registered, or established to the reasonable satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for Certificates representing any Dissenting Company Shares, which shall represent the right to receive payment of the fair value of such Company Shares in accordance with and to the extent provided by Section 262 of the DGCL, or any Canceled Company Shares.

(ii) Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Company Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time, an executed Letter of Transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to the terms hereof; provided, that such holders shall be required to submit to the Paying Agent any forms or other documentation (including any IRS Form W-8 or W-9, as applicable, provided, however, that any failure to provide an IRS Form W-8 or W-9 shall only permit the Paying Agent to withhold the Merger Consideration pursuant to applicable Law) as the Paying Agent may reasonably request. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time whose Company Shares were converted into the right to receive the Merger Consideration shall upon the Effective Time, in accordance with The Depository Trust Company’s customary procedures (including receipt by the Paying Agent of an “agent’s message” (or such other evidence of transfer or surrender as the Paying Agent may reasonably request)) and such other procedures as agreed by the Company, Parent, the Paying Agent and The Depository Trust Company, be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee, for the benefit of the holder of such Book-Entry Shares held through it immediately prior to the Effective Time, as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration for each such Book-Entry Share (subject to any required Tax withholdings as provided in Section 2.9(e)) and such Book-Entry Shares of such holder shall forthwith be canceled. As soon as practicable after the Effective Time (and in no event later than five (5) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (A) a Letter of Transmittal and (B) instructions for returning such Letter of Transmittal in exchange for the Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Effective Time. Upon delivery of such Letter of Transmittal, in accordance with the terms of such Letter of Transmittal, duly executed and in proper form, the holder of such Book-Entry Shares immediately prior to the Effective Time shall be entitled to receive in exchange therefor the Merger Consideration, for each such Book-Entry Share (subject to any required Tax withholdings as provided in Section 2.9(e)), and such Book-Entry Shares so surrendered shall forthwith be canceled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered immediately prior to the Effective Time. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Company Shares, which shall be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Canceled Company Shares.

(d) Transfers of Ownership. In the event that a transfer of ownership of Company Shares is not registered in the stock transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates or Book-Entry Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate or Book-Entry Shares is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the Person in whose name such Certificate is registered or the registered holder of such Book-Entry Shares, or established to the reasonable satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.

(e) Required Withholding. Each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation (each, a “Payor”) shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder or former holder of Company Shares, Company Options, Company RSU Awards and Company PSU Awards such amounts as are required to be deducted or withheld therefrom under applicable Tax Laws. Any amounts so deducted and withheld under this Agreement that are remitted to the appropriate Governmental Authority shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Parent, Merger Sub, the Surviving Corporation or any other party hereto shall be liable to a Person that was a holder of Company Shares as of immediately prior to the Effective Time for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund (including any interest or other amounts earned with respect thereto) that remains undistributed to the Company Stockholders on the date that is twelve (12) months after the Effective Time shall be delivered to Parent upon demand, and any Company Stockholders who have not theretofore surrendered their Certificates that represented Company Shares or Book-Entry Shares that were issued and outstanding immediately prior to the Effective Time for exchange pursuant to the provisions of this Section 2.9(g) shall thereafter look for payment of the Merger Consideration payable in respect of the Company Shares formerly represented by such Certificates or such Book-Entry Shares solely to the Surviving Corporation for any claim to the applicable Merger Consideration to which such Company Stockholders may be entitled pursuant to the provisions of this Article II. Any amount of the

Exchange Fund remaining unclaimed by holders of Company Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

2.10 No Further Ownership Rights in Company Shares. At the Effective Time, the stock transfer books of the Company shall be closed with respect to the Company Shares outstanding prior to the Effective Time, and thereafter there shall be no further recording or registration of transfers of Company Shares on the records of the Company. From and after the Effective Time, the holders of the issued and outstanding Company Shares represented by Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of this Article II, or Certificates representing, and Book-Entry Shares that constitute, Dissenting Company Shares, which shall be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Canceled Company Shares. The Merger Consideration paid to such Company Stockholders in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares, except for Certificates representing any Book-Entry Shares that constitute Dissenting Company Shares, which shall represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL. Notwithstanding the foregoing, if, after the Effective Time, Certificates or any other valid evidence of ownership of Company Shares as of immediately prior to the Effective Time that have not previously been surrendered are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the applicable Merger Consideration as provided in this Agreement.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit, in customary form reasonably acceptable to Parent, of that fact by the holder thereof, the Merger Consideration payable in respect thereof; provided, however, that the Paying Agent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owner(s) of such lost, stolen or destroyed Certificates to deliver a bond in a customary and reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Further Actions. As of the Effective Time, the officers and directors of the Surviving Corporation and Merger Sub shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, as applicable, any such deeds, bills of sale, assignments, assumptions and assurances and to take and do, in the name and on behalf of the Company or Merger Sub, as applicable, or otherwise, all such other actions and things as may be necessary or desirable to continue, vest, perfect or confirm of record or otherwise any and all right, title and interest in, to and under, or duty or obligation with respect to, such property, rights, privileges, powers or franchises, or any such debts or Liabilities, in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the letter delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Letter”), or (ii) as disclosed in any Company SEC Reports filed with or furnished to the SEC on or after January 1, 2023 until one (1) Business Day prior to the date hereof (excluding any disclosure in “Risk Factors” or under the heading “Cautionary Statements Regarding Forward-Looking Statements” (and other disclosures to the extent predictive, cautionary or forward-looking in nature but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization and Qualification.

(a) The Company is duly organized and validly existing and in good standing under the Laws of the State of Delaware, with all corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted, except for such failures to be in good standing or have such power that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) Each of the Company’s Subsidiaries is duly organized and validly existing and in good standing (to the extent such concepts are recognized in the applicable jurisdiction) under the Laws of its jurisdiction of incorporation, with all corporate or entity power and authority to own, lease and operate its properties and conduct its business as currently conducted, except for such failures to be in good standing or have such power that would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company’s Subsidiaries is duly qualified and in good standing as a foreign corporation or other entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c) The Company has heretofore made available to Parent true, correct and complete copies of the certificate of incorporation and bylaws (or similar governing documents) as currently in effect for the Company and each of its Subsidiaries.

(d) Section 3.1(d) of the Company Disclosure Letter lists all of the Subsidiaries of the Company, and for each Subsidiary the jurisdiction of formation. Except as set forth on Section 3.1(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries, directly or indirectly, owns any interest in any Person other than the Company’s Subsidiaries (other than interests held for passive investment purposes).

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 290,000,000 Company Shares and 10,000,000 shares of Company Preferred Stock. At the close of business on February 5, 2025 (the “Capitalization Date”), (i) 37,855,939 Company Shares were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, and (iii) no Company Shares were held by the Company in its treasury. All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Section 3.2(a) of the Company Disclosure Letter sets forth as of the date set forth on such schedule, the total number of outstanding Company Shares, as calculated on a fully diluted basis.

(b) As of the close of business on the Capitalization Date, (i) 286,277 Company Shares were subject to issuance pursuant to outstanding Company Options, (ii) 3,077,493 Company Shares were subject to issuance pursuant to outstanding Company RSU Awards, (iii) 2,233,237 Company Shares were subject to issuance pursuant to outstanding Company PSU Awards (assuming target performance), (iv) 4,474,105 Company Shares were reserved for future issuance under the Company Stock Plan, (v) 671,559 Company Shares were reserved for future issuance under the Company ESPP, (vi) $38.0 million aggregate principal amount of the

Convertible Notes (with an initial conversion rate as of the date hereof equal to 9.5238 Company Shares per $1,000 principal amount, subject to adjustment as provided in the Convertible Notes Indenture) were issued and outstanding and 1,964,276 Company Shares were reserved for delivery upon the conversion thereof, (vii) 2,587,742 Company Shares were reserved for delivery pursuant to the Braidwell Warrant Agreement and (viii) 3,614,282 Company Shares were reserved for delivery pursuant to the Bank Warrant Transactions. Section 3.2(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the Capitalization Date, of all Company Stock Awards, indicating as applicable, with respect to each Company Stock Award then outstanding, the name of the holder of the Company Stock Award, the type of Company Stock Award, the number of Company Shares subject to such Company Stock Award, the grant date for such Company Stock Award, the exercise or purchase price and expiration date of such Company Stock Award (as applicable), and the vesting schedule for such Company Stock Award (with the number of shares subject to issuance pursuant to outstanding Company PSU Awards based on maximum performance achievement).

(c) Except for the Company Stock Awards, the purchase rights under the Company ESPP, Company Warrants, and the Convertible Notes, as of the close of business on the Capitalization Date, there are no outstanding (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company, (ii) options, warrants, rights or other agreements or commitments requiring the Company to issue, or other obligations requiring the Company to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company (or, in each case, the economic equivalent thereof), (iii) obligations requiring the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as “Company Securities”) or (iv) obligations by the Company to make any payments based on the price or value of the Company Shares.

(d) Except for the Company Stock Awards, Company Warrants and Convertible Notes in accordance with their terms, as of the close of business on the Capitalization Date, (i) there were no outstanding obligations requiring the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire any Company Securities; (ii) there were no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company; and (iii) all outstanding securities of the Company have been offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” Laws.

3.3 Corporate Power; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.5 and, with respect to the Merger, subject to obtaining the Stockholder Approval to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.5 and, with respect to the Merger, subject to obtaining the Stockholder Approval, the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no additional corporate proceedings or actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder or the consummation of the transactions contemplated hereby. Assuming the accuracy of the representation set forth in the first sentence of Section 4.5, this Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity (collectively, the “Enforceability Exceptions”).

3.4 Company Board Approval. The Company Board, at a meeting duly called and held at which all of the directors of the Company were present, duly and unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into this Agreement, (ii) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders and (iv) resolved to recommend that the Company Stockholders adopt this Agreement, which resolutions, except to the extent expressly permitted by Section 5.3, have not been rescinded, modified or withdrawn in any way.

3.5 Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon (the “Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock that is necessary under applicable Law and the Company’s certificate of incorporation and bylaws to adopt this Agreement and approve the Merger.

3.6 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder nor the consummation of the transactions contemplated hereby will (a) violate or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of the Company or any of its Subsidiaries, (b) require any Permit of, or filing with or notification to, any Governmental Authority except (i) as may be required under the HSR Act or any applicable foreign antitrust or competition Laws (“Foreign Antitrust Laws”), (ii) the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (iv) the applicable requirements of NYSE, (c) violate, conflict with, or result in a breach of any provisions of, or require any Consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Material Contract, (d) result in (or, with the giving of notice, the passage of time or otherwise, would result in) the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (other than Permitted Liens or a Lien created by Parent or Merger Sub) or (e) violate any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their respective assets are bound, except, in the case of clauses (b) through (e), inclusive, as would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.7 Reports; Financial Statements.

(a) Since January 1, 2023, the Company has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC (as amended or supplemented since the time of filing, the “Company SEC Reports”), all of which have complied as of their respective filing dates or, if amended, supplemented or superseded by a subsequent filing, as of the date of the last such amendment, supplement or superseding filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. No Subsidiary of the Company is required to file or furnish, or files or furnishes, any form, report or other document with the SEC. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report. As of their respective dates (to the extent that information contained in such Company SEC Report has been amended or supplemented by a later filed

Company SEC Report prior to the date of this Agreement, as of the date of such amendment or supplement) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Reports.

(b) The audited and unaudited consolidated financial statements, including the related notes and schedules thereto, of the Company included (or incorporated by reference) in the Company SEC Reports (collectively, the “Company Financial Statements”) (i) complied as to form in all material respects with the applicable accounting requirements and the applicable published rules and regulations of the SEC with respect thereto in effect at the time of such filing, (ii) have been prepared in accordance with GAAP (except as may be described in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q or any successor form under the Exchange Act) applied on a consistent basis throughout the periods involved and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of their respective dates, and the consolidated income, stockholders equity, results of operations and changes in consolidated financial position or cash flows for the periods presented therein (subject, in the case of the unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments).

(c) The Company maintains, and at all times since January 1, 2023, has maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company or its Subsidiaries that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2023, and, except as set forth in the Company SEC Reports filed prior to the date of this Agreement, that assessment concluded that those controls were effective.

(d) The Company maintains and since January 1, 2023, has maintained “disclosure controls and procedures” as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(e) Since January 1, 2023, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer or auditor of the Company or any of its Subsidiaries has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material written complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(f) Neither the Company nor any of its Subsidiaries is a party to, and has no commitment to become a party to, any off-balance sheet arrangement (as defined in Item 303(a) or Regulation S-K under the Exchange Act), where the result, purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s published financial statements or other Company SEC Reports.

3.8 No Undisclosed Liabilities. Other than as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and its Subsidiaries do not have any Liabilities, except for (a) liabilities disclosed in the Company Financial Statements filed prior to the date hereof, (b) for liabilities incurred in the ordinary course of business since September 30, 2024, (c) for performance obligations on the part of the Company or any of its Subsidiaries pursuant to the terms of any Material Contract (other than liabilities or obligations due to breaches thereunder) and (d) for liabilities arising out of or in connection with this Agreement and the transactions contemplated hereby.

3.9 Absence of Certain Changes. Since September 30, 2024 until the date of this Agreement, (a) the Company and its Subsidiaries have not suffered any Company Material Adverse Effect and (b) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business in all material respects and in a manner consistent with past practice in all material respects, except for the negotiation, execution, delivery and performance of this Agreement.

3.10 Brokers; Certain Expenses. Except for the advisors set forth on Section 3.10 of the Company Disclosure Letter, whose fees and expenses shall be paid by the Company, no broker, finder, investment banker or financial advisor is or would be entitled to receive any brokerage, finder’s, financial advisor’s, transaction or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company or any of its Subsidiaries or any of their respective officers, directors or employees.

3.11 Employee Benefit Matters/Employees.

(a) Section 3.11(a) of the Company Disclosure Letter sets forth a complete list as of the date of this Agreement of each material (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA, (ii) employment, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other compensatory incentive plans, programs, policies or agreements and (iii) medical, vision, dental or other health plans, life insurance plans, or fringe benefit plans, in each case, sponsored, maintained or contributed to by the Company or any of its Subsidiaries and under which the Company or any of its Subsidiaries has any material obligation or Liability, excluding (A) any plan or program that is sponsored solely by a Governmental Authority to which the Company or any of its controlled Affiliates or Subsidiaries contributes pursuant to applicable Law, (B) any Multiemployer Plan, (C) any individualized Contracts with respect to Company Stock Awards and (D) any individual employment offer letter, employment agreement, or consulting agreement that does not provide any retention, change in control or severance payments or benefits (collectively, the “Plans”). Section 3.11(a) of the Company Disclosure Letter also sets forth a complete and accurate list of each Person who is eligible to receive any benefit pursuant to the Company’s 2025 Change in Control Severance Plan.

(b) With respect to the Plans listed on Section 3.11(a) of the Company Disclosure Letter, to the extent applicable, correct and complete copies of the following have been made available to Parent by the Company: (A) the written Plan document, if applicable (or a written summary if no applicable Plan document exists), including amendments thereto; (B) the most recent report on Form 5500 filed with respect to each Plan for which a Form 5500 filing is required by applicable Law; (C) the most recent summary plan description for each Plan for which a summary plan description is required by applicable Law and all related summaries of material modifications, or any written summary provided to participants with respect to any plan for which no summary plan description exists, summaries of benefits and coverage for the past three (3) years, and (D) copies of all current employee handbooks applicable to employees of the Company; (E) the most recent IRS determination, notification, or opinion letter, if any, received with respect to any applicable Plan; and (F) nondiscrimination testing results for the past three (3) years.

(c) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, (ii) each Plan and any related trust complies and has been established, maintained and administered in compliance with its terms, ERISA, the Code and other applicable Laws, (iii) the Company and its Subsidiaries have, at all times, properly performed all of their material duties and obligations with respect to such Plans (whether arising by operation of Law, by contract or otherwise) under or with respect to each such Plan, and (iv) as of the date hereof, other than routine claims for benefits, there are no Legal Proceedings, governmental audits or investigations that are pending against or involving any Plan or asserting any rights to or claims for benefits under any Plan.

(d) The Company has not engaged in any transaction (including any nonexempt prohibited transaction as defined in ERISA section 406 or Code section 4975) or acted or failed to act in a manner that is likely to subject the Company to any liability for breach of fiduciary duty under ERISA or any other applicable Law. All contributions (including all employer contributions and employee salary reduction contributions) that are due from the Company with respect to any Plan have been timely made to each such Plan or the plan sponsor thereof in material compliance with the terms of such Plan. All premiums or other payments that are due from the Company for all periods ending on or before the Closing Date have been paid, remitted or distributed with respect to each such Plan in material compliance with the terms of such Plan.

(e) The Company does not maintain, sponsor or contribute to any Plan that is a “defined benefit plan” (as defined in ERISA section 3(35)). The Company does not maintain, sponsor, or contribute to, has any obligation to contribute to, or has maintained, sponsored or contributed to or been required to contribute to, or have any Liability (including withdrawal liability as defined in ERISA section 4201) under or with respect to any Multiemployer Plan, any Multiple Employer Plan, or a single employer plan within the meaning of ERISA section 4001(a)(15). The Company has never maintained, established, sponsored, participated in or contributed to, any Employee Pension Benefit Plan in which equity of the Company was held as a plan asset.

(f) No Plan provides for post-retirement or other post-employment welfare benefits other than (i) statutory liability for providing group health care continuation coverage as required by Section 4980B of the Code or any similar state Law (“COBRA”), (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) under an employment agreement or severance agreement, plan or policy requiring the Company to pay or subsidize COBRA premiums or other post-employment welfare benefits for a terminated employee or the employee’s beneficiaries following such employee’s termination.

(g) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and its Subsidiaries (i) have complied and are in compliance with the requirements of COBRA and similar state laws as well as the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010 (“PPACA”), and have maintained all records as reasonably necessary to document and demonstrate such compliance under the PPACA, and (ii) have not incurred and are not reasonably expected to incur or to be subject to, any Tax or other penalty under the PPACA (including with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable) or under Section 4980B, 4980D or 4980H of the Code.

(h) Except as otherwise required under this Agreement or as set forth in Section 3.11(h) of the Company Disclosure Letter, neither the execution by the Company of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon occurrence of any additional or subsequent events): (i) entitle any current or former employee or director of the Company or any of its Subsidiaries to any material payment of compensation; (ii) materially increase the amount of compensation or benefits due to any such employee, consultant or director; or (iii) accelerate the vesting, funding or time of payment of any material compensation, equity award or other material benefit to any such employee, consultant or director.

(i) As of the date hereof, (i) there are no currently pending or, to the Knowledge of the Company, threatened, formal grievances, complaints or charges with respect to employment (including wage and hours, wage payment, worker classification, leaves of absence, discrimination, retaliation, harassment, pay equity, accommodation, family and medical leave and other leaves of absence, workplace safety and health, workers’ compensation, labor and immigration) in any judicial, regulatory or administrative forum (including the National Labor Relations Board, the Equal Employment Opportunity Commission, the U.S. Department of Labor, the IRS, the U.S. Citizenship and Immigration Services or any similar or comparable state, local or foreign agency), or under any private dispute resolution procedure; (ii) neither the Company nor any of its Subsidiaries is the subject of any currently pending or, to the Knowledge of the Company, threatened Legal Proceeding alleging that the Company or any of its Subsidiaries has engaged in any unfair labor practice under any Law, and (iii) there is no currently pending or, to the Knowledge of the Company, threatened, labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Company or any of its Subsidiaries. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no labor unions or other organizations representing any employee of the Company or any of its Subsidiaries, and there are no currently pending or, to the Knowledge of the Company, threatened labor-related organizational efforts, election activities or requests or demands for negotiation, representation or representation by a labor union or similar organization.

(j) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each natural person who has performed services to the Company as of the date hereof has been properly classified by the Company as an employee or independent contractor under applicable Law (and, for each employee, as exempt or nonexempt under the Fair Labor Standards Act and similar state Law) and, with respect thereto, the Company has, within the time and in the manner prescribed by Law, withheld and paid to the proper Governmental Authority all amounts required to be so withheld and paid under applicable Law and (ii) the Company does not have any Liability (including with respect to wages, Taxes, workers’ compensation, benefit plans or otherwise) as a result of any failure to properly classify any current or former employees or independent contractors, to pay any wages payable or to provide any benefit to any such Person.

(k) Since January 1, 2023, the Company has not taken any action which would constitute a “plant closing” or “mass layoff” (as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”)) that would trigger the WARN Act or any other similar applicable Law, rule or regulation with respect to any site of employment or facility of the Company.

(l) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with all applicable Laws relating to employment, including Laws and regulations regarding equal employment opportunity, disability and accommodation, retaliation, the payment of wages (including minimum wage and overtime compensation), pay equity, meal and rest breaks, paid and unpaid leaves of absence (including sick leave, family and medical leave, maternity leave, military leave and similar state, local or other Laws regarding leave), occupational safety and health, immigration and the employment of non-citizens, layoffs and reductions in force (including the WARN Act and comparable state, local or other Laws), workers’ compensation, unemployment insurance, employer posting and notice obligations and requirements, and the withholding, collection and payment of income Taxes and social security contributions, and there are no pending or threatened claims, charges or lawsuits with respect to such Laws.

(m) To the Knowledge of the Company, since January 1, 2023, no allegations of sexual harassment, sexual assault, sexual misconduct or discriminatory harassment have been made or threatened by or against any current or former officer or director of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has entered into any settlement or separation agreements related to allegations or claims of sexual harassment, sexual assault, sexual misconduct or discriminatory harassment by or against any current or former director or officer. There have been prompt, thorough, and impartial investigations by the Company or its Subsidiaries (or their Representatives) of all allegations of sexual harassment, sexual assault, sexual misconduct or other discriminatory harassment of which the Company has Knowledge by or against any current or former employee, manager, director, executive, officer, or other individual service provider of the Company or any of its Subsidiaries.

3.12 Litigation. As of the date hereof, there is no Legal Proceeding or governmental or administrative investigation, audit, inquiry or action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries (in such Person’s capacity as an officer or director of the Company or such Subsidiary) that, individually or in the aggregate, would have a Company Material Adverse Effect. None of the Company or its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would have a Company Material Adverse Effect.

3.13 Tax Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries have timely filed all Tax Returns that were required to be filed by them (taking into account any extensions of time within which to file such Tax Returns) in all jurisdictions in which such Tax Returns were required to have been filed (after giving effect to any valid extensions of time in which to make such filings). All such Tax Returns are true, correct, and complete in all material respects and were prepared in substantial compliance with all applicable Laws. All Taxes due and owing by or on behalf of the Company or its Subsidiaries (whether or not shown or required to be shown on any Tax Return) have been fully and timely paid.

(b) Section 3.13(b) of the Company Disclosure Letter sets forth each jurisdiction (other than the country of its incorporation or formation for any federal country-level Taxes thereof) in which the Company or any of its Subsidiaries files any income Tax Returns.

(c) Since December 31, 2023, no claim has been made by any taxing authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that the Company or any such Subsidiary is or may be subject to taxation by, or required to file a Tax Return in, that jurisdiction, and no claim has been made by a taxing authority in a jurisdiction where the Company or any Subsidiary does not currently file a particular type of Tax Return or pay a particular type of Tax that the Company or such Subsidiary is or may be required to file such a Tax Return or pay such type of Tax (including obligations to withhold amounts with respect to Tax) in that jurisdiction.

(d) There are no current, pending or, to the Knowledge of the Company, threatened Tax audits, examinations, proceedings, investigations, or claims by any taxing authority (collectively, “Tax Actions”) against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice of deficiency or proposed adjustment relating to any Tax Actions that has not been finally resolved, and all Taxes fully paid, for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has granted a power of attorney that is currently in effect with respect to any Tax matter.

(e) The Company and each of its Subsidiaries have withheld and properly remitted all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or stockholder, or other third party, and the Company and its Subsidiaries have complied in all material respects with all information reporting (including IRS Forms W-2 and 1099) and backup withholding requirements, including maintenance of required records with respect thereto.

(f) Neither the Company nor any of its Subsidiaries has, within the past two years, constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(g) There are no Liens with respect to Taxes (other than for Permitted Liens) on any of the assets of the Company or any of its Subsidiaries. No Governmental Authority has threatened in writing that it is considering, or in the process of, imposing any Lien for Taxes on the assets of the Company or any of its Subsidiaries.

(h) Neither the Company nor any of its Subsidiaries has engaged or participated in any transaction that could give rise to (i) a reporting obligation under Section 6111 of the Code or the Treasury Regulations thereunder, (ii) a list maintenance obligation under Section 6112 of the Code or the Treasury Regulations thereunder, (iii) a disclosure obligation of a “reportable transaction” under Section 6011 of the Code and the Treasury Regulations thereunder, or (iv) any similar obligation under any predecessor or successor Tax Law or comparable state, local, or non-U.S. Law. Neither the Company nor any of its Subsidiaries has participated in any way in any “tax shelter” within the meaning of Section 6111 of the Code and the Treasury Regulations thereunder or any comparable state, local, or non-U.S. Law.

(i) Neither the Company nor any of the Company’s Subsidiaries has requested any extension of time within which to file any Tax Return, other than routine extensions for periods not exceeding six (6) months beyond the otherwise applicable due date. Neither the Company nor any of the Company’s Subsidiaries has granted any extension or waiver of the statute of limitations period for the assessment or collection of any Tax, which period (after giving effect to such extension or waiver) has not yet expired.

(j) Neither the Company nor any of its Subsidiaries (i) is, or has ever been, a member of an affiliated, consolidated, combined or unitary group or made any election or participated in any arrangement whereby any Tax or any Tax asset of the Company was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax or any Tax asset of any other Person, other than an affiliated group of which the Company was a common member; (ii) is liable for the Taxes of any predecessor entity or any other Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or non-U.S. Law), as a result of being a member of an affiliated, consolidated, combined or unitary group for any period (including any arrangement for group or consortium Tax relief or similar arrangement) other than a group the parent of which is the Company, as a transferee, as a successor, by contract (other than contracts entered into in the ordinary course of business, the primary purpose of which is not related to Taxes), or otherwise; or (iii) is or has been a party to any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement, or similar contract or arrangement, whether written or unwritten, other than loan or other ordinary commercial agreements the primary purpose of which is not the allocation, sharing, or indemnification of Tax.

(k) The Company has made available to Parent complete and accurate copies of all income and other material Tax Returns of the Company and all of its Subsidiaries filed for the Tax periods for which the statute of limitations has not expired, and complete and accurate copies of all audit or examination reports and statements of deficiencies assessed against the Company or any of its Subsidiaries with respect to such Tax Returns of the Company or any Subsidiary.

(l) The Company has provided or made available to Parent all documentation regarding any Tax credit or other asset of the Company or any of its Subsidiaries relating to Section 41 of the Code (or any similar provisions of Tax Law). The Company and each of its Subsidiaries have maintained in all necessary documentation in connection with such Tax credits or other assets required under applicable Law.

(m) No payment, amount, or benefit that could be, or has been, received (whether in cash or property or the vesting of cash or property or the cancellation of indebtedness) by any current or former employee, officer, stockholder, director or other individual service provider with respect to the Company or any of its Subsidiaries as a result of or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code or any corresponding provision of state, local, or foreign Tax Law) or otherwise could have a deduction therefor disallowed by reason of Code Section 280G or will be subject to an excise Tax under Code Section 4999. None of the Company or any of its Subsidiaries has any Liability or obligation to “gross up” any Person for or with respect to any liability under Sections 409A, 457A, or 4999 of the Code (or any corresponding provision of foreign Tax Law).

(n) The Company is not, and has not been in the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code.

3.14 Compliance with Law; Permits.

(a) Except in each case as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) none of the Company or its Subsidiaries is, and since January 1, 2023, has not been, in conflict with, in default with respect to or in violation of any Laws applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; (b) the Company and each of its Subsidiaries has all Permits required to conduct its businesses as currently conducted and such Permits are valid and in full force and effect; (c) neither the Company nor any of its Subsidiaries has since January 1, 2023 received any written notice from any Governmental Authority threatening to revoke or suspend any such Permit; and (d) the Company and each of its Subsidiaries is in compliance with the terms of such Permits.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, directors or employees acting on their behalf, is currently, or has since April 24, 2019 been: (i) a Sanctioned Person, (ii) engaging in any unlawful dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country, (iii) engaging in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of any required or applicable licenses or authorizations under all applicable Ex-Im Laws, or (iv) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or the anti-boycott laws administered by the U.S. Department of Commerce and the IRS.

3.15 Environmental Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

(a) each of the Company and its Subsidiaries is, and at all times since January 1, 2023, has been, in compliance with all applicable Environmental Laws;

(b) there is no Legal Proceeding or Order relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any real property currently operated or leased by the Company or any of its Subsidiaries that remains open or unresolved;

(c) neither the Company nor its Subsidiaries has since January 1, 2023 received any written notice of or entered into or assumed (by Contract or operation of Law or otherwise), any Liability for the Company relating to or arising under Environmental Laws;

(d) the Company and its Subsidiaries hold, and are and have been in compliance since January 1, 2023 with, all Permits required under Environmental Laws to operate their businesses as presently conducted;

(e) neither the Company nor any of its Subsidiaries has assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business; and

(f) since January 1, 2023, there have been no Releases of Hazardous Substances on properties currently (or, to the Knowledge of the Company, formerly) owned, operated or leased by the Company or any of its Subsidiaries that would reasonably be expected to form the basis of any Legal Proceeding or Order relating to or arising under Environmental Laws involving the Company.

3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a list, as of the date hereof, of all material Company Registered Intellectual Property Rights, together with the name of the current owner(s), the applicable jurisdictions and the application or registration numbers.

(b) The Company or a Subsidiary of the Company (i)(A) solely and exclusively owns all right, title and interest in and to all Company Intellectual Property Rights and (B) is the sole and exclusive (as set forth in the applicable license agreement) licensee of all of the Company Exclusively Licensed Intellectual Property, in each case free and clear of all Liens (except for Permitted Liens and licenses granted thereunder) and (ii) possesses legally sufficient and enforceable rights to use all other Intellectual Property used in connection with the conduct of the Company’s and its Subsidiaries’ businesses as presently conducted. The Company Intellectual Property Rights and the Company Exclusively Licensed Intellectual Property are each (A) subsisting, valid and enforceable and (B) not subject to any outstanding Order.

(c) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each current and former employee of the Company and its Subsidiaries who works or worked in the Company’s or such Subsidiary’s business, and each current or former independent contractor and consultant of the Company or any of its Subsidiaries who provides or provided services to the Company’s or such Subsidiary’s business, in each instance, who is or was involved in the invention, creation, development or design of any material Company Intellectual Property Rights has assigned, by operation of law or by executing a written agreement, to the Company or one of its Subsidiaries all right, title and interest in and to any such material Company Intellectual Property Rights invented, created, developed, conceived or reduced to practice during the term of such employee’s employment or such independent contractor’s or consultant’s work for the Company or one of its Subsidiaries, in each case, relating to the Company’s or such Subsidiary’s business.

(d) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each current and former employee of the Company or any of its Subsidiaries who worked in the Company’s or such Subsidiary’s business is subject to a non-disclosure or other confidentiality obligations with respect to confidential information of the Company or such Subsidiary.

(e) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its Subsidiaries have taken commercially reasonable steps to maintain and protect all Trade Secrets included in the Company Intellectual Property Rights and the Company Exclusively Licensed Intellectual Property. To the Knowledge of the Company, except as would not have a Company Material Adverse Effect, since January 1, 2023, there has been no unauthorized disclosure of any such Trade Secrets.

(f) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the conduct of the Company’s and its Subsidiaries’ businesses as presently conducted, nor the use of any Intellectual Property Rights by the Company or its Subsidiaries in the conduct of the Company’s and its Subsidiaries’ businesses as presently conducted, misappropriates, infringes on or otherwise violates the Intellectual Property Rights of any third party. Since January 1, 2023, the Company and its

Subsidiaries have not received written notice from any third party challenging the validity, enforceability or ownership of any material Company Intellectual Property Rights. As of the date hereof, there is no Legal Proceeding pending, or to the Knowledge of the Company, threatened in writing against the Company or its Subsidiaries by or before any Governmental Authority alleging the violation, misappropriation or infringement of the Intellectual Property Rights of any third party. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, no Person is misappropriating, infringing or violating, any material Company Intellectual Property Rights.

(g) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the execution and delivery of this Agreement or the consummation of the Merger and the other transactions contemplated herein will result in the loss, forfeiture, termination or impairment of, or give rise to a right of any Person to limit, terminate or fail to consent to the continued use of, any rights of the Company or any of its Subsidiaries in any Company Intellectual Property Rights or Company Exclusively Licensed Intellectual Property.

(h) Neither the Company nor any of its Subsidiaries has (i) taken any action (or knowingly failed to take any action) that resulted in the loss, abandonment, invalidity or unenforceability of any Company Registered Intellectual Property, or (ii) abandoned any right to file an application for a Patent, Trademark or copyright.

(i) Each of the Company and its Subsidiaries uses commercially reasonable efforts to implement reasonable policies and procedures for the Company’s or such Subsidiary’s use of AI Solutions.

3.17 Data Privacy and Security.

(a) The Company and each of its Subsidiaries are, and since January 1, 2019, have been in material compliance with all Privacy and Data Security Requirements. To the Knowledge of the Company, all Subprocessors are, and since January 1, 2019 have been in, material compliance with all Privacy and Data Security Requirements.

(b) None of the Personal Information in the possession, custody, or control of the Company or any of its Subsidiaries, received by the Company or any of its Subsidiaries, or otherwise Processed by or on behalf of the Company or any of its Subsidiaries, has been collected by, or provided to the Company or any of its Subsidiaries by a third party, in material violation of any Privacy and Data Security Requirement.

(c) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the transfer of all Personal Information and confidential information in the possession, custody, or control of the Company and each of its Subsidiaries (including Personal Information and confidential information held or Processed by any Subprocessor), do not and will not: (i) materially conflict with or result in a material violation or breach of any Privacy and Data Security Requirement (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Company or any of its Subsidiaries); or (ii) require the consent of or notice to any Person concerning such Person’s Personal Information or confidential information. Neither the Company nor any of its Subsidiaries are subject to any Privacy and Data Security Requirements or other legal obligations that, following the Closing, would prohibit the Company, any of the Company’s Subsidiaries, or Parent from receiving, using, or otherwise Processing Personal Information in substantially the same manner in which the Company or any of its Subsidiaries Processed such Personal Information prior to the Closing.

(d) The Company and each of its Subsidiaries have at all times posted to each of their websites, mobile applications, and other online services and provided or otherwise made available to each data subject prior to Processing such data subject’s Personal Information an appropriate Company Privacy and Data Security Policy that materially complies with all Privacy and Data Security Requirements. No material disclosure or representation made or contained in any Company Privacy and Data Security Policy has been inaccurate, misleading, deceptive, or in violation of any Privacy and Data Security Requirement (including by containing any material omission). The Company has delivered or made available to Buyer true, complete, and correct copies of all Company Privacy and Data Security Policies that are currently in effect. The Company and each of its Subsidiaries have, to the extent required by Privacy and Data Security Requirements, obtained the consent of data subject to the Processing of Personal Information as required by Privacy and Data Security Requirements. The Company and each of its Subsidiaries have, in material compliance with all Privacy and Data Security Requirements, implemented all valid and lawful requests pertaining to access, notice, rectification, portability, deletion, restriction, automated decision making, or objection of any Person made to the Company or any of its Subsidiaries regarding Personal Information Processed by or on behalf of the Company or any of its Subsidiaries and with any other valid and lawful request related to data subject rights under Privacy Laws.

(e) Except as set forth in Section 3.17(c) of the Company Disclosure Letter, since January 1, 2019, no Personal Information or confidential information in the possession, custody, or control of the Company or any of its Subsidiaries (including Personal Information and confidential information Processed by any Subprocessor on behalf of the Company) has been impacted by a material Data Incident. Except as set forth in Section 3.17(c) of the Company Disclosure Letter, since January 1, 2019, no IT Systems maintained or operated by or on behalf of the Company or any of its Subsidiaries have been impacted by a Data Incident. Except as set forth in Section 3.17(c) of the Company Disclosure Letter, since January 1, 2019, neither the Company nor any of its Subsidiaries have notified, and there have been no facts or circumstances that would require the Company or any of its Subsidiaries to notify, any data subject, Governmental Authority, or other Person of a Data Incident. Except as set forth in Section 3.17(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries have directly or indirectly made any ransom payments related to a Data Incident, including ransom payments made by another Person on behalf of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries have directly or indirectly made any ransom payments related to a Data Incident, including ransom payments made by another Person on behalf of the Company or any of its Subsidiaries, to any Person sanctioned by, or any Person located in a jurisdiction sanctioned by, the U.S. Department of Treasury’s Office of Foreign Assets Control or in violation of any applicable Law.

(f) Since January 1, 2019: (i) neither the Company nor any of its Subsidiaries have received any written notice, request, claim, complaint, correspondence, or other communication from any Governmental Authority or other Person, and; (ii) to the Knowledge of the Company, there has not been any audit, investigation, lawsuit, enforcement action (including any fines or other Sanctions), or other legal action, related to the Company or any of its Subsidiaries’ Processing of Personal Information, the Company’s or any of its Subsidiaries’ privacy or data security practices, or any actual or alleged Data Incident or violation of any Privacy and Data Security Requirement.

(g) The Company and each of its Subsidiaries have implemented and maintained appropriate administrative, technical, physical, and organizational safeguards, security measures, and controls, including a fully-implemented comprehensive written information security program appropriately designed to (i) identify and address internal and external risks to the privacy or security of Personal Information and confidential information; (ii) monitor and improve adequate safeguards, security measures, and controls that protect Personal Information and confidential information and the operation, integrity, and security of its software, IT Systems, applications, and websites involved in the Processing of Personal Information or confidential information; (iii) protect Personal Information, confidential information, and information technology resources of the Company or any of its Subsidiaries against a Data Incident; and (iv) provide notification in compliance with applicable Privacy Laws in the event of a Data Incident.. The Company and each of its Subsidiaries have (i) implemented and maintained appropriate backups and disaster recovery and business continuity plans and (ii) regularly test such plans to ensure such plans are effective in all material respects upon such testing.

(h) The Company and each of its Subsidiaries have entered into and maintained valid data processing agreements that materially comply with Privacy and Data Security Requirements with all customers and other Persons on whose behalf the Company or any of its Subsidiaries Processes or have Processed Personal Information. The Company and each of its Subsidiaries comply and have since January 1, 2019 materially complied with all such data processing agreements. The Company and each of its Subsidiaries have entered into and maintained appropriate contractual agreements with all Subprocessors that materially comply with all Privacy and Data Security Requirements.

(i) The Company and each of its Subsidiaries have since January 1, 2019, at least annually performed an appropriate security risk assessment and a privacy impact assessment and obtained an independent vulnerability assessment performed by a recognized third-party audit firm. The Company and each of its Subsidiaries have used reasonable efforts to address and remediate all threats and deficiencies identified in each such assessments.

(j) Neither the Company nor any of its Subsidiaries have since January 1, 2019, sold, licensed, rented, leased, released, disclosed, disseminated, made available, transferred, or communicated Personal Information to another Person for any consideration (a “Data Sale”), except where such Sale complies with Privacy and Data Security Requirements.

(k) The Company and each its Subsidiaries have since January 1, 2019, maintained cyber insurance policies that are adequate and suitable for the nature and volume of Personal Information and confidential information Processed by or on behalf of the Company and each of its Subsidiaries.

3.18 Title to Assets; Real Property.

(a) The Company and its Subsidiaries have good and valid title to, or hold pursuant to valid and enforceable leases or other comparable contract rights, all of the material tangible property and other material tangible assets necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, in each case free and clear of any Liens (other than Permitted Liens), except where the failure to do so would not have a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries owns any real property.

(c) The Company has heretofore made available to Parent true, correct and complete copies of all material leases, subleases, licenses, occupancy agreements and other agreements under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (including all material modifications, amendments, supplements, waivers, assignments, subleases and side letters with respect thereto) (the “Real Property Leases”). Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Real Property Lease is valid and binding on the Company and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (ii) all rent and other sums and charges payable by the Company or any of its Subsidiaries as tenants thereunder are current, (iii) no termination event or condition or uncured default of a material nature on the part of the Company or, if applicable, its Subsidiaries or, to the Knowledge of the Company, the landlord thereunder, exists under any Real Property Lease, (iv) the Company and each of its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except Permitted Liens, (v) there is no real property that is necessary to the operation of the business of the Company or any of its Subsidiaries, other than the real property subject to the Real Property Leases, (vi) to the Knowledge of the Company, there is no encroachment onto or off of the real property subject to the Real Property Leases that is either necessary for, or detrimental to, the operation of the business of the Company or any of its Subsidiaries, and (vii) neither the Company nor any of its Subsidiaries has received written notice of any pending, and to the Knowledge of the Company, there is no threatened, condemnation, notice of zoning violation or zoning enforcement action, notice of rezoning, or notice of environmental Release with respect to any property leased pursuant to any of the Real Property Leases, nor any bankruptcy filing, receivership, foreclosure or similar creditors rights action with respect to the counterparty under any Real Property Leases.

3.19 Material Contracts.

(a) Section 3.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of each Contract (other than Plans), which is in effect as of the date hereof (or pursuant to which the Company or any of its Subsidiaries have any continuing material obligations thereunder) and under which the Company or any of its Subsidiaries are a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound, that:

(i) is a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, whether or not disclosed by the Company on a Current Report on Form 8-K;

(ii) involves, by its terms, aggregate payments by the Company or any of its Subsidiaries or aggregate payments payable to the Company or any of its Subsidiaries under such Contract (or any group of substantially related existing Contracts) of more than $1,000,000 in either of the fiscal years ended December 31, 2023 and December 31, 2024 (including by means of royalty payments);

(iii) (A) contains covenants that limit in any material respect the freedom of the Company or any of its Subsidiaries to compete or engage in any line of business or to conduct business with any Person in any geographic area, (B) obligates the Company or any of its Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single party, or sell any product or service exclusively to a single party, or (C) under which any Person has been granted the right to manufacture, sell, market or distribute any product or service of the Company or its Subsidiaries on an exclusive basis to any Person or group of Persons or in any geographical area;

(iv) provides for or governs the formation, creation, operation, management or control of any material partnership or joint venture;

(v) provides for the use or license by the Company or any of its Subsidiaries of any Intellectual Property Rights owned by a third party, other than Incidental Contracts;

(vi) provides for the use or license by any third party of any material Company Intellectual Property Rights;

(vii) involves the acquisition or disposition, directly or indirectly (by merger, sale of stock, sale of assets or otherwise), by the Company or any of its Subsidiaries of any material assets (other than cash) or any material capital stock or other equity interest of another Person, other than the sale of inventory in the ordinary course of business, that has continuing indemnification, earn-out or milestone payments or other contingent consideration payment obligations by the Company or any of its Subsidiaries;

(viii) constitutes a material manufacturing, supply, distribution or marketing agreement (or group of substantially related existing Contracts) that provides for minimum purchase obligations by the Company or any of its Subsidiaries in any prospective twelve (12) month period;

(ix) contains any royalty, dividend, milestone payment or similar contingent payment arrangement based on the revenues or profits of the Company or any of the Company Subsidiaries;

(x) other than solely among the Company and wholly owned Subsidiaries of the Company, relates to Indebtedness having an outstanding principal amount in excess of $1,000,000;

(xi) involves the settlement of any pending or currently threatened claim, action or proceeding;

(xii) is an agreement entered into in connection with a settlement agreement, corporate integrity agreement, consent decree, deferred prosecution agreement, or other similar type of agreement with or imposed by any Governmental Authority;

(xiii) is a collective bargaining agreement or Contract with any labor union, trade organization, works council or other employee representative body (other than any statutorily mandated agreement in non-U.S. jurisdictions);

(xiv) is with a customer or supplier required to be listed in Section 3.25 of the Company Disclosure Letter or is with a sole source supplier of any goods or services to the Company or any of its Subsidiaries;

(xv) is an employment or consulting agreement with any current (A) executive officer of the Company or any of its Subsidiaries, (B) member of the Company Board, or (C) employee of the Company or any of its Subsidiaries with an annual base salary in excess of $300,000, other than those that are terminable by the Company or any Subsidiary without advance notice and without Liability to the Company or its Subsidiaries other than to make continued healthcare coverage available under COBRA or similar state Law;

(xvi) is a Real Property Lease; or

(xvii) provides for annual capital expenditures after the date of this Agreement in excess of $500,000 during the current or subsequent fiscal year or, together with all other Contracts providing for capital expenditures, provides for annual capital expenditures after the date of this Agreement in excess of $1,000,000 during the current or subsequent fiscal year.

Each Contract of the type described in clauses (i) through (xvii) above, other than a Plan, is referred to herein as a “Material Contract.”

(b) True and complete copies of all Material Contracts (including all amendments, waivers or changes thereto) have been made available to Parent or its Representatives. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or the Subsidiary of the Company that is party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (ii) the Company and its Subsidiaries have complied with all obligations required to be performed or complied with by them under each Material Contract, (iii) there is no default under any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, by any other party thereto, and (iv) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice from any third party to any Material Contract that such party intends to terminate such Material Contract for any default or alleged default thereunder.

3.20 Regulatory Compliance.

(a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and since January 1, 2023, have been, in compliance with all Laws applicable to the Company and its Subsidiaries, or by which any property, business product or other asset of the Company and its Subsidiaries is bound or affected, including all applicable Health Care Laws, and (ii) since January 1, 2023, the Company has not received any written notification of any pending or, to the Knowledge of the Company, threatened, claim, suit, proceeding, hearing, enforcement, audit, investigation or arbitration from any Governmental Authority, including the FDA, alleging non-compliance by, or Liability of, the Company under any Health Care Laws.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and its Subsidiaries hold such Permits required by the FDA or any other Governmental Authority under applicable Health Care Laws for the conduct of their respective businesses as currently conducted (collectively, the “Regulatory Permits”) and all such Regulatory Permits are in full force and effect.

(c) The development, testing, investigation manufacture, storage, packaging, import, export, advertising, sale, promotion, of the Company Products, whether by or on behalf of the Company or its Subsidiaries, is being conducted, and at all times since January 1, 2023 has been conducted, in compliance in with the terms of all Regulatory Permits and all applicable Health Care Laws, including such Laws regarding non-clinical research, clinical research, establishment registration, device listing, pre-market notification, good manufacturing practices, labeling, advertising, record-keeping, device importation and exportation, adverse event reporting and reporting of corrections and removals, in compliance with the Advance Medical Technology Association Code of Ethics on Interactions with Healthcare Professionals and American Medical Association’s guidelines on gifts to physicians, except where the failures to so comply, whether individually or in the aggregate, would not have a Company Material Adverse Effect. To the Knowledge of the Company, each third party that is a manufacturer or contractor for the Company is in compliance in all material respects with all applicable Health Care Laws or all other applicable Law insofar as they pertain to the manufacture of products for the Company. Except in each case as would not, individually or in the aggregate, have a Company Material Adverse Effect, since January 1, 2023, (i) all reports, documents, claims, supplements, and notices required to be filed, maintained, or furnished to the FDA by the Company and its Subsidiaries pursuant to any applicable Health Care Laws or Regulatory Permits have been so filed, maintained or furnished, and (ii) to the Knowledge of the Company, all such reports, documents, claims, supplements and notices were complete and correct on the date filed (or were corrected in or supplemented by a subsequent filing).

(d) All pre-clinical and clinical studies, tests and trials conducted by or on behalf of, or (if applicable) sponsored by or on behalf of the Company or its Subsidiaries (collectively, the “Studies”) have been and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws and Regulatory Permits and with all experimental protocols established for such Studies. The Company has not received any written notice from the FDA or any other Governmental Authority requiring the termination, suspension or material modification of any Study being currently being conducted by or on behalf of the Company or its Subsidiaries with respect to any Company Product.

(e) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, since January 1, 2023, neither the Company nor its Subsidiaries nor, to the Knowledge of the Company, any officer, employee or agent of the Company or such Subsidiaries (when acting in such capacity) has been convicted of any crime that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or (B) debarment, suspension, or exclusion under any federal healthcare programs or by the General Services Administration. Neither the Company nor its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, employees, contractors or agents is the subject of any pending or threatened investigation by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar Governmental Authority pursuant to any similar policy. Neither the Company nor its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, employees, contractors or agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke the FDA Application Integrity Policy or for any similar Governmental Authority to invoke a similar policy with respect to the Company or any Company Product. Since January 1, 2023, neither the Company nor its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, employees, contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to the FDA or any similar Governmental Authority.

(f) Since January 1, 2023, there have been no recalls, field notifications, field corrections, market withdrawals, “dear doctor” letters, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of any Company Product (collectively, “Safety Notices”). To the Knowledge of the Company, there are no facts that would be reasonably likely to result in (A) a material Safety Notice with respect to any Company Product, (B) a material and adverse change in the marketing classification or labeling of any Company Product, or (C) a material termination or suspension of marketing or development of any Company Product.

(g) To the Knowledge of the Company, there are no pending or threatened in writing filings against the Company of an action relating to the Company under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(h) To the Knowledge of the Company, the Company is not and has never been under investigation or review by any Governmental Authority for a violation of HIPAA, as amended by HITECH, the regulations implementing HIPAA or HITECH, including receiving any notices from the United States Department of Health and Human Services Office of Civil Rights relating to any such violations. The Company is not and has never been a “Covered Entity” or “Business Associate” as those terms are defined in HIPAA.

(i) All agreements or other arrangements currently in effect between the Company and any health care provider for services are in writing, describe bona fide and commercially reasonable services required by the Company and provide for compensation that is no more than fair market value for such services determined as of the date such agreement was entered into by the Company with any such health care provider. All agreements or arrangements currently in effect with health care professionals for services to or investments in the Company, directly or indirectly, have been made available to the Buyer and all true and complete amounts paid to health care provider consultants are listed on Section 3.20(i) of the Company Disclosure Letter. All payments made by the Company to any health care professional for services rendered by such health care professional have been made at fair market value determined as of the date such agreement was entered into by the Company with any such health care provider.

(j) The Company has not engaged in any activities which are prohibited under 42 U.S.C. §§ 1320-7a or 7b or 42 U.S.C. §1395nn (subject to the exceptions set forth in such legislation), or the regulations promulgated thereunder or pursuant to similar state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a Federal Health Care Program claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on the claimant’s behalf or on behalf of another, with intent to secure fraudulently such benefit or payment; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by a Federal Health Care Program, or (B) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by a Federal Health Care Program; and (v) providing designated health services (as defined in 42 U.S.C. §1395nn) to a patient upon a referral by a physician or an immediate family member of such physician with whom the Company has a financial relationship (or from an entity or person with which any such person has a financial relationship) and to which no exception under 42 U.S.C. §1395nn applies. The Company has at all times complied with the requirements of all applicable Health Care Laws that prohibit health care providers who have an ownership, investment or beneficial interest in certain entities from referring or arranging for any item or service of the Company for use by or in connection with the health care goods or services provided to a patient. The Company has filed all reports required to be filed by applicable Laws regarding compensation arrangements and financial relationships between a health care provider and an entity to which the health care provider refers patients for goods or services.

3.21 Insurance. Section 3.21 of the Company Disclosure Letter sets forth a true, correct and complete list of all currently effective material insurance policies issued in favor of the Company or any of its Subsidiaries. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) each policy is in full force and effect and all premiums due thereon have been paid, (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy, (c) to the Knowledge of the Company, no insurer on any such policy has been declared insolvent by a court or insurance regulator of competent and applicable jurisdiction or placed in receivership, conservatorship or liquidation, and no notice of cancellation or termination has been received with respect to any such policy and (d) as of the date hereof, there are no pending claims under any such policy as to which coverage has been questioned, denied or disputed by the underwriters thereof.

3.22 Certain Payments. Since January 1, 2023, none of the Company nor any of its Subsidiaries (nor, to the Knowledge of the Company, any of their respective directors, executives, representatives, agents or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses to influence political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or other unlawful payment of any nature.

3.23 Related Party Transactions. Other than customary indemnification agreements entered into in the ordinary course of business, no current director, officer or controlled Affiliate of the Company or any of its Subsidiaries (a) has outstanding any Indebtedness to the Company or any of its Subsidiaries, or (b) is otherwise a party to, or directly or indirectly benefits from, any Contract, arrangement or understanding with the Company or any of its Subsidiaries (other than a Plan) of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

3.24 Product Defects.

(a) Since January 1, 2023, all Company Products manufactured and sold by the Company or any of the Company’s Subsidiaries have been provided in conformity with the Company’s and the Company’s Subsidiaries’ applicable contractual commitments and warranties, except as would not have a Company Material Adverse Effect.

(b) Except as would not have a Company Material Adverse Effect, since January 1, 2023, the Company has not received any written notices, citations or decisions by any Governmental Authority that any of the Company Products are defective or fail to meet any applicable standards promulgated by any such Governmental Authority.

3.25 Material Relationships. Section 3.25 of the Company Disclosure Letter sets forth a list of (i) the ten (10) largest customers (measured by aggregate billings) and (ii) the ten (10) largest direct purchase suppliers (measured by the aggregate amount purchased), in each case, of the Company and its Subsidiaries (taken as a whole) during the fiscal year ended on December 31, 2024. Except as set forth in Section 3.25 of the Company Disclosure Letter, since September 30, 2024 and through the date of this Agreement, no material customer or direct purchase supplier of the Company and its Subsidiaries listed in Section 3.25 of the Company Disclosure Letter has cancelled or terminated a Material Contract or notified the Company or its Subsidiaries in writing of any intention to do so.

3.26 Opinion of Financial Advisor of the Company. The Company Board has received the oral opinion of BofA Securities, Inc. (“BofA Securities”), to be confirmed by delivery of a written opinion, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions and limitations set forth therein, the Merger Consideration to be received in the Merger by holders of Company Shares is fair, from a financial point of view, to such holders. As of the date of this Agreement, BofA Securities’ opinion has not been withdrawn, revoked or modified. A true and complete copy of such opinion shall be provided to Parent promptly after the date hereof for information purposes only.

3.27 State Takeover Statutes; No Rights Agreements. Assuming that the representations of Parent and Merger Sub set forth in Section 4.5 are true, accurate and complete, the Company Board (or a committee thereof) has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL are not applicable to this Agreement, the Voting Agreement and the transactions contemplated hereby, and to the Knowledge of the Company, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other transactions contemplated hereby. The Company has no stockholder rights plan, “poison-pill”, anti-takeover plan or other comparable agreement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

3.28 No Other Representations or Warranties. Except for the express written representations and warranties made by the Company contained in this Article III, neither the Company nor any Representative or other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Affiliates, or the Company’s business, assets, Liabilities, financial condition or results of operations or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated hereby, and Parent and Merger Sub expressly disclaim reliance on any representation or warranty of the Company or any other Person other than the representations and warranties expressly contained in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization and Qualification. Each of Parent and Merger Sub is duly organized and validly existing and in good standing under the Laws of the jurisdiction of its organization, with all requisite power and authority to own its properties and conduct its business as currently conducted, except for such failures to be in good standing or have such power that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or hinder the consummation of the transactions contemplated hereby. All of the issued and outstanding shares of capital stock of Merger Sub are owned directly and held of record by Parent. Both Parent and Merger Sub are in compliance with the provisions of their respective certificates of incorporation and bylaws (or other similar governing documents).

4.2 Authority. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform their respective covenants and obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and, subject to the adoption of this Agreement by Parent, as the sole stockholder of Merger Sub (which adoption shall occur immediately after the execution and delivery of this Agreement), the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of Parent and Merger Sub and no additional corporate proceedings or action on the part of Parent or Merger Sub are necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder or the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions. As of the date of this Agreement, (a) the Board of Directors of Parent has approved this Agreement and the transactions contemplated hereby, including the Merger, and (b) the Board of Directors of Merger Sub has (i) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement and consummate the transactions contemplated hereby, (ii) approved the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein and (iii) recommended that the sole stockholder of Merger Sub adopt this Agreement and approve the transactions contemplated hereby (including the Merger), in each case of clauses (a) and (b) above, at meetings duly called and held (or by unanimous written consent). No vote of Parent’s stockholders is necessary to approve this Agreement or any of the transactions contemplated hereby.

4.3 Consents and Approvals; No Violation. Except as would not, individually or in the aggregate, reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or otherwise affect Parent’s or Merger Sub’s ability to satisfy its obligations hereunder, the execution and delivery of this Agreement by Parent or Merger Sub, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation of the transactions contemplated hereby do not and will not, (a) violate or conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or other similar governing documents) of Parent or Merger Sub, (b) require any Permit of, or filing with or notification to, any Governmental Authority, except (i) as may be required under the HSR Act and any Foreign Antitrust Laws, (ii) the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (iv) the applicable requirements of NYSE, (c) violate, conflict with or result in a breach of any provision of, or require any notice or Consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or obligation to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets may be bound, or (d) violate any Law or Order applicable to Parent or any of its Subsidiaries (including Merger Sub) or by which any of their respective assets are bound.

4.4 Litigation. As of the date hereof, there is no Legal Proceeding or governmental or administrative investigation or action pending or, to the Knowledge of Parent, threatened against or relating to Parent or any of its Subsidiaries that would, or seeks to, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby. Neither Parent nor any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would, or seeks to, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby.

4.5 Interested Stockholder. Neither Parent nor any of its Affiliates (including Merger Sub), nor any “affiliate” or “associate” (as such terms are defined in Section 203 of the DGCL) thereof, is, or has been at any time during the period commencing three (3) years prior to the date hereof, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL. None of Parent, Merger Sub nor any of their Affiliates beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Company Shares or other securities of the Company or any options, warrants or other rights to acquire securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

4.6 Sufficient Funds. As of the Effective Time, each of Parent and Merger Sub will have available to it sufficient cash, available lines of credit or other sources of funds for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including (i) the payment of the aggregate Merger Consideration and the consideration in respect of the Company RSU Awards and Company Warrants, (ii) the repayment, prepayment or discharge (after giving effect to the transactions contemplated by this Agreement) of the principal and accrued and unpaid interest outstanding under the Existing Credit Agreement and all other Indebtedness outstanding required to be repaid pursuant to the terms of this Agreement and (iii) the payment of all related fees and expenses required to be paid by Parent or Merger Sub pursuant to the terms of this Agreement. Parent’s and Merger Sub’s obligations hereunder, including their obligations to consummate the Merger, are not subject to a condition regarding Parent’s or Merger Sub’s obtaining of funds to consummate the transactions contemplated by this Agreement.

4.7 No Other Operations. Merger Sub was formed solely for the purpose of effecting the Merger. Merger Sub has not and will not prior to the Effective Time engage in any activities other than those incidental to its formation or those contemplated by this Agreement and has, and will have as of immediately prior to the Effective Time, no liabilities other than those contemplated by this Agreement.

4.8 Brokers. The Company will not be responsible for any brokerage, finder’s, financial advisor’s or other fee or commission payable to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent and Merger Sub.

4.9 No Other Representations or Warranties. Except for the express written representations and warranties made by Parent and Merger Sub contained in this Article IV, neither Parent, Merger Sub nor any Representative or other Person on behalf of either makes any express or implied representation or warranty with respect to them or any of their Affiliates or any of its or their respective business, assets, Liabilities, financial condition or results of operations or with respect to any other information provided to the Company in connection with the transactions contemplated hereby. Parent and Merger Sub each acknowledges and agrees (in each case individually and on behalf of each of their respective Affiliates, each of the direct and indirect stockholders, partners, managers or other equity or security holders of Parent, Merger Sub or any of their respective Affiliates and any Representative of any of the foregoing (each, a “Parent Related Party” and, collectively, the “Parent Related Parties”)), that, except for the representations and warranties expressly set forth in Article III, (a) none of the Company, any Affiliates thereof, any direct or indirect stockholder, partner, manager or other equity or security holder of the Company or any Affiliate thereof or any Representative of any of the foregoing (each, a “Company Related Party” and, collectively, the “Company Related Parties”) or any other Person makes, or has made, any representations or warranties relating to itself or its business, the Company or its business or any other matter in connection with the entry into this Agreement, the Merger and the other transactions contemplated hereby, and none of Parent, Merger Sub or any other Parent Related Party is relying or has relied on (and each of Parent, Merger Sub and each other Parent Related Party expressly disclaims reliance on) any representation or warranty of any of the Company or any Company Related Party or any other Person except for the representations and warranties of the Company expressly set forth in Article III of this Agreement, (b) no Person has been authorized by the Company or any Company Related Party to make any representation or warranty relating to the Company or any Company Related Party or any of their respective businesses or any other matter in connection with the entry into this Agreement, the Merger and the other transactions contemplated hereby or any other matter, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any Parent Related Party or any other Person as having been authorized by the Company or any Company Related Party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub or any Parent Related Party or any other Person are not and shall not be deemed to be or include representations or warranties of the Company (and have not been relied upon by Parent, Merger Sub or any Parent Related Party or any other Person) except (and only to the extent that) an express representation or warranty is made by the Company with respect to such materials or information in an express representation or warranty of the Company set forth in Article III.

ARTICLE V

COVENANTS OF THE COMPANY

5.1 Conduct of Business of the Company. Except (a) as set forth in Section 5.1 of the Company Disclosure Letter, (b) as required by applicable Law, (c) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (d) as expressly required or provided for by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, (x) the Company will and will cause each of its Subsidiaries to use its commercially reasonable efforts to conduct its operations in all material respects according to its ordinary and usual course of business consistent with past practice, and the Company will and will cause each of its Subsidiaries to use its commercially reasonable efforts to (i) preserve intact its business organization and (ii) keep available the services of its current officers and employees and (iii) preserve its present relationships with material customers, suppliers, vendors, distributors, licensors, licensees, Governmental Authorities, employees and other Persons having significant business relationships with the Company or any of its Subsidiaries, and (y) without limiting the generality of the foregoing, the Company will not, and will not permit any of its Subsidiaries to:

(i) amend or permit the adoption of any amendments to its certificate of incorporation or bylaws or comparable organizational documents;

(ii) issue, sell, grant options or rights to purchase, dispose of, pledge or encumber, or authorize or propose the issuance, sale, grant of options or rights to purchase, disposition or pledge or encumbrance of, any (A) Company Securities, other than Company Shares issuable (w) upon the exercise or vesting of Company Stock Awards outstanding as of the date hereof, in each case in accordance with their terms in effect on the date hereof, (x) upon the exercise of purchase rights under the Company ESPP solely for the Final Offering Period, (y) upon conversion of the Convertible Notes outstanding on the date hereof solely to the extent required pursuant to their terms in effect on the date hereof (for the avoidance of doubt, the Company shall not repay any Convertible Notes with Company Shares) or (z) upon any exercise of Company Warrants outstanding on the date hereof in accordance with their terms in effect on the date hereof, (B) equity securities of any Company Subsidiary, (C) securities convertible into or exchangeable or exercisable for any Company Shares or equity securities of any Company Subsidiary, or (D) phantom equity or similar contractual rights;

(iii) acquire or redeem or offer to acquire or redeem, directly or indirectly, or amend any Company Securities, other than (A) any forfeitures or repurchases of unvested Company Stock Awards in accordance with the terms of the Company Stock Plan, or (B) for the satisfaction of exercise price and/or Tax withholding obligations in connection with the vesting, exercise and/or settlement of any Company Stock Award;

(iv) split, combine, subdivide, or reclassify its capital stock or declare, set aside, establish a record date for, or make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock (other than dividends paid to the Company or one of its wholly owned Subsidiaries by a wholly owned Subsidiary of the Company with regards to its capital stock or other equity interests);

(v) (A) acquire, by means of a merger, consolidation, recapitalization or otherwise, any assets or securities of any business or Person (other than any acquisition of inventory in the ordinary course of business consistent with past practice in an amount not to exceed $5,000,000 per month), (B) sell, transfer, lease, license, or otherwise dispose of any assets of the Company or any of its Subsidiaries with a fair market value in excess of $50,000 in the aggregate (other than sales of products or services in the ordinary course of business consistent with past practice and dispositions or abandonments of immaterial tangible assets in the ordinary course of business consistent with past practice), or (C) adopt a plan of complete or partial liquidation, dissolution, consolidation, recapitalization or restructuring;

(vi) sell, assign, lease, license, sublicense, pledge, transfer, subject to any Lien, abandon, allow to lapse or otherwise dispose of any material Intellectual Property of the Company, except (i) pursuant to contracts or commitments existing as of the date hereof and made available to Parent, and (ii) Permitted Liens;

(vii) (A) incur, draw upon, assume, or otherwise become liable or responsible for or modify in any material respect the terms of any Indebtedness or enter into any new arrangements to issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), renew or extend any existing credit or loan agreements, enter into any “keep well” or other agreements to maintain any financial condition or another Person or enter into any Contract having the economic effect of any of the foregoing, except for customary payment terms in connection with purchases of inventory in the ordinary course of business consistent with past practice, or (B) amend, modify or terminate any Company Warrant except as expressly contemplated by this Agreement;

(viii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than (i) intercompany arrangements and (ii) sale Contracts which include customary indemnification provisions entered into in the ordinary course of business);

(ix) make any loans, advances, or capital contributions to, or investments in, any other Person (other than with respect to wholly owned Subsidiaries) except for advancement of expenses (1) under any indemnification agreement in effect on the date hereof and made available to Parent pursuant to its terms in effect on the date hereof or (2) the certificate of incorporation or bylaws of the Company;

(x) change its fiscal year or change, in any material respect, any financial accounting methods, principles or practices used by it, except as required by GAAP or applicable Law;

(xi) (A) make, change, rescind, revoke, or otherwise modify any material Tax election (including, without limitation, an entity classification election under Treasury Regulations Section 301.7701-3) or adopt, change, or revoke, or request permission of any Tax authority to adopt, change, or revoke, any accounting method with respect to Taxes, in each case in a manner inconsistent with prior practice; (B) file any Tax Return in a manner inconsistent with past practices except to the extent otherwise required by applicable Tax Law; (C) change the closing date of any annual or other periodic Tax accounting period; (D) file any amended Tax Return; (E) enter into any advance pricing agreement or “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other Tax Law) in respect of Taxes, or settle or compromise any claim, notice, audit report, or assessment in respect of Taxes; (F) affirmatively surrender or allow to expire any right to claim a refund or credit of Taxes; (G) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or Contract, other than ordinary commercial agreements the primary purpose of which is not the indemnification, sharing, or allocation of Taxes; (H) consent to any extension or waiver of the limitation period applicable to assessment or collection of any Taxes; (I) make any application for, negotiate, or conclude any Tax ruling or arrangement with a Governmental Authority; or (J) fail to timely file any Tax Return or fail to pay any Tax as it becomes due;

(xii) except as required by applicable Law or pursuant to a Plan in effect on the date hereof, (A) enter into any change-of-control, retention or severance agreement with any employee of the Company or any of its Subsidiaries, or otherwise grant any severance or termination pay which could become due and payable on or after the Effective Time, (B) grant any increases in the compensation or benefits payable to its officers, directors or employees, (C) adopt, enter into, materially amend or terminate any material Plan or (D) accelerate the vesting, funding or time of payment of any compensation or other benefit;

(xiii) negotiate or enter into any collective bargaining or similar material labor Contract;

(xiv) engage in any conduct that would result in an employment loss or layoff for a sufficient number of employees of the Company or its Subsidiaries which would constitute a “plant closing” or “mass layoff” under the WARN Act;

(xv) except for (A) the hiring or engagement of any individual to whom an offer of employment has been extended on or prior to the date hereof and which offer has been made available to Parent, and

(B) hiring for the replacement of any individual who is employed as a field-facing sales representative by the Company or any of its Subsidiaries as of the date hereof and whose employment terminates following the date hereof, hire, engage or terminate (other than for cause) any director, officer, employee, consultant (who is a natural person) or independent contractor (who is a natural person);

(xvi) make or authorize any capital expenditure or incur any obligations, Liabilities or Indebtedness in respect thereof in an amount not to exceed $5,000,000 in the aggregate;

(xvii) pay, discharge, settle, compromise or satisfy any suit, action, claim, proceeding or investigation other than as contemplated by Section 6.12 or a settlement, compromise or agreement that results solely in monetary obligations of the Company or any Subsidiary of the Company (net of insurance proceeds received) not in excess of $100,000 individually or $500,000 in the aggregate;

(xviii) (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract, except for any statement of work, purchase order or similar ancillary agreement or documentation issued under an existing Material Contract; or (B) materially amend or terminate (other than any expiration in accordance with its terms) any Material Contract or waive, release, sublease or assign any material rights or material claims thereunder;

(xix) voluntarily abandon, withdraw, terminate, suspend, abrogate, amend or modify any Company Permit in a manner that would materially impair the operation of the business of the Company or any of its Subsidiaries;

(xx) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any non-arm’s length arrangements with any current director, officer or controlled Affiliate of the Company, or enter into or facilitate the entry into any voting agreement with respect to the Company Shares (other than the Voting Agreements);

(xxi) enter into any new line of business, or form or commence the operations of any joint venture; or

(xxii) authorize, agree or commit, in writing or otherwise, to take any of the foregoing actions.

Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or any of its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business and operations.

5.2 No Solicitation.

(a) Except to the extent expressly permitted by Section 5.2(c), at all times during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, neither the Company nor any of its Subsidiaries shall, nor shall they authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage, the submission of any Acquisition Proposal or any inquiry, proposal, discussions or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) any material non-public information relating to the Company or any of its Subsidiaries, or afford to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) access to the business, properties, assets, books, records or other material non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in any manner that would reasonably be likely to facilitate the making, submission or announcement of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in any discussions or negotiations with any Person with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any Person of the provisions of this Section 5.2), (iv) enter into any merger agreement, purchase agreement, letter of intent, agreement in principle, memorandum of understanding or similar agreement with respect to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement entered into pursuant to Section 5.2(c)) or (v) take any other action that would be reasonably expected to promote, directly or indirectly, any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Except to the extent expressly permitted by Section 5.2(c), the Company and its Subsidiaries shall immediately cease all existing discussions or negotiations with any Person (other than Parent, Merger Sub and their Representatives) conducted prior to the date of this Agreement with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal. Immediately after the date of this Agreement, the Company will terminate access by any Person (other than Parent, Merger Sub and their Representatives) to any physical or electronic data room relating to a potential Acquisition Proposal (or prior discussions in respect of a potential Acquisition Proposal). Within two (2) Business Days from the date hereof, the Company shall request that each Person (other than Parent, Merger Sub and their Representatives) that has executed a confidentiality agreement (other than the Confidentiality Agreement) relating to a potential Acquisition Proposal or has otherwise been provided materials containing confidential, non-public information of the Company or any of its Subsidiaries in connection with a potential Acquisition Proposal promptly return to the Company or destroy all non-public documents and materials containing confidential, non-public information of the Company and its Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Company and its Representatives may (A) participate in discussions solely in order to seek to clarify and understand the terms and conditions of any inquiry or proposal made by any Person that are necessary to provide adequate information for the Company Board to make an informed decision under Section 5.3 and (B) inform a Person that has made or is considering making an Acquisition Proposal of the provisions of this Section 5.2.

(b) From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, as promptly as practicable, and in any event within two (2) Business Days following receipt of an Acquisition Proposal or any request for information received by any Person relating to a potential Acquisition Proposal, the Company shall (i) provide Parent with written notice of such Acquisition Proposal or request for information relating to a potential Acquisition Proposal and (ii) communicate to Parent the material terms and conditions of any such Acquisition Proposal, (iii) provide Parent copies of any written requests, proposals or offers, including proposed agreements, received by the Company in connection with any of the foregoing and the identity of the Person or group making any such request, Company Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company shall keep Parent reasonably informed on a reasonably prompt basis with respect to the status of or any material changes to the material terms and conditions of an Acquisition Proposal submitted to the Company (including the identity of the parties and price involved). For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.2(b) will be subject to the terms of the Confidentiality Agreement.

(c) Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, if after the date of this Agreement and prior to receipt of the Stockholder Approval, the Company or any of its Representatives receives a written Acquisition Proposal from any Person or group of Persons that does not result from a breach of this Section 5.2, and the Company Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action described in clause (A), (B) or (C) below would be inconsistent with its fiduciary duties under applicable Law, then the Company and any of its Representatives may (A) enter into an Acceptable Confidentiality Agreement with such Person or group of Persons, (B) furnish information with respect to the Company and its Subsidiaries to the Person or group of Persons making such Acquisition Proposal (provided that (x) the Company shall promptly provide or make available to Parent any non-public information concerning the Company that is provided to such Person or group of Persons and which was not previously provided or made available to Parent and (y) the Company shall have entered into an Acceptable Confidentiality Agreement with such Person or group of Persons) and (C) participate and engage in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal regarding such Acquisition Proposal. Prior to or concurrently with the Company first taking any of the actions described in clauses (A), (B) or (C) of the immediately preceding sentence with respect to an Acquisition Proposal, the Company shall provide written notice to Parent of the determination of the Company Board (or a committee thereof) made pursuant to clause (ii) of the immediately preceding sentence. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall be permitted to terminate, amend or otherwise modify, waive or fail to enforce any provision of any such confidentiality, “standstill” or similar agreement, solely to the extent necessary to allow an Acquisition Proposal to be made to the Company or the Company Board (or any committee thereof), if the Company Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and the Company promptly (and in any event within one (1) Business Day) following such determination notifies Parent of such determination.

5.3 Company Board Recommendation.

(a) Except as expressly set forth in Section 5.3(b), neither the Company nor the Company Board (or any committee thereof) shall (i) withhold, withdraw (or amend, modify or qualify in a manner materially adverse to Parent or Merger Sub), or publicly propose to withhold or withdraw (or amend, modify or qualify in a manner materially adverse to Parent or Merger Sub), the Company Board Recommendation, (ii) approve, adopt or recommend an Acquisition Proposal or propose publicly to recommend, adopt or approve any Acquisition Proposal, (iii) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company Stockholders or (iv) fail to reaffirm or re-publish the Company Board Recommendation within ten (10) Business Days of being requested by Parent to do so or, if earlier, not later than two (2) Business Days prior to the Stockholders Meeting (each of clauses (i), (ii), (iii) and (iv), a “Company Board Recommendation Change”); provided, however, that, notwithstanding anything herein to the contrary, a “stop, look and listen” communication by the Company Board or any committee thereof to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act in connection with a tender or exchange offer shall not be prohibited under the terms of this Agreement nor shall it be deemed to be a Company Board Recommendation Change or to constitute a breach of this Agreement. A change of the Company Board Recommendation to “neutral” is a Company Board Recommendation Change.

(b) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Stockholder Approval, the Company Board (or a committee thereof) may (i) in response to (x) the receipt of an Acquisition Proposal received after the date hereof that did not result from a breach of Section 5.2(a), or (y) the occurrence of an Intervening Event, effect a Company Board Recommendation Change, or (ii) in response to an Acquisition Proposal received after the date hereof that did not result from a breach of Section 5.2(a), enter into a definitive agreement with respect to such applicable Acquisition Proposal and terminate this Agreement pursuant to Section 8.1(c)(ii), provided that (A) the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (B) in the case of receipt of an Acquisition Proposal, the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal, (C) the Company provides written notice to Parent (along with the definitive or other agreements including schedules and exhibits thereto relating to such Acquisition Proposal) at least five (5) Business Days (the “Notice Period”) prior to effecting a Company Board Recommendation Change or terminating this Agreement pursuant to Section 8.1(c)(ii) of its intent to take such action, specifying the reasons therefor (a “Change of Recommendation Notice”) (it being understood that any amendment to any material term of such Acquisition Proposal shall require a new Change of Recommendation Notice and a new Notice Period), (D) prior to effecting such Company Board Recommendation Change or terminating this Agreement pursuant to Section 8.1(c)(ii), the Company shall, and shall cause its Representatives to, be reasonably available to negotiate with Parent in good faith (to the extent Parent desires to negotiate) during such five (5) Business Day period to make such adjustments in the terms and conditions of this Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of this Agreement pursuant to Section 8.1(c)(ii), and (E) no earlier than the end of such five (5) Business Day period, the Company Board (or a committee thereof)

determines in good faith (after consultation with its financial advisor(s) and outside legal counsel), after considering any amendments to the terms and conditions of this Agreement proposed by Parent in a binding written offer irrevocably made by Parent during such five (5) Business Day period, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal, taking into account all of the terms and conditions of the Acquisition Proposal that the Company Board deems relevant in furtherance of its fiduciary duties). Following delivery of a Change of Recommendation Notice in the case of a Superior Proposal, in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other material terms or conditions of such Acquisition Proposal, the Company shall provide a new Change of Recommendation Notice to Parent, and any Company Board Recommendation Change or termination of this Agreement pursuant to Section 8.1(c)(ii) following delivery of such new Change of Recommendation Notice shall again be subject to clause (C) of the immediately preceding sentence but for a period of four (4) Business Days.

(c) Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (ii) making any disclosure to the Company Stockholders if the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Reasonable Best Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Merger and each of the other transactions contemplated by this Agreement, including using reasonable best efforts to (i) cause each of the conditions to the Merger set forth in Article VII to be satisfied as promptly as practicable after the date of this Agreement; (ii) subject to Section 6.2, obtain, as promptly as practicable after the date of this Agreement, and maintain all necessary actions or non-actions and Consents from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Merger; (iii) upon the reasonable written request of Parent or Merger Sub, obtain all necessary or appropriate Consents under any Material Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby and (iv) reasonably cooperate with the other party or parties with respect to any of the foregoing. Notwithstanding anything to the contrary herein, the Company shall not be required prior to the Effective Time to pay any consent or other similar fee, “profit-sharing” or other similar payment or other consideration (including increased rent or other similar payments or agree to enter into any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or provide additional security (including a guaranty) or otherwise assume or incur or agree to assume or incur any material Liability that is not conditioned upon the consummation of the Merger, to obtain any Consent of any Person (including any Governmental Authority) under any Contract.

(b) Between the date of this Agreement and the Effective Time, Parent shall not take the actions set forth on Section 6.1(b) of the Company Disclosure Letter.

6.2 Antitrust Obligations.

(a) Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act, as soon as practicable after the date of this Agreement but in no event later than February 7, 2025 (unless a later date is mutually agreed between the parties). Each of Parent and the Company shall (i) cooperate and coordinate with the other in the identification and making of such filings, (ii) supply the other with any information and documentary material that may be required in order to make such filings, (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or any foreign Governmental Authority responsible for the enforcement of any Foreign Antitrust Law, and (iv) use reasonable best efforts to take such actions as are necessary and advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any Foreign Antitrust Laws as soon as practicable (and in any event by the date that is at least five (5) Business Days before the Effective Time). Further, neither party will extend any waiting period under the HSR Act (by pull and refile, or otherwise) or enter into any agreement with the FTC, the Antitrust Division of the DOJ or any other Governmental Authority not to consummate the transactions contemplated by this Agreement without the consent of the other party.

(b) Except where prohibited by applicable Law or any Governmental Authority, each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any oral communication, and provide copies of written communications, with any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with any filings or investigations with, by or before any Governmental Authority relating to this Agreement or the transactions contemplated hereby, including any proceedings initiated by a private party. If any party hereto or an Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement pursuant to the HSR Act or any Foreign Antitrust Law with respect to which any such filings have been made, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to (i) give each other reasonable advance notice of all meetings and conference calls with any Governmental Authority relating to the Merger, (ii) give each other an opportunity to participate in each of such meetings and conference calls, (iii) keep the other party reasonably apprised with respect to any oral communications with any Governmental Authority regarding the Merger, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger, (vi) provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any Governmental Authority relating to the Merger, and (vii) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other regarding, all material deliberations with respect to all efforts to satisfy the conditions set forth in Section 7.1(b) and Section 7.1(c). Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable Law or to remove references concerning the valuation of the Company or confidential competitively sensitive business information of any party.

(c) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require, or be construed to require, Parent or any Affiliate of Parent to (and the Company shall not, without the prior written consent of Parent, agree to) (i) any sale, license, divestiture or other disposition or holding separate of any capital stock, businesses, assets, properties or other interests of Parent, the Company or any of their respective Affiliates, (ii) the imposition of any limitation, restriction or condition on the ability of Parent, the Company or any of their respective Affiliates to conduct their respective businesses, assets, properties or other interests or (iii) the imposition of any limitation, restriction or condition on Parent, the Company, or any of their respective Affiliates under any Antitrust Laws; provided, that, notwithstanding this Section 6.2(c), reasonable best efforts of Parent to obtain any applicable clearance, consent, approval or waiver under Antitrust Laws with respect to the Merger shall include those actions set forth on Section 6.2(c) of the Company Disclosure Letter.

(d) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with Parent and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub, or any of their respective Affiliates shall be required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by this Agreement.

6.3 Proxy Statement; Stockholders Meeting

(a) As promptly as reasonably practicable after the date hereof, but in no event more than fifteen (15) days after the date hereof, the Company shall prepare and file with the SEC the preliminary proxy statement (as amended or supplemented, the “Proxy Statement”). Each of the Company and Parent shall furnish all information concerning such Person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and (ii) shall consider in good faith all such comments reasonably proposed by Parent. If, at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective controlled Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. No amendment or supplement to the Proxy Statement shall be made by the Company without the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that, notwithstanding anything to the contrary herein, the Company may amend or supplement the Proxy Statement without the review, comment or approval of Parent from and after any Company Board Recommendation Change.

(b) The Company agrees that it shall use commercially reasonable best efforts to ensure that the Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the Company Stockholders or at the time of the

Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference therein. Parent agrees that no information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) The Company shall (i) as promptly as practicable after the date hereof, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of obtaining the Stockholder Approval and (ii) as promptly as practical, but in no event more than three (3) Business Days following the earliest of (A) the date upon which the SEC confirms that it has no further comments on the Proxy Statement, (B) the date upon which the SEC confirms that it will not review the Proxy Statement, or (C) the tenth (10th) day following the date the preliminary proxy statement is filed with the SEC and is not commented on by the SEC, commence mailing the Proxy Statement to the Company Stockholders; provided that in the case of this clause (ii), the Company shall not be required to commence mailing of the proxy statement prior to one (1) Business Day following the earliest date the Company is permitted to establish a record date under applicable Law. The Company will schedule the Stockholders Meeting to be held as promptly as reasonably practicable, but in no event more than thirty (30) days following the initial mailing of the Proxy Statement (or if the Company’s proxy solicitor advises that thirty (30) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain the Stockholder Approval, such later date to which Parent consents (such consent not to be unreasonably withheld, conditioned or delayed) which shall be no more than fifteen days later.

(d) Notwithstanding anything to the contrary in this Agreement, the Company shall be permitted to postpone, adjourn or recess the Stockholders Meeting if (i) the Company is unable to obtain a quorum of its stockholders at such time, to the extent (and only to the extent) necessary in order to obtain a quorum of its stockholders and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable, (ii) the Company Board has determined in good faith (after consultation with outside legal counsel) that such postponement or adjournment is required (A) by applicable Law to comply with comments made by the SEC with respect to the Proxy Statement or (B) to allow for the dissemination of any supplement or amendment to the Proxy Statement that is required to be filed and disseminated under applicable Law or (iii) the Company is required to do so by a court of competent jurisdiction in connection with any Legal Proceeding commenced after the date hereof against the Company and/or any of its directors (in their capacity as such) by any Company Stockholders relating to this Agreement or transactions contemplated hereby. The Company may (and will, if directed by Parent) postpone, adjourn or recess the Stockholders Meeting if there are insufficient affirmative votes in person or by proxy at such meeting to adopt this Agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the Stockholder Approval. Except as required by law, in no event shall: (1) the Stockholders Meeting be postponed, adjourned, or recessed by an aggregate of ten (10) Business Days without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, or (2) the record date of the Stockholders Meeting be changed without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. The notice of such Stockholders Meeting shall state that a resolution to adopt this Agreement shall be considered at the Stockholders Meeting. Except to the extent a Company Board Recommendation Change has occurred, (1) the Company Board shall include the Company Board Recommendation in the Proxy Statement and (2) the Company shall use its reasonable best efforts to solicit votes of the Company Stockholders in favor of obtaining the Stockholder Approval. Unless this Agreement is validly terminated in accordance with Article VIII prior to the Stockholders Meeting, the Stockholders Meeting shall be convened and the Company shall submit this Agreement and the

Merger to its Company Stockholders at the Company Stockholders Meeting, even if the Company Board has effected a Company Board Recommendation Change.

6.4 Public Statements and Disclosure. The initial press release relating to this Agreement shall be a joint press release. Thereafter, so long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, shall not, and shall cause their respective controlled Affiliates not to, issue any press release or make any public statement with respect to the Merger or this Agreement without providing the other party with a reasonable opportunity where practicable to review and provide comments to such press release or public statement (and the issuing party shall consider in good faith the comments provided by the other party), and shall not issue any such press release or make any such public statement without the prior written consent of the other party except (a) as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case, to the extent permitted by applicable Law and practicable under the circumstances, the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before making any such public announcement, (b) with respect to any press release, filing, disclosure or other public statement by the Company permitted by Section 5.3 (including to announce a Company Board Recommendation Change in accordance with Section 5.3), (c) statements consistent in all material respects with any release, filing disclosure or other public statements previously made in accordance with this Section 6.4, or (d) public statements regarding the transactions contemplated hereby in response to questions from the press, analysts, investors or those attending industry conferences, and internal announcements to employees, in each case, to the extent that such statements are consistent in all material respects with previous press releases, public disclosures or public statements made jointly by the parties or approved by the parties, and otherwise in compliance with this Section 6.4, and provided that such public statements do not reveal material nonpublic information regarding this Agreement or the transactions contemplated hereby.

6.5 Anti-Takeover Laws. If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Company Shares (including any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to this Agreement, the Voting Agreement, the Merger or any other transactions contemplated by this Agreement, then Parent, Merger Sub and the Company shall cooperate and take all action reasonably available to render such Law inapplicable to the foregoing; provided, however, that nothing in the foregoing shall be interpreted to require the Company Board (or a committee thereof) to take any action that would be inconsistent with its fiduciary duties under applicable Law or following a Company Board Recommendation Change. Neither Parent, Merger Sub nor the Company will take any action that would cause this Agreement, the Voting Agreement, the Merger or the other transactions contemplated by this Agreement to be subject to the requirements imposed by any such takeover or similar Laws; provided, however, that nothing in the foregoing shall be interpreted to require the Company or the Company Board (or a committee thereof) to refrain from taking any action that would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law or any other action following a Company Board Recommendation Change.

6.6 Access. During the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company and its Subsidiaries, in each case for the purposes of facilitating the Merger and the other transactions contemplated by this Agreement, transition and integration planning and reviewing the performance and operations of the business, the Company and its Subsidiaries during such period (and not for the purpose of any actual or potential adverse action or dispute between the parties or their Affiliates); provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires the Company or any of its Subsidiaries to restrict or otherwise prohibit access to such documents or information, (ii) granting such access would violate any obligations of the Company or any of its Subsidiaries with respect to confidentiality to any third party or otherwise breach, contravene or violate, constitute a default under, or give a third party the right to terminate or accelerate an obligation under, any then effective Contract to which the Company or any of its Subsidiaries is a party, (iii) access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iv) such documents or information relate to the evaluation or negotiation of this Agreement, the transactions contemplated hereby or, subject to Section 5.2, an Acquisition Proposal or Superior Proposal. In the event that the Company does not provide access or information in reliance on (x) clauses (i), (ii) or (iii) of the preceding sentence, it shall provide written notice to Parent of the reason for such restriction and use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate any applicable Law, Contract or obligation or waive such a privilege. Any investigation conducted pursuant to the access contemplated by this Section 6.6 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or any of its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries, shall be subject to the Company’s reasonable security measures and insurance requirements, and shall not include the right to perform invasive testing without the Company’s prior written consent, in its sole discretion. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.6. Nothing in this Section 6.6 or elsewhere in this Agreement shall be construed to require the Company or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals, opinions or other information.

6.7 Section 16(b) Exemption. The Company shall take all actions reasonably necessary to cause the dispositions of equity securities of the Company (including “derivative securities” (as defined in Rule 16a-1(c) under the Exchange Act)) in connection with the transactions contemplated by this Agreement by any director or executive officer of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.8 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent, the Surviving Corporation and the Surviving Corporation’s Subsidiaries shall (and, Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill in all respects the obligations of the Company and its Subsidiaries under (i) the indemnification agreements between the Company and its Subsidiaries and any of their respective current or former directors and officers (the “Indemnified Persons”) in effect as of the date of this Agreement and made available to Parent and (ii) indemnification, expense advancement and exculpation provisions in the certificate of incorporation or bylaws of the Company and in the certificate of incorporation or bylaws (or equivalent governing documents) of any of the Company’s Subsidiaries, in each case as in effect on the date of this Agreement. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation and bylaws of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are no less favorable to the Indemnified Persons than the indemnification, exculpation and advancement of expenses provisions contained in the certificates of incorporation and bylaws of the Company and its Subsidiaries as of the date hereof, and during such six (6) year period, such provisions shall not be repealed, amended or otherwise modified (whether by merger, consolidation, division, conversion, domestication, transfer, continuance, share exchange, operation of law, or otherwise) in any manner adverse to the Indemnified Persons except as provided below.

(b) Without limiting the generality of the provisions of Section 6.8(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, to the fullest extent permitted by applicable Law, Parent, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, Liabilities and amounts paid in settlement of or in connection with any threatened or actual action, suit, claim, proceeding, investigation, arbitration or inquiry, whether civil, criminal, administrative or investigative (each an “Indemnified Proceeding”), to the extent such Indemnified Proceeding arises directly or indirectly out of or pertains or relates directly or indirectly to (i) any action or omission or alleged action or omission in such Indemnified Person’s capacity as (or the fact that such Indemnified Person is or was) a director, officer, employee or agent of the Company or other controlled Affiliates (including as a fiduciary with respect to any employment benefit plan) or by reason of the fact that such Indemnified Person is or was serving as a director, officer, employee or agent of the Company or its controlled Affiliates or at the request of the Company and its Subsidiaries as such (including as a fiduciary with respect to any employee benefit plan) of another Person (regardless, in each case, of whether such action or omission, or alleged action or omission, occurred prior to or at the Effective Time), (ii) any of the transactions contemplated by this Agreement or (iii) the enforcement of any of the rights of such Indemnified Person (or his or her heirs or legal representatives) under this Section 6.8, provided that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to the Surviving Corporation or any of its Subsidiaries a written notice of any prospective, threatened or actual Indemnified Proceeding for which indemnification or advancement may be sought under this Section 6.8(b), then the obligations of Parent, the Surviving Corporation and its Subsidiaries under this Section 6.8 shall survive the sixth (6th) anniversary of the Effective Time until such time as such claim is fully and finally resolved.

(c) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, Parent shall cause the Surviving Corporation to maintain for the benefit of the directors and officers of the Company, as of the date of this Agreement and as of the Effective Time, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event providing coverage not less favorable to the insured Persons than the policies of the Company in effect as of the date of this Agreement; provided that the annual premium for such D&O Insurance shall not be in excess of three hundred percent (300%) of the last annual premium paid prior to the date of this Agreement, but in such case Parent shall cause the Surviving Corporation to purchase coverage as favorable to the insured Persons as is available for such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Effective Time. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain the D&O Insurance “tail” policy in full force and effect and continue to honor their respective obligations thereunder, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time.

(d) Notwithstanding anything herein to the contrary, if any Indemnified Person notifies the Surviving Corporation on or prior to the sixth (6th) anniversary of the Effective Time that a claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) has been made, brought or threatened against such Indemnified Person, the provisions of this Section 6.8 shall continue in effect until the final, non-appealable disposition of such claim, action, suit, proceeding or investigation.

(e) In the event that Parent or the Surviving Corporation (or any of their respective successors or assigns) (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or engages in any division transaction, or (ii) transfers, conveys or otherwise disposes of all or substantially all of its properties and assets to any Person or effects any division transaction, then, in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 6.8.

(f) This Section 6.8 shall survive the consummation of the Merger and is intended to benefit, and from and after the Effective Time shall be enforceable by, the Indemnified Persons and their respective heirs and legal representatives, and shall not be amended, terminated or modified from and after the Effective Time in such a manner as to adversely affect any Indemnified Person without the written consent of such affected Indemnified Person. The rights provided under this Section 6.8 shall not be deemed to be exclusive of any other rights to which any Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise.

6.9 Employee Matters.

(a) During the period commencing at the Effective Time and ending on the date that is three (3) months following the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) provide to each Continuing Employee during any period of such Continuing Employee’s employment with the Surviving Corporation following the Closing (i) a base salary or wage rate, as applicable, that is not less than the base salary or wage rate (as applicable) provided to such Continuing Employee immediately prior to the Effective Time, (ii) short-term (annual or more frequent) target cash bonus or commission opportunities that are not less than the short-term (annual or more frequent) target cash bonus or commission opportunities provided to similarly situated employees of Parent, and (iii) employee benefits (other than severance and termination benefits) that are at least as favorable as (A) employee benefits (other than severance and termination benefits) to which the Continuing Employee was entitled under the terms of the applicable Plan as in effect immediately prior to the Effective Time, or (B) employee benefits (other than severance and termination benefits) provided to similarly situated employees of Parent.

(b) Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment or engagement for any period of time for, or preclude the ability of Parent, the Company, the Surviving Corporation or their respective Subsidiaries to terminate, any Continuing Employee or other service provider at any time for any reason, (ii) require Parent, the Company, the Surviving Corporation or their respective Subsidiaries to continue any Plan or prevent the amendment, modification or termination thereof after the Effective Time, or (iii) amend any Plans or other employee benefit plans, programs or Contracts. The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) or current or former employee or service provider (including any beneficiary or dependent thereof) of the Company, the Surviving Corporation, Parent or their respective Affiliates shall be regarded for any purpose as a third party beneficiary of this Agreement, and no provision of this Section  6.9 shall create such rights in any such Persons.

6.10 Notification of Certain Matters. Parent and the Company shall each give reasonably prompt notice to the other party if any of the following occur after the date of this Agreement: (i) receipt of any written notice to the receiving party from any third person alleging that the consent or approval of such third person is or may be required in connection with the Merger; (ii) receipt of any notice or other communication from any Governmental Authority or the NYSE (or any other securities market) in connection with the transactions contemplated hereby; or (iii) if the Company obtains knowledge or Parent obtains knowledge, as applicable, of the occurrence of an event which would or would be reasonably likely to (A) prevent or materially delay the consummation of the transactions contemplated hereby or (B) result in the failure of any condition set forth in Article VII to be satisfied. In no event shall (1) the delivery of any notice by a party pursuant to this Section 6.10 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (2) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to any representation or warranty.

6.11 Obligations of Merger Sub. Parent shall take all actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement before and after the Effective Time, as applicable (including, with respect to Merger Sub, to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement).

6.12 Certain Litigation. The Company shall, as promptly as reasonably practicable (and in any event within one (1) Business Day of learning of any such Legal Proceeding), advise Parent of any Legal Proceeding commenced after the date hereof against the Company and/or any of its directors (in their capacity as such) by any Company Stockholders (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby, and shall keep Parent reasonably informed regarding any such Legal Proceeding. Subject to execution of a customary joint defense agreement and subject to the preservation of the attorney-client or other applicable privilege, protection under the work product or other doctrine and protection of confidential information, and except if the Company Board (or any committee thereof) has made a Company Board Recommendation Change, the Company shall give Parent reasonable opportunity to review and comment on all material filings or responses to be made by the Company in connection with any such Legal Proceeding (which such comments the Company will consider in good faith), and (ii) the right to consult on the settlement with respect to such Legal Proceeding, and no such settlement shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

6.13 Delisting. Each of the parties agrees to reasonably cooperate with the other parties in taking, or causing to be taken, all actions necessary to delist the Company Shares from NYSE and terminate its registration under the Exchange Act, provided that such delisting and termination shall not be effective until after the Effective Time.

6.14 Parent Stockholder Consent. Immediately following the execution and delivery of this Agreement by each of the parties hereto, Parent shall duly execute and deliver a written consent in its capacity as the sole stockholder of Merger Sub duly adopting this Agreement and the transactions contemplated hereby in accordance with the DGCL and the certificate of incorporation and bylaws of Merger Sub.

6.15 Payoff. The Company shall obtain and deliver to Parent, at least one (1) Business Day prior to the Closing Date, (a) customary payoff letters with respect to the Existing Credit Agreement and (b) other customary documents relating to the release of guarantees and liens under the Existing Credit Agreement and any related security documents.

6.16 Convertible Notes.

(a) On the Closing Date, Parent, Merger Sub and the Company shall, as and to the extent required by the Convertible Notes Indenture, execute, and use reasonable best efforts to cause the Trustee to execute, any supplemental indenture(s) required by the Convertible Notes Indenture and deliver any certificates and other documents required by the Convertible Notes Indenture to be delivered by such Persons in connection with such supplemental indenture(s). Notwithstanding anything to the contrary in this Agreement and subject to the immediately preceding sentence, prior to the Effective Time, the Company shall take all actions required under the terms of the Convertible Notes Indenture or the Convertible Notes in connection with the Merger and the other transactions contemplated by this Agreement, which actions shall include, without limitation, the Company (or its Subsidiaries or other Representatives, as applicable) complying with the requirements of the Convertible Notes Indenture in respect of any conversion of the Convertible Notes occurring prior to the Effective Time in accordance with the terms of the Convertible Notes Indenture. For the avoidance of doubt, no other provision set forth in this Agreement shall be deemed to prohibit the Company from complying with the Convertible Notes Indenture in respect of any conversions of the Convertible Notes in accordance with the terms of the Convertible Notes and the Convertible Notes Indenture, and any action taken in furtherance of the foregoing shall be deemed in compliance with the terms of this Agreement. The Company shall, unless otherwise prohibited by the Convertible Notes, the Convertible Notes Indenture, or applicable Law, provide Parent and its counsel as promptly as possible, and to the extent practicable, at least three (3) Business Days prior to issuance or delivery to review and comment on any notices, certificates, press releases, supplemental indentures, or other documents or instruments deliverable pursuant to the Convertible Notes Indenture prior to the dispatch or making thereof and shall incorporate all reasonable comments provided by Parent and its counsel with respect thereto.

(b) Prior to the Effective Time, the Company shall (i) take all actions reasonably requested by Parent in connection with making elections under, amending, negotiating adjustments, obtaining waivers or unwinding or otherwise settling the Convertible Notes Hedge Transactions, (ii) promptly advise Parent of any notices or other communications with the counterparties to the Convertible Notes Hedge Transactions in respect of any settlement or termination thereof or adjustment thereto (including any adjustments arising out of an Announcement Event (as defined in the Bank Warrant Transactions)), and (iii) cooperate with Parent with respect to its efforts to settle, terminate or amend the Convertible Notes Hedge Transactions and the negotiation of any termination or settlement payment or valuation related thereto or the negotiation of any amendment thereto, as applicable; provided that the Company shall not (x) exercise any right that it may have to terminate, or cause the early settlement, exercise or cancellation of, the Convertible Notes Hedge Transactions (other than any exercise or termination contemplated by the applicable Bond Hedge Transaction upon any conversion of the applicable Convertible Notes prior to the Effective Time (a “Specified Exercise”)) (it being agreed that the Company shall notify Parent in writing as promptly as practicable prior to any such exercise or termination) or (y) agree to amend, modify or supplement the terms relating to, or agree to any amount due upon, the termination or settlement thereof, in each case of clauses (x) and (y), without the prior written consent of Parent; provided further, that nothing in this Section 6.16(b) shall require the Company to (A) pay any fees, incur or reimburse any costs or expenses, or make any payment in connection with any Convertible Notes Hedge Transactions prior to the Effective Time, (B) enter into or effect any settlement, termination, instrument or agreement, or agree to any settlement, termination or any other change or modification to any instrument or agreement, that is effective prior to the Effective Time or (C) refrain from delivering, or delay the delivery of, any notice required by the terms of the Convertible Notes Hedge Transactions or a notice contemplated by the applicable Bond Hedge Transaction in connection with a Specified Exercise (it being understood that the Company will provide Parent with prior notice of any such delivery with an opportunity to comment on the relevant notice).

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each of Parent, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Company Stockholder Approval. The Stockholder Approval shall have been obtained;

(b) Government Consents. All waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated; and

(c) No Legal Prohibition. No Governmental Authority of competent and applicable jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect as of immediately prior to the Effective Time and has the effect of making the Merger or the acquisition of Company Shares by Parent or Merger Sub illegal or which has the effect of prohibiting or otherwise preventing the consummation of the acquisition of Company Shares by Parent or Merger Sub or the Merger, or (ii) issued or granted any Order that is in effect as of immediately prior to the Effective Time and has the effect of making the Merger illegal in the United States which has the effect of prohibiting or otherwise preventing the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The respective obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Parent and Merger Sub, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of the Company:

(i) contained in Section 3.9(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of such date;

(ii) contained in the first and last sentences of Section 3.2(a), the first sentence of Section 3.2(b) and the first sentence of Section 3.2(c) shall be true and correct in all respects (except for any inaccuracies that individually or in the aggregate are de minimis) as of the date of this Agreement and as of the Closing Date as though made as of such date;

(iii) contained in Section 3.1(a), Section 3.3, Section 3.5 and Section 3.10 (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein), shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and

(iv) any other representation and warranty of the Company contained in Article III of this Agreement (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the agreements or covenants required to be performed, or complied with, by it under the Agreement at or prior to the Effective Time; and

(c) Company Officer’s Certificate. The Company shall have delivered to Parent a certificate, signed on behalf of the Company by its chief executive officer or chief financial officer, certifying that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred that is continuing.

7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would or would reasonably be expected to prevent, materially impede or materially delay Parent or Merger Sub from consummating the Merger on a timely basis and in any event on or before the Termination Date;

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects the agreements or covenants required to be performed, or complied with, by them under this Agreement at or prior to the Effective Time; and

(c) Parent Officer’s Certificate. Parent shall have delivered to the Company a certificate, signed on behalf of the Company by an officer, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time (it being agreed that the party hereto terminating this

Agreement pursuant to this Section 8.1 shall give prompt written notice of such termination to the other party or parties hereto and that any termination by Parent also shall be an effective termination by Merger Sub):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Effective Time shall not have occurred on or before August 6, 2025 (as such date may be extended pursuant to the immediately succeeding proviso or by the mutual written consent of the parties hereto, the “Termination Date”) for any reason; provided, however, that if prior to the Termination Date a Governmental Authority requires that Parent undertake any of the actions set forth on Section 6.2(c) of the Company Disclosure Letter, then the Termination Date will automatically be extended to October 6, 2025; provided, further, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party hereto (which shall include, in the case of Parent, Parent and Merger Sub) whose breach of its obligations under this Agreement has been the principal cause of the failure of the Effective Time to occur on or before the date of such termination;

(ii) if any court of competent jurisdiction or any other Governmental Authority of competent jurisdiction shall have issued any Order or enacted any Law, in each case, permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal the consummation of the Merger, and such Order or Law shall have become final and non-appealable prior to the Effective Time; provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall be available only if the party (which shall include, in the case of Parent, Parent and Merger Sub) seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) is not the party whose failure to perform any of its covenants under this Agreement has been the principal cause of, or resulted in, such Law or Order being enacted or issued or becoming final and nonappealable; or

(iii) if the Stockholders Meeting shall have been held and the Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof;

(c) by the Company, in the event that:

(i) (A) the Company is not in breach of this Agreement such that Parent has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate this Agreement pursuant to Section 8.1(d)(i), (B) Parent and/or Merger Sub shall have breached or otherwise failed to perform any of their respective covenants or agreements, or other obligations under this Agreement, or any of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall have become or been inaccurate, which breach, failure to perform or inaccuracy, individually or in the aggregate with other such breaches, failures to perform or inaccuracies, would reasonably be expected to prevent, materially impede or materially delay the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement (including the Merger), and (C) such breach, failure to perform or inaccuracy of Parent and/or Merger Sub is not capable of being cured by the Termination Date or is not cured within twenty (20) Business Days following the Company’s delivery of written notice to Parent of such breach, failure to perform or inaccuracy; or

(ii) prior to obtaining the Stockholder Approval, if (A) the Company Board (or a committee thereof) shall have determined to terminate this Agreement in accordance with the terms set forth in Section 5.3 in order to substantially concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal, and (B) the Company pays Parent the Company Termination Fee payable to Parent pursuant to Section 8.3(c)(ii); or

(d) by Parent in the event that:

(i) (A) Parent and Merger Sub are not in breach of this Agreement such that the Company has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate this

Agreement pursuant to Section 8.1(c), (B) the Company shall have breached or failed to perform any of its covenants or agreements or other obligations under this Agreement that would give rise to the failure of the condition set forth in Section 7.2(b) to be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations and warranties of the Company set forth in this Agreement shall have been or becomes inaccurate, such that the condition set forth in Section 7.2(a) is not capable of being satisfied by the Termination Date, and (C) such breach, failure to perform or inaccuracy of the Company is not capable of being cured by the Termination Date or is not cured within twenty (20) Business Days following Parent’s delivery of written notice to the Company of such breach, failure to perform or inaccuracy;

(ii) a Company Board Recommendation Change shall have occurred, the Board or any committee thereof shall have committed a breach of Section 5.2, or the Board shall have failed to include the Company Board Recommendation in the Proxy Statement; or

(iii) the Merger Consideration together with the RSU Consideration and PSU Consideration would result in the total amount payable at Closing to be in excess of $250 million in the aggregate.

8.2 Notice of Termination; Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 shall be effective immediately upon the delivery of written notice by the terminating party to the other party or parties hereto, as applicable, specifying the provision or provisions pursuant to which such termination is being effected. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect and there shall be no liability of any party or parties hereto (or any director, officer, employee, Affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) the penultimate sentence of Section 6.6, this Section 8.2, Section 8.3 and Article IX and the terms of the Confidentiality Agreement, each of which shall survive the termination of this Agreement, and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from any liability or damage resulting from any fraud or Willful Breach of this Agreement that occurs prior to such termination (which liability or damages the parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated hereby, and may include damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Company and the Company Stockholders (taking into consideration all relevant matters, including other business opportunities or combination opportunities and the time value of money)). The parties hereto acknowledge and agree that, to the extent Parent or Merger Sub is required to pay damages in connection with the termination of this Agreement that exceeds the Company’s expenses or out-of-pocket costs incurred in connection with this Agreement and the transactions contemplated hereby, including any disputes related thereto, such excess represents an amount of damages payable in respect of losses suffered by the Company and by Persons who are Company Stockholders as of the date on which this Agreement is terminated in respect of Company Shares.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated.

(b) Transfer Taxes. Except as expressly provided in Section 2.9(c) and Section 2.9(d), all transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees (the “Transfer Taxes”) incurred in connection with the transaction contemplated by this Agreement and the transactions contemplated hereby shall be paid by Parent and Merger Sub when due. Parent and Merger Sub shall prepare and file, at their expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

(c) Company Termination Fee. The Company shall pay to Parent the Company Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, in the event that:

(i) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii); (B) following the execution and delivery of this Agreement and prior to such termination, a bona fide Acquisition Proposal (whether or not conditional and whether or not withdrawn) shall have been publicly announced or shall have become publicly disclosed and, in either case, shall not have been withdrawn or otherwise abandoned; and (C) within twelve (12) months following such termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal that is later consummated or consummates an Acquisition Proposal, in which case the Company Termination Fee shall be payable within two (2) Business Days after the consummation of such Acquisition Transaction;

(ii) this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii), in which case the Company Termination Fee shall be payable substantially concurrently with such termination;

(iii) this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii), in which case the Company Termination Fee shall be payable within two (2) Business Days after such termination; or

(iv) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(iii) under circumstances in which the Company Termination Fee is not payable pursuant to Section 8.1(c)(i) , in which case the Company Termination Fee shall be payable within two (2) Business Days after such termination.

For purposes of the references to an “Acquisition Proposal” or an “Acquisition Transaction” in Section 8.3(c)(i), all references in the definition of “Acquisition Transaction” to “fifteen percent (15%)” and “eighty-five percent (85%)” shall each be deemed to be references to “fifty percent (50%).”

(d) Parent Termination Fee. In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(i) (provided that all of the other conditions set forth in Article VII have been satisfied or validly waived, except for those conditions that by their terms must be satisfied at the Closing; and further provided that such conditions would have been so satisfied if the Closing would have occurred on the date of termination), then Parent shall pay the Parent Termination Fee to the Company or its designees within two (2) Business Days after such termination.

(e) Single Payment Only. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and hereby agree that in no event shall the Company or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one (1) occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable may be payable under more than one (1) provision of this Agreement at the same or at different times and the occurrence of different events.

(f) Termination Fee as Exclusive Remedy. The parties acknowledge that the agreements contained in Section 8.3(c) and Section 8.3(d) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the parties would not enter into this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event this Agreement is terminated under the circumstances in which the Company Termination Fee or the Parent Termination Fee, as applicable, is paid: (i) (A) the payment by the Company of the Company Termination Fee pursuant to Section 8.3(c) (including, in each case, any additional amount payable pursuant to this Section 8.3(f)) shall be the sole and exclusive remedy of Parent, Merger Sub and each other Parent Related Party and (B) the payment by Parent of the Parent Termination Fee pursuant to Section 8.3(d) (including, in each case, any additional amount payable pursuant to this Section (f)) shall be the sole and exclusive remedy of the Company and each other Company Related Party, (ii) (A) (x) none of Parent, Merger Sub, any Parent Related Party or any other Person shall, and none of Parent, Merger Sub, any Parent Related Party or any other Person shall be entitled to, bring, threaten, commence, maintain or seek any recovery in connection with (and both Parent and Merger Sub hereby irrevocably covenant not to bring, threaten, commence, maintain or seek (and further covenant to cause each other Parent Related Party not to bring, threaten, commence, maintain or seek) any recovery in connection with) and (y) none of the Company or any Company Related Party shall have any liability for or with respect to, in the case of each of clauses (x) and (y), any action, suit, claim, proceeding, investigation, arbitration or inquiry against the Company or any Company Related Party arising out of this Agreement, any of the transactions contemplated hereby, any breach of any agreement or covenant or any inaccuracy in any representation or warranty set forth in this Agreement, any matters forming the basis for such termination or any loss suffered as a result of the failure of the Merger or any other transactions contemplated hereby to be consummated, and (B) (x) none of the Company, any Company Related Party or any other Person shall, and none of the Company, any Company Related Party or any other Person shall be entitled to, bring, threaten, commence, maintain or seek any recovery in connection with (and the Company hereby irrevocably covenants not to bring, threaten, commence, maintain or seek (and further covenants to cause each other Company Related Party not to bring, threaten, commence, maintain or seek) any recovery in connection with) and (y) no Parent Related Party shall have any liability for or with respect to, in the case of each of clauses (x) and (y), any action, suit, claim, proceeding, investigation, arbitration or inquiry against any Parent Related Party arising out of this Agreement, any of the transactions contemplated hereby, any breach of any agreement or covenant or any inaccuracy in any representation or warranty set forth in this Agreement, any matters forming the basis for such termination or any loss suffered as a result of the failure of the Merger or any other transactions contemplated hereby to be consummated. If the Company or Parent, as applicable, fails to timely pay any amount due pursuant to this Section 8.3, and, in order to obtain the payment, Parent or the Company, as applicable, commences a Legal Proceeding which results in a judgment against the Company or Parent, as applicable, for the payment set forth in this Section 8.3, the Company shall pay Parent or Parent shall pay the Company, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) incurred in prosecuting such Legal Proceeding, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received. Notwithstanding the foregoing, payment of the Company Termination Fee or the Parent Termination Fee will not relieve either party from liability for any fraud or Willful Breach. Notwithstanding anything in this Agreement to the contrary, (1) in the event this Agreement is terminated by the Company for any reason at a time when Parent would have had the right to terminate this Agreement and receive the Company Termination Fee, Parent shall be entitled to receipt of any Company Termination Fee that would have been (or would have subsequently become) payable had Parent terminated this Agreement at such time and (2) in the event this Agreement is terminated by Parent for any reason at a time when the Company would have had the right to terminate this Agreement and receive the Parent Termination Fee, the Company shall be entitled to receipt of any Parent Termination Fee that would have been (or would have subsequently become) payable had the Company terminated this Agreement at such time.

8.4 Amendment. To the extent permitted by applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto (it being agreed that any extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) may, to the extent permitted by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver (it being agreed that any agreement to an extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time or are to be performed (in whole or in part) following the Effective Time shall survive the Effective Time in accordance with their respective terms. Notwithstanding anything herein to the contrary, after the Effective Time, neither Parent nor Merger Sub shall be permitted to claim that any breach by the Company of any of its covenants or obligations under this Agreement results in a failure of a condition to consummate the Merger or excuses performance by Parent or Merger Sub of any of its obligations hereunder (and this Agreement shall not be construed to impose any such conditions or excuse such performance).

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand, or (d) on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient or address as designated in a written notice to the other parties hereto in accordance with this Section 9.2):

(a) if to Parent or Merger Sub, to:

Globus Medical, Inc.

2560 General Armistead Avenue

Audubon, PA 19403-5214

Attention: Executive Vice President, General Counsel

Email: khuller@globusmedical.com

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: Amy Cassalia

Email:   acassalia@wyrick.com

(b) if to the Company, to:

Nevro Corp.

1800 Bridge Parkway

Redwood City, CA 94065

Attention: SVP, Corporate Development and Chief Legal Officer

E-mail: kashif.rashid@nevro.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

650 Town Center Dr., Floor 20

Costa Mesa, CA 92626

Attention:  Daniel E. Rees

      Brian R. Umanoff

Email:    daniel.rees@lw.com

      brian.umanoff@lw.com

9.3 Assignment. No party may assign (by operation of Law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement will be void ab initio.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed a Mutual Nondisclosure Agreement, dated as of October 5, 2024, (the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms.

9.5 Entire Agreement. This Agreement (including any schedules, annexes and exhibits hereto) and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Annexes hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE PARTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT, MERGER SUB OR ANY OF THEIR AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES, ON THE ONE HAND, NOR THE COMPANY OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

9.6 Third Party Beneficiaries. Notwithstanding anything herein to the contrary, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except (a) as set forth in or contemplated by the terms and provisions of Section 6.8, (b) subject to Section 8.2 and the last sentence of this Section 9.6, the right of the Company Stockholders with respect to any damages (including damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Company Stockholders), (c) from and after the Effective Time, the rights of Company Stockholders and the holders of other Company Securities to receive the Merger Consideration, PSU Consideration or RSU Consideration, as applicable, as provided in Article II and (d) the Company Related Parties’ limitations on liability (and other protections arising from the covenants not to sue and related provisions) set forth in Section 8.3(f). Notwithstanding anything herein to the contrary, unless otherwise required by applicable Law, the rights granted pursuant to clause (b) of this Section 9.6 and the provisions of Section 8.2 with respect to the recovery of damages based on the losses suffered by the Company Stockholders (including the loss of the economic benefit of the transactions contemplated by this Agreement to the Company Stockholders) shall only be enforceable on behalf of the Company Stockholders by the Company in its sole and absolute discretion, as agent for the Company Stockholders, it being understood and agreed that any and all interests in the recovery of such losses or any such claim shall attach to and run with the Company Shares and be transferred therewith.

9.7 Severability. In the event that any term or other provision of this Agreement, or the application thereof, is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be effected as originally contemplated to the fullest extent possible.

9.8 Remedies.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or Parent and/or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled (without proof of actual damages or otherwise or posting or securing any bond or other security), in addition to any other remedy to which they are entitled to under law or equity, to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party (or parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party (or parties) under this Agreement. Any party’s pursuit of any injunction or specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a party in the case of a breach of this Agreement involving Willful Breach or fraud; provided, however, that in no event shall (i) Parent or Merger Sub be entitled to both the payment of the Company Termination Fee, on the one hand, and specific performance to cause the Company to consummate the Closing, on the other hand or (ii) the Company be entitled to both the payment of the Parent Termination Fee, on the one hand, and specific performance to cause Parent and Merger Sub to consummate the Closing, on the other hand.

9.9 Governing Law. This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance thereof or the transactions contemplated hereby, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

9.10 Consent to Jurisdiction. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware); (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.12 Disclosure Letter References. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure. The mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty or covenant shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Company Material Adverse Effect, and no reference to, or disclosure of, any item or other matter in the Company Disclosure Letter shall necessarily imply that any other undisclosed matter or item having a greater value or significance is material.

9.13 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

9.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

GLOBUS MEDICAL, INC.

By:	/s/ Daniel Scavilla
Name:	Daniel Scavilla
Title:	President and Chief Executive Officer

PALMER MERGER SUB, INC.

By:	/s/ Daniel Scavilla
Name:	Daniel Scavilla
Title:	President and Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

NEVRO CORP.

By:	/s/ Kevin Thornal
Name:	Kevin Thornal
Title:	Chief Executive Officer and President

(Signature Page to Agreement and Plan of Merger)

ANNEX A

VOTING AGREEMENT

See attached.

ANNEX B

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

See attached.

Annex B

Global Corporate & Investment Banking

BofA Securities, Inc.

One Bryant Park, New York, NY 10036

February 5, 2025

The Board of Directors

Nevro Corp.

1800 Bridge Parkway

Redwood City, California 94065

Members of the Board of Directors:

We understand that Nevro Corp. (“Nevro”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among Nevro, Globus Medical, Inc. (“Globus Medical”) and Palmer Merger Sub, Inc., a wholly owned subsidiary of Globus Medical (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Nevro (the “Merger”) and each outstanding share of the common stock, par value $0.001 per share, of Nevro (“Nevro Common Stock”) will be converted into the right to receive $5.85 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Nevro Common Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to Nevro;

(2)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Nevro furnished to or discussed with us by the management of Nevro, including certain financial forecasts relating to Nevro prepared by the management of Nevro (such forecasts, “Nevro Forecasts”);

(3)

reviewed and discussed with members of senior management of Nevro estimates of the amount and utilization of certain net operating losses, research tax credits and other tax attributes of Nevro prepared by the management of Nevro (the “Tax Attributes”);

(4)	discussed the past and current business, operations, financial condition and prospects of Nevro with members of senior management of Nevro;

(5)	reviewed the trading history for Nevro Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(6)	compared certain financial and stock market information of Nevro with similar information of other companies we deemed relevant;

(7)

considered the results of our efforts on behalf of Nevro to solicit, at the direction of Nevro, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Nevro;

(8)	reviewed a draft, dated February 5, 2025, of the Agreement (the “Draft Agreement”); and

(9)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation	Page 1 of 3

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Nevro that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Nevro Forecasts, we have been advised by Nevro, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Nevro as to the future financial performance of Nevro. We have relied, at the direction of Nevro, on the assessments of the management of Nevro as to the ability of Nevro to utilize the Tax Attributes and have been advised by Nevro, and have assumed, at the direction of Nevro, that such Tax Attributes will be utilized in the amounts and at the times projected. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Nevro or any other entity, nor have we made any physical inspection of the properties or assets of Nevro or any other entity. We have not evaluated the solvency or fair value of Nevro, Globus Medical or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Nevro, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Nevro, Globus Medical or any other entity, or the Merger (including the contemplated benefits of thereof). We also have assumed, at the direction of Nevro, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Nevro Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Nevro or in which Nevro might engage or as to the underlying business decision of Nevro to proceed with or effect the Merger. In addition, we are not expressing any view or opinion with respect to, and we have relied, with the consent of Nevro, upon the assessments of Nevro and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Nevro or any other entity and the Merger (including the contemplated benefits thereof) as to which we understand that Nevro obtained such advice as it deemed necessary from qualified professionals. We further express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

We have acted as financial advisor to Nevro in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Nevro has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation	Page 2 of 3

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Nevro, Globus Medical and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Nevro and have received or in the future may receive compensation for the rendering of these services, including (i) providing checking and deposit accounts and other liquidity and treasury products, (ii) providing foreign exchange products, and (iii) providing letters of credit and other commercial credit services.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Globus Medical and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) providing deposit accounts, checking accounts, credit card, certificates of deposit, and other liquidity and treasury products and services, (ii) providing letters of credit, terms loans, trade finance, and other commercial credit services, and (iii) providing foreign exchange, certain fixed income and other markets products.

It is understood that this letter is for the benefit and use of the Board of Directors of Nevro (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Nevro, Seller or the Transaction. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Nevro Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ BofA Securities, Inc.

BOFA SECURITIES, INC.

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation	Page 3 of 3

Annex C

Execution Version

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of February 6, 2025 (the “Agreement Date”), by and among Globus Medical, Inc., a Delaware corporation (“Parent”), Nevro Corp., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (each, a “Stockholder” and, collectively, the “Stockholders”). Each of Parent, the Company and the Stockholders are sometimes referred to as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A. Simultaneously with the execution and delivery of this Agreement, Parent, the Company and Palmer Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement.

B. As of the date hereof, the Stockholders are the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of the Company’s common stock, par value $0.001, described on Exhibit A (the “Owned Shares”, and the Owned Shares together with any additional shares of the Company’s common stock that the Stockholders may acquire record and/or beneficial ownership of after the Agreement Date, the “Covered Shares”).

C. As a condition and inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholders enter into this Agreement with respect to the Covered Shares, and the Stockholders (solely in each such Stockholder’s capacity as a holder of the Owned Shares), desire to enter into this Agreement to induce Parent to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Agreement to Vote the Covered Shares.

(a) Voting Agreement. During the term of this Agreement, each Stockholder shall vote or cause to be voted all of such Stockholder’s Covered Shares, at every meeting of the stockholders of the Company and at every adjournment or postponement thereof: (i) in favor of (A) the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and (B) any proposal to adjourn or postpone such meeting of the stockholders of the Company to a later date if there are not sufficient votes to approve the Merger; and (ii) against (A) any Acquisition Proposal or Acquisition Transaction; and (B) any action, proposal, transaction or agreement that could reasonably be expected to prevent, materially delay or materially adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

(b) Quorum. During the term of this Agreement, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholders shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

(c) Irrevocable Proxy. Each Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 1(a). This proxy and power of attorney is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by such Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by such Stockholder with respect to the Covered Shares. The power of attorney granted by such Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

2. No Voting Trusts or Other Arrangement. Each Stockholder agrees that, during the term of this Agreement, such Stockholder will not, and will not permit any Person under such Stockholder’s control to, deposit any of the Covered Shares in a voting trust, grant any proxies with respect to the Covered Shares (except as contemplated hereunder), or subject any of the Covered Shares to any arrangement with respect to the voting of the Covered Shares. Each Stockholder hereby revokes any and all previous proxies and powers of attorney with respect to the Covered Shares.

3. Transfer and Encumbrance. During the term of this Agreement, each Stockholder agrees not to directly or indirectly transfer (including by operation of law), sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of such Stockholder’s Covered Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of any of such Stockholder’s Covered Shares or such Stockholder’s voting or economic interest therein other than (a) to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, or otherwise for estate planning purposes, (b) by will or under the laws of intestacy upon the death of such Stockholder or (c) pursuant to a qualified domestic order; provided, however, that in each such case the Transfer shall be permitted only if the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

4. Waiver of Appraisal and Dissenters’ Rights. To the fullest extent permitted by applicable law, the Stockholders hereby irrevocably and unconditionally waive, and agree not to assert or perfect, any rights of appraisal or rights to dissent in connection with the Merger that the Stockholders may have by virtue of ownership of the Covered Shares.

5. Termination. This Agreement shall automatically terminate, without any notice or other action by any Person, upon the first to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) receipt of the Stockholder Approval, (d) any modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Stockholders pursuant to the Merger Agreement as in effect on the date hereof and (e) the mutual written consent of all of the parties hereto. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination.

6. No Solicitation. During the term of this Agreement, the Stockholders will not, and will not knowingly permit any Person under such Stockholders’ control to, take any action that the Company is prohibited from taking pursuant to Section 5.2(a) of the Merger Agreement.

7. Further Assurances. During the term of this Agreement, the Stockholders agree, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as Parent may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

C-2

8. Specific Performance. The Parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the Parties acknowledge and agree that in the event of any breach or threatened breach by any Party (or Parties) of any of such Party’s (or Parties’) covenants or obligations set forth in this Agreement, the non-breaching Parties, in addition to any other remedy to which they are entitled to under law or equity, will be entitled to seek an injunction or injunctions to prevent or restrain breaches of this Agreement by the other, and to specifically enforce the terms and provisions of this Agreement to prevent breaches, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Any Party’s pursuit of any injunction or specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled.

9. Other Miscellaneous Provisions. The following provisions of the Merger Agreement shall apply mutatis mutandis to this Agreement: Section 9.9 (Governing Law), Section 9.10 (Consent to Jurisdiction), Section 9.11 (Waiver of Jury Trial), and Section 9.14 (Counterparts).

[SIGNATURE PAGE FOLLOWS]

C-3

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

PARENT:
Globus Medical, Inc.
By:	/s/ David C. Paul
Name:	David C. Paul
Title:	Executive Chairman

[Signature Page to Voting and Support Agreement]

COMPANY:
Nevro Corp.
By:	/s/ Roderick H. MacLeod
Name:	Roderick H. MacLeod
Title:	Chief Financial Officer

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Christofer Christoforou
Christofer Christoforou

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Michael DeMane
Michael DeMane

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ D. Keith Grossman
D. Keith Grossman

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Kirt Karros
Kirt Karros

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Sri Kosaraju
Sri Kosaraju

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Roderick H. MacLeod
Roderick H. MacLeod

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Shawn T. McCormick
Shawn T. McCormick

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Kevin O’Boyle
Kevin O’Boyle

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Karen N. Prange
Karen N. Prange

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Kashif Rashid
Kashif Rashid

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Susan E. Siegel
Susan E. Siegel

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Greg Siller
Greg Siller

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Kevin Thornal
Kevin Thornal

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Elizabeth Weatherman
Elizabeth Weatherman

[Signature Page to Voting and Support Agreement]

NEVRO CORP. 1800 BRIDGE PARKWAYREDWOOD CITY, CA 94065 NEVRO CORP. SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Special Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the special meeting date. Have your proxy card in hand when you access the web site and follow the instructionsto obtain your records and to create an electronic voting instruction form. During The Special Meeting - Go to www.virtualshareholdermeeting.com/NVRO2025SM You may attend the special meeting via the Internet and vote during the special meeting.Have the information that is printed in the box below marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the special meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V63602-S10021 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposals: 1.To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of February 6, 2025, by and among Globus Medical, Inc., a Delaware corporation (“Globus”), Palmer Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Globus (“Merger Sub”) and Nevro Corp. (“Nevro”), pursuant to which Merger Sub will be merged with and into Nevro, with Nevro surviving as a wholly owned subsidiary of Globus (the “Merger”); 2.To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Nevro’s named executive officers that is based on or otherwise relates to the Merger; and 3.To approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the special meeting. NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com. V63603-S10021 NEVRO CORP. Special Meeting of Stockholders [TBD], 2025 [TBD], PDT This proxy is solicited by the Board of Directors The undersigned hereby appoints [TBD], [TBD] and [TBD] (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Nevro Corp. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when property executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote these shares unless you sign (on the reverse side) and return this card. Continued and to be signed on reverse side

Your Vote Counts! NEVRO CORP. 2025 Special Meeting of Stockholders Vote by [TBD] 11:59 PM ET You invested in NEVRO CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held via the Internet on [TBD], 2025 at [TBD] PDT at www.virtualshareholdermeeting.com/NVRO2025SM. Vote Virtually at the Meeting* [TBD], 2025 [TBD], PDT Virtually at: www.virtualshareholdermeeting.com/NVRO2025SM *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V63606-S10021 Get informed before you vote This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. You may view the Notice, Proxy Statement and Form 10-K online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to [TBD], 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. NEVRO CORP. 1800 BRIDGE PARKWAY REDWOOD CITY, CA 94065

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. We encourage you to access and review all of the important information contained in the proxy materials before voting. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V63607-S10021 1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of February 6, 2025, by and among Globus Medical, Inc., a Delaware corporation (“Globus”), Palmer Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Globus (“Merger Sub”) and Nevro Corp. (“Nevro”), pursuant to which Merger Sub will be merged with and into Nevro, with Nevro surviving as a wholly owned subsidiary of Globus (the “Merger”); For 2. To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Nevro’s named executive officers that is based on or otherwise relates to the Merger; and For 3. To approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the special meeting. For NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.